                                                                  EXHIBIT 10.24


                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                                     among

                             STARWOOD LODGING TRUST
                               (formerly known as
                             Hotel Investors Trust)

                                      and

                         SLT REALTY LIMITED PARTNERSHIP

                                      and

                             BANKERS TRUST COMPANY
                        as successor Collateral Agent to
                     Wells Fargo Bank, National Association

                                      and

                      MERRILL LYNCH MORTGAGE CAPITAL INC.,
                                 as assignee of
                  John Hancock Mutual Life Insurance Company,
                 John Hancock Variable Life Insurance Company,
                   Connecticut Mutual Life Insurance Company
                       The First National Bank of Boston
                                      and
                     Wells Fargo Bank, National Association


                         ______________________________


                           Dated as of March 24, 1995

                         ______________________________

                               TABLE OF CONTENTS



                                  DEFINITIONS


                                   ARTICLE 1.

                         Amount and Terms of the Credit

         1.1     Restructuring of Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         1.2     Assignment and Assumption; Third Closing Loans . . . . . . . . . . . . . . . . . . . . . .   26
         1.3     Dating and Registration of Notes; Transfer of Third Closing Loans  . . . . . . . . . . . .   27
         1.4     Maturity Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         1.5     Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
                                  (a)      Stated Rate  . . . . . . . . . . . . . . . . . . . . . . . . . .   27
                                  (b)      Notice by Collateral Agent . . . . . . . . . . . . . . . . . . .   28
         1.6     Additional Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         1.7     Acquisition Credit Facility; Severance of Loans  . . . . . . . . . . . . . . . . . . . . .   28
         1.8     Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
                                  (a)      Extension Fee  . . . . . . . . . . . . . . . . . . . . . . . . .   29
                                  (b)      Service Charges  . . . . . . . . . . . . . . . . . . . . . . . .   29
         1.9     Prepayment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
                                  (a)      Optional Prepayment  . . . . . . . . . . . . . . . . . . . . . .   29
                                  (b)      Mandatory Prepayments  . . . . . . . . . . . . . . . . . . . . .   30
                                  (c)      Notices of Prepayments . . . . . . . . . . . . . . . . . . . . .   31
                                  (d)      Formula for Application of Prepayments . . . . . . . . . . . . .   31
         1.10    Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         1.11    Form and Terms of Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         1.12    Pro Rata Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         1.13    Increased Capital  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         1.14    Additional Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32


                                   ARTICLE 2.

                                Use of Proceeds





                                       i


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                                                              ARTICLE 3.

                                                    Representations and Warranties

         3.1     Organization, Standing, etc. of the Borrower and the Other Companies; Authorization  . . .   33
                                  (a)      Realty Partnership . . . . . . . . . . . . . . . . . . . . . . .   34
                                  (b)      Operating Partnership. . . . . . . . . . . . . . . . . . . . . .   34
         3.2     Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         3.3     Qualification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         3.4     Financial Information; Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         3.5     Licenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         3.6     Material Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         3.7     Tax Returns and Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         3.8     Indebtedness, Liens and Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         3.9     Title to Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         3.10    Litigation, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         3.11    Authorization; Compliance with Other Instruments . . . . . . . . . . . . . . . . . . . . .   37
         3.12    Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
         3.13    Government Regulation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
         3.14    Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
         3.15    Margin Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         3.16    Employee Retirement Income Security Act of 1974  . . . . . . . . . . . . . . . . . . . . .   39
         3.17    Ownership of Borrower and SLT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
                                  (a)      Borrower . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
                                  (b)      SLT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         3.18    Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         3.19    Trademarks, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         3.20    Burdensome Court Orders, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         3.21    Fire, Explosion, Labor Disputes, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         3.22    Binding Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         3.23  Lien Validity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         3.24    Solvency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         3.25    Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         3.26    All Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
         3.27    Certain Schedules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42



                                                                                                             Page
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                                                              ARTICLE 4.

                                                          Gaming Partnership

         4.1     Consent to Transfer of Assets of HICN to Gaming Partnership  . . . . . . . . . . . . . . .   42
                                  (a)      Security Documents . . . . . . . . . . . . . . . . . . . . . . .   42
                                  (b)      Operating Partnership Guaranty . . . . . . . . . . . . . . . . .   42
                                  (c)      Solvency Certificate . . . . . . . . . . . . . . . . . . . . . .   43
                                  (d)      Officer's Certificate  . . . . . . . . . . . . . . . . . . . . .   43
                                  (e)      Local Counsel Opinion  . . . . . . . . . . . . . . . . . . . . .   43


                                                              ARTICLE 5.

                                                        Affirmative Covenants

         5.1     Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
                                  (a)      Annual . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
                                  (b)      Quarterly  . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
                                  (c)      Monthly  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
                                  (d)      Projections and Capital Expenditures Budget  . . . . . . . . . .   46
                                  (e)      Auditors' Letters  . . . . . . . . . . . . . . . . . . . . . . .   47
                                  (f)      Management Company Reports . . . . . . . . . . . . . . . . . . .   47
         5.2     Other Information and Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
                                  (a)      Communications With Shareholders . . . . . . . . . . . . . . . .   47
                                  (b)      Notices of Default on Other Documents  . . . . . . . . . . . . .   48
                                  (c)      Notice of Litigation or Other Material
                                           Development . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         5.3     Legal Existence: Franchises: Compliance with Laws  . . . . . . . . . . . . . . . . . . . .   50
         5.4     Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
         5.5     Restoration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
         5.6     Payment of Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
         5.7     Payment of Other Indebtedness. etc . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
         5.8     Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
                                  (a)      General  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
                                  (b)      Mortgage Notes . . . . . . . . . . . . . . . . . . . . . . . . .   56
                                  (c)      Additional Collateral  . . . . . . . . . . . . . . . . . . . . .   56
                                  (d)      Management Contracts . . . . . . . . . . . . . . . . . . . . . .   57
         5.9     Cash Management System . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
         5.10    Action Under Hazardous Materials Laws  . . . . . . . . . . . . . . . . . . . . . . . . . .   58
         5.11    Asbestos Monitoring  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
         5.12    Appraisals and Marketing Studies . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
         5.13    Termination of Material Licenses and Material Agreements . . . . . . . . . . . . . . . . .   59
         5.14    Covenant regarding Second Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59





                                      iii
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                                                              ARTICLE 6.

                                                          Negative Covenants

         6.1     Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
         6.2     Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
         6.3     Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
         6.4     Contingent Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66
         6.5     Acquisitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
         6.6     Intercompany Loans and Leases, etc . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70
         6.7     Restricted Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71
         6.8     Capital Expenditures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
         6.9     Mergers and Consolidations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
         6.10    Sale of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
         6.11    Issuance of Additional Shares. etc . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75
         6.12    Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   76
         6.13    Prohibition on Sale of Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . .   76
         6.14    Modification of Certain Documents, Agreements and Instruments  . . . . . . . . . . . . . .   77
         6.15    Employment and Compensation Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . .   77
         6.16    Cash and Cash Equivalents Held by Other Companies  . . . . . . . . . . . . . . . . . . . .   77
         6.17    Management Companies and Management Contracts  . . . . . . . . . . . . . . . . . . . . . .   78
         6.18    Compliance with ERISA, etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   78
         6.19    No Additional Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   78


                                                              ARTICLE 7.

                                                         Financial Covenants

         7.1     Minimum Adjusted Net Worth . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   79
         7.2     Available Cash . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   79
         7.3     Illustrations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   79


                                                              ARTICLE 8.

                                                          Defaults; Remedies

         8.1     Events of Default: Acceleration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   79
         8.2     Remedies on Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   82


                                                              ARTICLE 9.

                                                                Setoff





                                       iv
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                                                             ARTICLE 10.

                                                      Expenses: Indemnification

         10.1    Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   83
         10.2    Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   84
         10.3    Residual Indemnity Claims. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   85


                                                             ARTICLE 11.

                                                     Amendments and Waivers, etc.

         11.1    Waivers in Writing, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   86


                                                             ARTICLE 12.

                                              Nature of the Senior Lender's Obligations


                                                             ARTICLE 13.

                                                       Limitation of Liability


                                                             ARTICLE 14.

                                                            Miscellaneous

         14.1    Notices, etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   87
         14.2    Extensions of Time:  Calculations. etc . . . . . . . . . . . . . . . . . . . . . . . . . .   88
                                  (a)      [OMITTED]  . . . . . . . . . . . . . . . . . . . . . . . . . . .   88
                                  (b)      Calculations . . . . . . . . . . . . . . . . . . . . . . . . . .   88
         14.3    Successors and Assigns; Participations . . . . . . . . . . . . . . . . . . . . . . . . . .   89
         14.4    Counterparts, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   90
         14.5    Entire Agreement. etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   90
         14.6    Construction of this Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   91
         14.7    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   93
         14.8    No Third-Party Beneficiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   93



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
         14.9    Choice of Law and Waiver of Jury   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   93
                                  (a)      Choice of Law  . . . . . . . . . . . . . . . . . . . . . . . . .   93
                                  (b)      Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . . .   94
         14.10   Exhibits and Schedules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   94
         14.11   Cross References . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   94


                                    EXHIBITS

A-3A        Form of Third Closing Residual Note
A-3B        Form of Third Closing State Note
F-3         Form of Gaming Partnership Solvency Certificate
K-3         Form of Operating Partnership Guaranty from Gaming Partnership
O           Form of Management Subordination Agreement
V           Form of Deviation Report
W           Form of Capital Expenditures Budget
X           Cash Management Memorandum
Y           Form of Management Contract

                                   SCHEDULES

1.7         Terms of Acquisition Credit Facility
1.9         Aggregate Asset Value
3.1         Organization, Standing, etc. of Borrower
3.2         Subsidiaries
3.3         Qualifications
3.4         Financial Statements
3.5(a)      Gaming Licenses and Alcohol Beverage Licenses
3.5(b)      Exceptions to Material Licenses
3.6(a)      Material Agreements
3.6(b)      Exceptions to Material Agreements
3.7         Tax Returns and Payments
3.8(a)      Indebtedness
3.8(b)      Liens
3.8(c)      Investments
3.8(d)      Contingent Obligations
3.10        Litigation
3.11        Compliance with Other Instruments
3.14(c)     Consents - General
3.16        Employee Benefit Plans
3.17(a)     Capital Structure of Borrower
3.17(b)     Capital Structure of SLT
3.18        Environmental Matters
3.19        Trademarks, etc.
3.21        Fire, Explosion, Labor Disputes, etc.
3.23        Lien Validity
3.24        Solvency
3.25        Accounts
3.26        Assets
4.2(q)      Restructuring Plan
6.10        Minimum Release Prices
7           Illustrations of Calculation of Financial Covenants
14.11       Cross-Reference Table


                                  ATTACHMENTS

I           Address for Payments of Notes; Allocation of Payments on the Notes

         AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement"), dated as of March 24, 1995, among Starwood Lodging Trust (formerly known as Hotel Investors Trust) ("SLT"), SLT Realty Limited Partnership (the "Realty Partnership"), Bankers Trust Company in its capacity as the collateral agent, its successors and assigns ("Collateral Agent") and Merrill Lynch Mortgage Capital Inc. ("Merrill" or the "Senior Lender") as assignee of and successor to The First National Bank of Boston, National Association, John Hancock Mutual Life Insurance Company, John Hancock Variable Life Insurance Company, Connecticut Mutual Life Insurance Company and Wells Fargo Bank, National Association. This Agreement amends and restates the terms and conditions of the Prior Credit Agreement (as hereinafter defined).

                             Preliminary Statement

         SLT, Merrill (by way of its predecessors in interest) and the predecessor to the Collateral Agent entered into a Credit Agreement dated as of January 28, 1993, as amended (the "Prior Credit Agreement") pursuant to which the First Closing Loans and the Second Closing Loans were made to SLT. The Third Closing (as defined therein) was to have occurred on or before the date that was one hundred fifty (150) days after the date of the First Closing, which period was subject to extension as provided in the Prior Credit Agreement.

         As set forth in detail in the Formation Agreement, dated November 11, 1994, among SLT, Starwood Lodging Corporation ("SLC"), Starwood Capital Group, L.P. ("Starwood") and certain affiliates of Starwood, including any and all amendments or other modifications, supplements, extensions or renewals thereto or thereof that have been approved by the Senior Lender in writing, and together with the letter agreement, dated November 11, 1994, among SLT, SLC and Starwood (the "Formation Agreement"), SLT, SLC and Starwood have engaged in a transaction (the "Starwood Reorganization") which, in general, involved the transfer to the Realty Partnership of all or substantially all of the assets and liabilities of SLT, the transfer to SLC Operating Limited Partnership (the "Operating Partnership," and together with the Realty Partnership, the "Partnerships") of all or substantially all of the assets and liabilities of SLC other than HICN (as hereinafter defined) and each subsidiary of SLC, and the transfer of certain additional assets, subject to certain liabilities, of the Starwood Partners to the Realty Partnership and the Operating Partnership. The Starwood Reorganization was substantially completed pursuant to the Formation Agreement effective as of January 1, 1995.

         The transfer of certain of the assets (the "Gaming Assets") of one of the subsidiaries of SLC, Hotel Investors Corporation of Nevada ("HICN"), is subject to prior approval (such approvals collectively the "Nevada Gaming Approvals") by various Nevada regulatory authorities (collectively, the "Nevada Gaming Authorities"), which approvals have not been obtained as the date hereof. As part of the Starwood Reorganization, all of the assets, including the Gaming Assets, and liabilities of HICN have been retained by HICN until the Nevada Gaming Approvals have been received or are no longer necessary, at which time such Assets and liabilities will be transferred to a limited partnership (the "Gaming Partnership"), the partners of which will be the Operating Partnership and HICN.

         Pursuant to the Second Amendment to the Prior Credit Agreement, the Senior Lender has given its written consent to the Starwood Reorganization, the transfer of substantially all of the assets and liabilities of SLT, SLC and each Subsidiary of SLC other than HICN to the Partnerships, subject to the terms of this Agreement, the transfer of all of the assets and liabilities of HICN to the Gaming Partnership, and the modification of certain terms of the Prior Credit Agreement and of the other Loan Documents and Intercompany Loan Documents executed in connection therewith.

         The Senior Lender and the Borrower desire to amend and restate the Prior Credit Agreement in its entirety and to provide for, among other things, an additional advance to the Borrower in the amount of $13,436,672.08, the pledge of certain of the Starwood Assets, as defined herein, as additional security for the Loans, and the $75,000,000 Acquisition Credit Facility, as defined herein.

         The terms and conditions set forth herein and in the other Loan Documents and Intercompany Loan Documents being executed and delivered in connection herewith expressly provide for the continuation of all of the Required Liens and Intercompany Liens in all of the Assets, other than Excluded Assets and Excluded Intercompany Assets, of SLT, SLC and each SLC Subsidiary, whether such Assets were or are transferred to either of the Partnerships or the Gaming Partnership or retained by SLT, SLC or any SLC Subsidiary.

         In consideration hereof the parties hereto hereby agree as follows:

                                  DEFINITIONS

         As used herein, the following terms have the following respective meanings:

         "ACM" has the meaning set forth in Section 5.11.

         "ACM Requirements" means all Hazardous Materials Laws relating to the presence of ACM on any Hotel Property, and comparable state laws, rules and regulations, if any, to the extent relating to the presence of ACM on any Hotel Property, and the Occupational Safety and Health Act of 1970, as amended from time to time, and regulations thereunder and comparable state laws, rules and regulations, if any.

         "Acquisition Credit Facility" means the credit facility made available hereunder pursuant to the terms, conditions and consents set forth in Section
1.7 and Schedule 1.7.

         "Acquisition Loan" has the meaning set forth in subsection 1.7(a).

         "Adjusted London Interbank Offered Rate" means as to any Interest Period a rate per annum equal to the quotient obtained (rounded upward, if necessary, to 1/100 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

         "Adjusted Net Worth" means the combined partners' equity of the Borrower and of the Operating Partnership, determined in accordance with GAAP.

         "Affiliate" means, at any time, any Person that satisfies any one or more of the following criteria: (a)(i) any Person known to the Borrower to hold, of record or beneficially, five percent (5.00%) or more of the shares of beneficial interest or the shares of capital stock of SLT or SLC then outstanding, (ii) any Person then occupying the position of trustee or director of any of the Companies, (iii) any Person then occupying the position of officer of any of the Companies, or (iv) any Person then known to the Borrower to be controlled by or under direct or indirect common control with the Borrower or any other Company or controlled by any Person described in clauses
(ii) or (iii) above (including Moorland Hotel Limited Partnership); (b) any general partner, limited partner or other holder of any of the Partnership Interests in the Borrower and/or the Operating Partnership and any Affiliate of any general partner, limited partner or holder of any of the Partnership Interests in the Borrower and/or the Operating Partnership, and (c) any Person then known to the Borrower to be controlled by or under direct or indirect common control with Starwood. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), means the possession, directly or indirectly, of the power to direct or to cause the direction of the management and policy of that Person, whether through the ownership of Voting Stock, a partnership interest or interests, by contract or otherwise.

         "Aggregate Asset Value" means as of any date of determination the combined total value of all the Assets then held by the Senior Lender as collateral for the Loans as each such value is set forth on Schedule 1.9. If the Borrower or any Company shall acquire a Hotel Property or Mortgage Note after the date hereof, pursuant to Article 6, the value of such Asset and all Assets acquired in connection therewith shall be determined by the Senior Lender. Schedule 1.9 shall be amended to include such value, provided the Senior Lender shall have a Required Lien encumbering such Asset.

         "Applicable Amount" has the meaning set forth in Section 6.7.

         "Appraisal" means an appraisal of a Hotel Property or an Indirect Hotel Property prepared by PKF Consulting who shall be M.A.I. approved and with appropriate state licenses (or such other Person as may be reasonably satisfactory to the Senior Lender) and that otherwise satisfies the requirements of all applicable statutes and regulations, if any, applicable at the time in question to the Senior Lender.

         "Asset" means any property or other asset of any kind that a Person owns, leases or otherwise has the right to possess or use, whether real, personal or mixed real and personal, whether tangible or intangible and whether such ownership or other interest exists on the date of this Agreement or is hereafter acquired.

         "Asset Sale" has the meaning set forth in Section 6.10. However, the granting of a security interest in, or the placing of a mortgage, deed of trust, deed to secure debt or other encumbrance on, an Asset shall in no event constitute an Asset Sale.

         "Available Cash" means for any period the Companies' consolidated net income or loss for such period, determined in accordance with GAAP, after restoring thereto amounts deducted for provision for investment losses, provision for income taxes, depreciation and amortization, losses on sales of hotel and hotel/casino Assets, interest paid or accrued with respect to the Loans and interest paid or accrued with respect to the other Indebtedness of SLT or the Realty Partnership for such period, other costs incurred by the Companies in connection with the execution and delivery hereof and performance of the Companies' obligations hereunder, costs incurred by the Companies in connection with the Starwood Reorganization, litigation and settlement costs and other extraordinary costs paid or accrued during or for such period and after subtracting therefrom amounts included for gain on sales of hotel and hotel/casino Assets and income tax benefits.

         "Bankruptcy Code" means the Bankruptcy Reform Act of 1978 (11 U.S.C. Sections 101-1330), as amended or supplemented from time to time, and any successor statute, and all of the rules issued or promulgated in connection therewith.

         "Borrower" means the Realty Partnership. However, SLT, the primary obligor with respect to the Loans prior to the Starwood Reorganization, shall remain fully liable for the payment and performance of the Realty Partnership's obligations under this Agreement, the Third Closing Notes and the other Loan Documents and Intercompany Loan Documents to the extent provided herein and therein.

         "Borrower's Residual General Intangibles" has the meaning set forth in the Mortgage Note Assignment.

         "Business Day" means (i) for all purposes, any day, excluding Saturday and Sunday and excluding any other day that shall be in New York, New York a legal holiday or a day on which banking institutions are authorized or required by law to close, and (ii) with respect to all notices and determinations in connection with, and payment of principal and interest on, the Loans, any day that is a Business Day described in (i) above and that is a day for trading by and between banks for U.S. dollar deposits in the interbank euro-dollar market.

         "Capital Expenditure" means any payment made directly or indirectly for the purpose of acquiring or constructing or restoring fixed assets, real property or equipment, which in accordance with GAAP, would be added as a debit to the fixed asset account of the Person making such expenditure, including amounts paid or payable as principal under any conditional sale or other title retention agreement or under any lease or other periodic payment arrangement which is of such a nature that payment obligations of the lessee or obligor thereunder would be required by GAAP to be capitalized and shown as liabilities on the balance sheet of such lessee or obligor. However, no payment pursuant to any ground lease, or hotel operating lease or Capital Lease shall be considered a Capital Expenditure.

         "Capital Expenditures Budget" has the meaning set forth in subsection 5.1(d).

         "Capital Lease" means any lease or other periodic payment arrangement in respect of property (real, personal or mixed) which, in accordance with GAAP, should be capitalized on the lessee's balance sheet or for which the amount of the asset and liability thereunder as if so capitalized should be disclosed in a note to such balance sheet.

         "Cash and Cash Equivalents" means all cash and/or cash equivalents derived from any source whatsoever, including all "instruments" (as defined in Section 9105 of the California Uniform Commercial Code), "checks" (as defined under Section 3104(2)(b) of the California Uniform Commercial Code), "drafts" (as defined pursuant to Section 3104(a) of the California Uniform Commercial
Code), credit card or charge card receipts or other forms of payments for the provision of goods or services from any of the Hotel Properties or from other activities of any of the Companies, the collection or payment of which is normally accomplished through the deposit or delivery of such items with a commercial bank or other financial institution for payment and collection. However, Cash and Cash Equivalents of the Companies shall not include any amount or amounts paid to or on behalf of any Company pursuant to any policy of directors' (or trustees') and officers' insurance if and to the extent that such Cash and Cash Equivalents are required by the issuer or issuers of such policy to be, and such Cash and Cash Equivalents are, paid on behalf of insured trustees, directors or officers pursuant to one or more claims made pursuant to such policy (or if payment of such claim has already been advanced by such trustee, director or officer, reimbursed to such Person).

         "Cash Interest" means having the amount of interest required to be paid by the Borrower to the Senior Lender or paid or accrued to other holders of Indebtedness of the Companies during such period.

         "Cash Management Accounts" has the meaning set forth in the Cash Management Memorandum.

         "Cash Management Memorandum" means the memorandum attached hereto as
Exhibit X describing the system agreed upon by SLT, the Realty Partnership and the Senior Lender to administer the Borrower's (and the other Companies') Cash and Cash Equivalents, including any and all amendments or other modifications or supplements thereto or thereof.

         "Cash Management System" has the meaning set forth in the Cash Management Memorandum.

         "Cash Threshold" means $10,000,000 in the aggregate in (a) Cash and Cash Equivalents (other than Excluded Cash) held in the aggregate by all Companies and deposited in the Cash Management Accounts, and (b) Liquid Investments held by the Companies or any of them. Nothing in this definition shall be construed as requiring any specific level of cash reserves or as requiring that amounts in excess of the Cash Threshold be applied to amortize the Loans.

         "Change of Control" means any of the following events, unless the Senior Lender by its consent deems any such event not to constitute a Change of Control : (i) the removal or replacement for any reason of SLT as the general partner of the Realty Partnership, (ii) the removal or replacement for any reason of SLC as the managing general partner of the

Operating Partnership, (iii) the failure of a nominee of Starwood to be elected to, or at any time for any reason to serve as, a member of SLT's Board of Trustees, SLC's Board of Directors after receipt of the Nevada Gaming Approvals and, prior to receipt of the Nevada Gaming Approvals, the management committee of the Operating Partnership entrusted with control over decisions of the Operating Partnership other than with respect to the Gaming Assets or (iii) Starwood Partners' ceasing to own or control at least fifteen percent (15%) of the issued and outstanding units of limited partnership interests in the Realty Partnership, unless its ownership or control of such interests falls below such percentage as a result of (1) a public offering of equity securities by SLT, SLC or the Partnerships, (2) a merger permitted by Section 6.9 or (3) distribution of OP units with respect to the Partnerships by Starwood Partners pursuant to contracts entered into prior to the date hereof; provided, however, with respect to this clause (3) the fifteen percent (15%) requirement shall not be reduced below ten percent (10%).

         "Closing" means any of the First Closing, the Second Closing or the Third Closing.

         "Closing Date" means the date on which a Closing actually occurs.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collateral" means all Assets now owned or hereafter acquired by the Borrower in which or upon which a Lien is granted, or for which an assignment for security is made, under the Security Documents.

         "Collateral Accounts" has the meaning set forth in the Cash Management Memorandum.

         "Collateral Agent" means Bankers Trust Company in its capacity as collateral agent for the Senior Lender hereunder and pursuant to a separate agreement, if any, as the same may be amended from time to time and any successor collateral agent selected by the Senior Lender in accordance with the terms of any such separate agreement. The Senior Lender may delegate any and all of the Senior Lender's rights, remedies and responsibilities under this Agreement to the Collateral Agent and the Borrower and the other Companies may rely on the statements and actions of the Collateral Agent in connection with the Loans as having the full and complete authority of the Senior Lender.

         "Company" means any of SLT, SLC, the Realty Partnership, the Operating Partnership and each Subsidiary of SLT, SLC, the Realty Partnership or the Operating Partnership.

         "Companies" means, collectively, SLT, SLC, the Partnerships and their respective Subsidiaries.

         "Condemnation" has the meaning set forth in subsection 5.5(a).

         "Confirmation of Position Agreement" means that certain Confirmation of Position Agreement dated as of January 28, 1993, among SLT, SLC and each of their respective Subsidiaries.

         "Consents" has the meaning set forth in Section 3.14.

         "Contingent Obligation" means as to any Person and without duplication of amounts, any obligation of such Person guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted or sold with recourse to such Person) any indebtedness, lease, dividend, reimbursement obligation relating to letters of credit, or other obligation ("primary obligation") of any other Person ("primary obligor") in any manner, whether directly or indirectly, including any obligation of such Person, irrespective of whether contingent, (a) to purchase any such primary obligation, (b) to advance or supply funds (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise) (i) for the purchase, repurchase or payment of any such primary obligation or any Asset constituting direct or indirect security therefor, or (ii) to maintain working capital or equity capital of the primary obligor, or otherwise to maintain the net worth, solvency or other financial condition of the primary obligor, (c) to purchase or make payment for any Asset, securities, services or lease if such obligation is primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) to otherwise assure or hold harmless the owner of such primary obligation against loss in respect thereof. However, the Contingent Obligations of any Person shall not include (i) trade payables or accrued liabilities of such Person incurred in the ordinary course of business of such Person, (ii) endorsements of instruments for deposit or collection in the ordinary course of such Person's business, or (iii) indemnities arising in the ordinary course of such Person's business, including indemnities arising in connection with the sale or other disposition of Assets or in connection with the incurring of indebtedness.

         "Daily Cash Worksheet" has the meaning set forth in the Cash Management Memorandum.

         "Damage" has the meaning set forth in subsection 5.5(a).

         "Debt Service" means for any period all amounts payable by any of the Companies in respect of interest and scheduled amortization with respect to that Company's Indebtedness.

         "Default" means any event, breach, occurrence or failure of condition that, with the giving of notice or the expiration of any applicable grace period or both, would constitute an Event of Default.

         "Direct Note Collateral" has the meaning set forth in the Mortgage Note Assignment.

         "Earnings Projection" has the meaning set forth in paragraph (i)(B) of subsection 6.5(f).

         "Environmental Indemnity" means that certain Environmental Indemnity dated as of January 28, 1993, and executed by SLT in favor of the Senior Lender, including any and all amendments or other modifications, supplements, extensions or renewals thereto or thereof.

         "Environmental Situation" has the meaning set forth in Section 5.10.

         "ERISA" has the meaning set forth in Section 3.16.

         "ERISA Affiliates" means (i) any corporation that is a member of a "controlled group" of corporations (within the meaning of Section 414(b) of the Code) of which any Company is a member, (ii) any trade or business (whether or not incorporated) that is a member of a group of trades or businesses under "common control" (within the meaning of Section 414(c) of the Code) of which that Company is a member, and (iii) any member of an "affiliated service group" (within the meaning of Sections 414(m) and (o) of the Code) of which any Company, any corporation described in clause (i) of this paragraph or any trade or business described in clause (ii) of this paragraph is a member.

         "Euro-Dollar Margin" means 300 basis points.

         "Euro-Dollar Reference Bank" means a leading bank, as designated by the Collateral Agent, engaged in transactions in Euro- Dollar deposits in the international Eurocurrency market having an established place of business in London. Initially, the Euro- Dollar Reference Bank shall be any of the Bank of Tokyo, Ltd., Barclays Bank, plc, National Westminster Bank, plc and Bankers Trust Company. If any Euro-Dollar Reference Bank should be removed from the Telerate Service or in any other way fails to meet the qualifications of a Euro-Dollar Reference Bank, the Collateral Agent, in its sole discretion, may designate another bank meeting the criteria specified in above.

         "Euro-Dollar Reserve Percentage" means, for any day, the percentage (expressed as a decimal) that is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on the Third Closing Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage. The parties acknowledge that the Euro-Dollar Reserve Percentage on the Third Closing Date is -0-%.

         "Event of Default" has the meaning set forth in Section 8.1.

         "Excluded Asset" means (a) any Asset of SLT or the Borrower listed on
Schedule 3.26; (b) any gaming license, liquor license or other governmental license or permit or deposit (including any extensions, renewals or replacements) as to which any applicable statute, rule, regulation, decision or other law precludes SLT or the Borrower from granting to the Collateral Agent for the benefit of the Senior Lender a Required Lien;
(c) all Assets as to which any applicable statute, rule, regulation, decision or other law precludes SLT or the Borrower from granting to the Collateral Agent for the benefit of the Senior Lender a Required Lien; (d) any Asset subject to an equipment or other personal property lease which precludes SLT or the Borrower from granting to the Collateral Agent for the benefit of the Senior Lender a Required Lien; (e) the trust or corporate seal, the charter document or documents, the trustees' regulations or bylaws, the partnership agreement and certificates of limited partnership, the minute book or books, the share or stock book or books and the original tax returns or reports of the Borrower and SLT (or any predecessor of either), and the personnel files of the Borrower's and SLT's executive officers; (f) any Hotel Property that is defined as an Excluded Asset in paragraph (ii) of subsection 6.5(f) and any Hotel Property or Assets that have been refinanced as provided in subsection 6.2(i);
(g) any Assets acquired in whole or in part with the proceeds of a Merrill Loan; (h) any other Asset as to which the Collateral Agent has elected in a writing delivered to the Borrower or SLT not to require the granting of a Required Lien; and (i) any Asset as to which an amount equal to the Minimum Release Price has been paid by the Borrower to the Senior Lender to amortize the Loans. The Senior Lender's determination that an Asset is an Excluded Asset as defined in this paragraph shall be conclusive absent manifest error.

         The Collateral Agent may from time to time request that the Borrower or SLT confirm in writing that any particular Asset (or category of Assets) in which the Borrower or SLT has any right, title or interest but which was previously disclosed as an Excluded Asset has become Collateral. However, the failure of the Borrower or SLT to execute any such requested confirmation shall in no way invalidate or otherwise impair any Required Lien in that Asset.

         "Excluded Cash" means, collectively, all Cash and Cash Equivalents of the Companies or any of them:

                 (a) held in the form of surety bonds up to an aggregate of $700,000;

                 (b) held in the form of utility and worker's compensation insurance deposits; or

                 (c) held in the form of impounds for taxes and insurance or other liens or impounds pursuant to requirements of any Prior Mortgage Note or other liens encumbering the property of the Borrower.

         "Excluded Disposition" means any sale from inventory or of furniture, fixtures, equipment or similar property in the ordinary course of business or any disposition of obsolete property or equipment. However, if any such property or equipment sold or otherwise disposed of is necessary for the operation of the business of the Company disposing of the same, such property or equipment shall be promptly restored or replaced with other property or equipment having such value and utility as such Company shall reasonably determine necessary for the sound operation of the business of such Company, and such replacement property or equipment shall (unless such replacement property or equipment constitutes an Excluded Asset or Excluded Intercompany Asset) immediately upon acquisition by any of the Companies or installation in any Hotel Property become subject to the Required Liens or the Intercompany Liens, as applicable. Any transfer of title to a Hotel Property pursuant to an exercise of remedies by the holder of a Prior Mortgage Note also shall constitute an Excluded Disposition provided that any proceeds in excess of those necessary to satisfy the Prior Mortgage Note (up to the amount of the applicable Minimum Release Price) are paid to the Senior Lender for application to the Loans concurrently with such transfer of title.

         "Excluded Intercompany Asset" means (a) any Asset of any Company listed on Schedule 3.26; (b) any gaming license, liquor license or other governmental license or permit or deposit as to which any applicable statute, rule, regulation, decision or other law precludes the Company owning or otherwise having an interest in such Asset from granting to another Company an Intercompany Lien; (c) any Assets as to which any applicable statute, rule, regulation, decision or other law precludes any of the Companies owning or otherwise having an interest in such Asset from granting to another Company an Intercompany Lien; (d) any Asset subject to an equipment or other personal property lease that precludes the Company that is the lessee thereunder from granting to another Company an Intercompany Lien; or (iii) is cancelable by such Company without penalty; (e) the corporate seal, the charter document or documents, the bylaws, the partnership agreement and certificate of limited partnership, the minute book or books, the share or stock book or books and the original tax returns or reports of SLC (or any predecessor), the SLC Subsidiaries, the Operating Partnership and the Gaming Partnership and the personnel files of any Company's executive officers; (f) any Hotel Property that is defined as an Excluded Asset pursuant to paragraph (ii) of subsection 6.5(f) and any Hotel Property or other Assets that have been refinanced as in subsection 6.2(i); (g) any Asset acquired in whole or in part with the proceeds of a Merrill Loan; (h) any other Asset as to which the Collateral Agent has elected in a writing delivered to the Borrower not to cause to be granted an Intercompany Lien; and (i) any Asset of any of the Companies as to which an amount equal to the Minimum Release Price has been paid by the Borrower to the Senior Lender to amortize the Loans. The Senior Lender's determination that an Asset is an Excluded Intercompany Asset shall be conclusive absent manifest error.

         The Collateral Agent may from time to time request that the Borrower or SLT confirm in writing that any particular Asset (or category of Assets) in which the Borrower or SLT has an Intercompany Lien but that was previously disclosed as an Excluded Intercompany Asset has become Intercompany Collateral. However, the failure of the Borrower or SLT to execute any such requested confirmation shall in no way invalidate or otherwise impair any Intercompany Lien in that Asset.

         "Existing Mortgage Notes" means each of the promissory notes and other evidences of Indebtedness identified as "Existing Mortgage Notes" on Schedule 1 to the Mortgage Note Assignment, as each such note may from time to time, in accordance with the terms of this Agreement and the Mortgage Note Assignment, be amended or otherwise modified, renewed or extended, and all notes or other evidences of Indebtedness hereafter given in substitution or exchange therefor or replacement thereof, in accordance with the terms of this Agreement and the Mortgage Note Assignment.

         "Extended Termination Date" has the meaning set forth in subsection 1.4(a).

         "Extension Fee" has the meaning set forth in subsection 1.8(a).

         "Extension Option" has the meaning set forth in Section 1.4.

         "First Closing, First Closing Date and First Closing Notes" has the meanings set forth in the Prior Credit Agreement.

         "First Closing Loans" means the Loans made pursuant to the First Closing Notes.

         "Formation Agreement" has the meaning set forth in the recitals to this Agreement.

         "Franchise Agreement" means each of the franchise (or similar license) agreements for the operation of any Hotel Property to which any of the Companies is a party as of the date of the Third Closing, as each may from time to time, in accordance with the terms of this Agreement, be amended or otherwise modified, renewed or extended, together with any and all new franchise or license agreement(s) for the operation of any Hotel Property entered into by any of the Companies from and after the Third Closing Date, whether in substitution of or exchange for or replacement of a franchise or license agreement listed on Schedule 3.6(a) or otherwise, in accordance with the terms of this Agreement.

         "Future Mortgage Notes" means each of the promissory notes and other evidences of secured Indebtedness executed by a maker in favor of any of the Companies after January 28, 1993 and evidencing the unpaid portion of the purchase price of any of the Assets comprising a Hotel Property, as each may from time to time be or have been amended or otherwise modified, renewed or extended, and all notes or other evidences of Indebtedness hereafter given in substitution of or exchange therefor or replacement thereof, in each case in accordance with the terms of this Agreement (or the Prior Credit Agreement, as applicable) and the Mortgage Note Assignment.

         "GAAP" means generally accepted accounting principles, applied on a consistent basis.

         "Gaming Assets" has the meaning set forth in the recitals to this Agreement.

         "Gaming Partnership" has the meaning set forth in recitals to this Agreement.

         "Governmental Authority" means any nation or government, any federal, state, local or other political subdivision thereof, and any entity exercising executive, legislative, judicial, quasi-judicial, regulatory or administrative functions of or pertaining to government.

         "Ground Lease" means each ground lease to which any Company is a party of land upon which all or any substantial portion of any Hotel Property is located or that is otherwise material to the operation of such Hotel Property, as each may from time to time be amended or otherwise modified, renewed or extended, together with any and all new ground lease(s) of land upon which all or any substantial portion of any Hotel Property acquired by any Company from and after the date of this Agreement is located or that is otherwise material to the operation of such Hotel Property.

         "Harvey Notes" has the meaning given such term on Schedule 3.26.

         "Hazardous Materials" means any chemical, material or substance included in the definition of "hazardous substances," "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", or "toxic substances," or words of similar import under any applicable local, state or federal law or under the regulations adopted or publications promulgated pursuant thereto relating to pollution or protection of the environment, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sec. 9601, et. seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sec. 1801, et. seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sec. 6901, et. seq.; and the Federal Water Pollution Control Act, as amended, 33 U.S.C. Sec. 1251, et. seq.

         "Hazardous Materials Activities" means any use, handling, transportation, production, management, release, emission, generation, removal, disposal, discharge or storage of Hazardous Materials.

         "Hazardous Materials Laws" means any federal, state or local laws, ordinances or regulations now or hereafter existing or enacted relating to Hazardous Materials (including without limitation, the use, handling, transportation, production, management, release, emission, generation, removal, disposal, discharge or storage thereof).

         "HIC" means SLC.

         "HIC Operating Account" has the meaning set forth in the Cash Management Memorandum.

         "HIT" means SLT.

         "HICN" has the meaning set forth in the recitals to this Agreement.

         "HIT Operating Account" has the meaning set forth in the Cash Management Memorandum.

         "Hotel Property" means each hotel, hotel/casino, retail space and/or office building now or hereafter owned or leased by SLT, the Realty Partnership or any other Company, including all Real Property, inventory, furnishings, equipment, fixtures, Franchise Agreements, Material

Agreements and any and all other agreements, instruments, general intangibles, accounts, licenses (including Material Licenses), chattel paper, documents, books and records and other Assets specifically or primarily relating to such hotel, hotel/casino, retail space and/or office building whether such Assets are now or hereafter owned or leased by the SLT, the Realty Partnership or any other Company.

         "Hotel Specific Accounts" means as to each applicable Hotel Property each of the accounts described below as defined in the Cash Management Memorandum (i) if such Hotel Property is managed by one of the Companies, the Hotel Collection Account, Hotel Disbursement Account and any new Deposit Account created for purposes of depositing credit card receipts arising from the operations carried on at such Hotel Property; (ii) if such Hotel Property is the subject of a Management Agreement, then the applicable Local Disbursement Account, Local Deposit Account and Management Company Consolidation Account (but only if deposits to such Management Company Consolidation Account are limited solely to Cash and Cash Equivalents arising directly from the operations of such Hotel Property); (iii) if such Hotel Property is the Bourbon Street Hotel/Casino, then the Bourbon Street General Disbursement Account, Bourbon Street Cage Account, Bourbon Street Travel Agent's Commission Account and Bourbon Street Visa/MC Account; or (iv) if such Hotel Property is the King 8 Hotel/Casino and Truck Plaza, then the King 8 General Disbursement Account, King 8 Visa/MasterCard Account and King 8 Cage Account.

         "Improvements" means all buildings, structures and other improvements located or being constructed on any Real Property (specifically including any such property in which the Borrower or any other Company holds a leasehold estate).

         "Increased Capital Costs" has the meaning set forth in Section 1.13.

         "Indebtedness" means, as applied to any Person, the aggregate, without duplication, of (a) all items (except items of capital or surplus or of retained earnings) that in accordance with GAAP would be included in determining total liabilities as shown on the liability side of the balance sheet of such Person as of the date of which Indebtedness is to be determined, including any Capital Lease but excluding (i) any such items as would be included under the caption "Shareholders Equity" or "Partners Equity" on the liability side of such balance sheet or (ii) any Capital Lease the primary purpose of which is not intended to be a financing of real estate, improvements or personalty, and (b) all Indebtedness secured by any Lien to which any Asset owned or held by such Person is subject, whether or not the indebtedness secured thereby shall have been assumed but excluding all Contingent Obligations of such Person.

         "Indemnified Liabilities" has the meaning set forth in Section 10.2.

         "Indemnitee and Indemnitees" has the meaning set forth in Section 10.2.

         "Indirect Hotel Property" means a hotel or hotel/casino (including all real, personal and mixed property thereof) with respect to which SLT or the Borrower holds a Mortgage.

         "Initial Termination Date" has the meaning set forth in subsection 1.4(a).

         "Intercompany Collateral" means the Assets of the Companies that secure the Intercompany Liens.

         "Intercompany Lease" means a lease between SLT or the Realty Partnership, on the one hand, and SLC, a Subsidiary of SLC or the Operating Partnership, on the other hand.

         "Intercompany Liens" means the Liens granted and to be granted by the obligors of the Intercompany Notes to the obligees thereof to secure the payment of the Intercompany Notes, together with the Liens granted and to be granted to secure the Subsidiary Guaranties and the Operating Partnership Guaranties.

         "Intercompany Loan Documents" means, collectively, all Intercompany Notes, all Operating Partnership Guaranties, all Subsidiary Guaranties and all Intercompany Security Documents executed in connection with the perfection of any Lien in any Intercompany Collateral, including any and all amendments or other modifications, supplements, extensions or renewals thereto or thereof and any other document that recites that it is an "Intercompany Loan Document."

         "Intercompany Loans" means all outstanding intercompany advances, loans and extensions of credit by, among or to the Companies which are made and cross-collateralized to the extent feasible with the security given for the Intercompany Loans or otherwise governed by the terms of this Agreement.

         "Intercompany Notes" means all negotiable promissory notes payable by any of the Companies to any of the other Companies.

         "Intercompany Security Documents" means all agreements, documents or instruments delivered from time to time by any Person in connection with the transactions contemplated by this Agreement and granting or creating an Intercompany Lien in any Asset to secure any Subsidiary Guaranty, the Intercompany Loans or the Operating Partnership Guaranties, including any and all amendments, modifications, supplements, extensions or renewals thereto or thereof.

         "Intercreditor Agreement" means any agreement entered into on or after the Third Closing Date by and among the Senior Lenders (if at the time there is more than one Senior Lender) or by and among the Senior Lender or Senior Lenders and the Collateral Agent with respect to the transactions contemplated hereby.

         "Interest Period" means a period of thirty (30) days, provided that:

                 (a) the initial Interest Period for the Loans shall commence on the date hereof and end on the last day of the month in which such date occurs, and each

         Interest Period occurring thereafter in respect of the Loans shall commence on the date on which the next preceding Interest Period expires;

                 (b) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day. However, if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; and

                 (c) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month.

         "Investment" means, as applied to any Person, any direct or indirect purchase or other acquisition by that Person of legal title to or a beneficial interest in stock or other securities of any other Person, or any direct or indirect loan, advance or capital contribution by the first Person to any other Person.

         "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind, including any conditional sale or other title retention agreement or any lease in the nature thereof, but excluding other imperfections of title.

         "Liquid Investments" means Investments described in subsection 6.3(b) (other than intercompany equity investments) and in subsections 6.3(c) through 6.3(f).

         "Loans" means the loans made by the Senior Lender pursuant to this Agreement, including the First Closing Loans, the Second Closing Loans, the Third Closing Loans and any Acquisition Loans.

         "Loan Documents" means collectively, this Agreement, the Notes, the Security Documents, the Subsidiary Guaranties, the Operating Partnership Guaranties, the Confirmation of Position Agreement, the Waiver and Release, the Solvency Certificates, the Environmental Indemnity, any certificate of any Responsible Officer of any of the Companies or any of such Companies general partner delivered to the Collateral Agent or any of the Senior Lender at any of the Closings or on any Pledge Date and any other document that recites that it is a "Loan Document."

         "London Interbank Offered Rate" applicable to any Interest Period means (i) the rate for deposits in dollars for a period of 30 days which appears on Telerate page 3750 as of 11:00 a.m. (New York time) on the date that is two Business Days before the first day of such Interest Period (each such date a "Euro-Dollar Interest Determination Date"); or (ii) if on any Euro-Dollar Interest Determination Date no quotation is given on the Telerate page 3750, the rate for deposits in dollars for a period of 30 days which appears on the display page designated as "LIBO" on the Reuters Monitor Money Rates Service (the "Reuters Screen LIBO Page") (or such other page as may replace the LIBO page on that service for the purposes of displaying London interbank offered rates of major banks); or (iii) if no quotation is given on the Reuters Screen LIBO Page, the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered by the Euro-Dollar Reference Banks in the London interbank market to the Euro-Dollar Interest Determination Date in an amount approximately equal to the principal amount of the Loans and for a period of time comparable to such Interest Period.

         "Major Damage and Major Condemnation" have the respective meanings set forth in subsection 5.5(d).

         "Maker" has the meaning set forth in the Mortgage Note Assignment.

         "Management Company" means any Person who from time to time is the manager or operator under any Management Contract, and any successor or assignee to or of such Person's rights thereunder.

         "Management Contract" means any contract or agreement between any of the Companies and any non-Company Person for the management of any Hotel Property, as amended, modified or restated from time to time.

         "Management Subordination Agreement" means a written agreement executed by a Management Company and in substantially the form of Exhibit O or such other form as shall be reasonably acceptable to the Senior Lender.

         "Margin Stock" has the meaning set forth in Article 2.

         "Material Adverse Change" means any adverse change in the condition or value of any one or more Hotel Properties, in the collectibility of any one or more Mortgage Notes or otherwise in the business, operations, Assets or financial condition of the Borrower or any of the other Companies, which change materially and adversely affects the ability of the Borrower to pay the principal of or interest on the Notes or any other amount due to the Senior Lender under this Agreement and the other Loan Documents, or materially impairs the rights and remedies of the Senior Lender under the Security Documents or the Intercompany Security Documents or the value of the Collateral and the Intercompany Collateral, in each case taken as a whole.

         "Material Adverse Effect" means (i) a loss in the value of any Hotel Property in an amount that exceeds the greater of $300,000 or seven percent (7.00%) of the value of such Hotel Property immediately prior to such loss;
(ii) a material adverse change in the collectibility of any Mortgage Note with a then outstanding principal balance of more than $300,000; (iii) a material adverse change in the business, operations, Assets (other than as set forth in the immediately preceding clauses (i) and (ii)) or financial condition of the Borrower or of the Borrower and the other Companies taken as a whole; or (iv) a material adverse change in the ability of the Borrower or any of the other Companies to perform its obligations under, and/or to consummate the transactions contemplated to be consummated by such

Company by, this Agreement and the other Loan Documents or Intercompany Loan Documents.

         "Material Agreements" means (i) Franchise Agreements; (ii) Ground Leases; (iii) Material Subleases; (iv) Intercompany Leases; (v) each equipment or personal property lease to which any Company is a party and that individually requires the expenditure of more than $25,000 by any Company in any year, has a remaining term of more than one year and is not cancelable by the Company party to the same without penalty; (vi) leases, partnership agreements and management agreements under which any of the Companies leases, manages or otherwise operates any hotel other than the limited partnership agreement of the Realty Partnership and the limited partnership agreement of the Operating Partnership and the Intercompany Leases; (vii) Management Contracts; (viii) Union Contracts binding on any of the Companies; (ix) each contract or other agreement that individually requires the expenditure of more than $25,000 by any Company and that is not cancelable by such Company without penalty or payment, whether or not such agreement has a remaining term of less than one year and is otherwise described in the immediately preceding clauses
(i) through (viii); and (x) all executory construction, engineering, architectural, maintenance and other similar contacts or other agreements that individually requires the expenditure of more than $25,000 by any Company in any year, has a remaining term of more than one year and is not cancelable by such Company without penalty.

         "Material License" means each material certificate, permit and license of any Governmental Authority, including certificates of occupancy, innkeepers' licenses, liquor licenses and gaming licenses necessary for the Companies' operation in the ordinary course of business of each Hotel Property.

         "Material Sublease" means any sublease (or, if no Intercompany Lease exists for such Hotel Property, then any lease) to which any Company is a party now existing or hereafter created affecting any of the Hotel Properties with monthly rents (including basic and percentage) payable to any of the Companies in excess of $5,000 per month.

         "Merger" means the previously contemplated merger of SLT and SLC.

         "Merrill Loans" has the meaning set forth in subsection 1.7(a).

         "Minimum Aggregate Balances" has the meaning set forth in Section 6.16.

         "Minimum Amount" has the meaning set forth in paragraph (ii) of subsection 5.1(d).

         "Minimum Release Price" has the meaning set forth in Section 6.10.

         "Minor Damage and Minor Condemnation" have the respective meanings set forth in subsection 5.5(d).

         "Mixed-Use Property" means a Hotel Property as to which ten percent (10%) or more the total gross revenues of such property does not result from the operation of a hotel or casino. For the foregoing purposes income which is typically ancillary to the operation of a hotel or casino such as income from the operation of a restaurant, shops, parking lot, health club or other recreational facilities typically associated with the operation of a hotel or casino shall be deemed income from the operation of a hotel or casino.

         "Mortgage" means a mortgage, deed of trust, security deed, installment land sale contract or similar security interest creating a Lien against Real Property and Improvements.

         "Mortgage Note" and "Mortgage Notes" means, collectively, the Existing Mortgage Notes, the Future Mortgage Notes and the Starwood Mortgage Notes, or any other mortgage notes held by either of the Partnerships from time to time, but shall not include the Harvey Notes.

         "Mortgage Note Assignment" means the Collateral Assignment of Mortgage Notes dated as of January 28, 1993, between the Borrower and the Collateral Agent, including without limitation the Amendment to Collateral Assignment of Mortgage Notes dated as of the Third Closing Date and any and all other amendments or other modifications, supplements, extensions or renewals thereto or thereof.

         "Mortgage Note Security Documents" has the meaning set forth in the Mortgage Note Assignment.

         "Nevada Gaming Approvals" has the meaning set forth in the recitals to this Agreement.

         "Nevada Gaming Authorities" has the meaning set forth in the recitals to this Agreement.

         "Note" and "Notes" means the promissory note(s) issued by the Borrower to the Senior Lender on the First Closing Date, the Second Closing Date and the Third Closing Date, as the same may be amended from time to time, together with any notes issued in exchange therefor or in substitution thereof.

         "O&M Manual" means one of the Operations and Maintenance Procedures Manuals prepared by Dames & Moore in connection with the First Closing and containing the O&M Procedures.

         "O&M Procedures" means the procedures contained in the O&M Manuals for the monitoring, disclosure and, if required by applicable law, encapsulation and/or removal of all ACM present at the Best Western in Albuquerque, New Mexico, the Meany Tower in Seattle, Washington and the Portland Inn in Portland, Oregon.

         "Obligations" means all present and future obligations, indebtedness or liabilities of every kind or nature of the Borrower at any time and from time to time owed to the Collateral Agent or the Senior Lender (i) under any one or more of the Loan Documents, any amendments, extensions, restatements or renewals of, supplements to, or substitutions or replacements for, any one or more of the foregoing, or (ii) arising under successive transactions renewing, increasing, extending or continuing the obligations described in the immediately preceding clause (i), changing the interest rate or other terms thereof, or creating new or additional obligations after prior obligations have been in whole or in part satisfied, and without limiting the generality of the foregoing, including all such obligations, indebtedness and liabilities, whether for principal, interest (including interest that, but for the filing of a petition in bankruptcy with respect to the Borrower, would have accrued on the Obligations), reimbursement obligations, fees, costs, expenses, premiums, charges, attorneys' fees or indemnities, whether heretofore, now or hereafter made, incurred or created, whether voluntarily or involuntarily and however arising, whether secured or unsecured (and if secured, regardless of the nature or extent of the security), whether or not now due, whether absolute or contingent, liquidated or unliquidated, or determined or undetermined, whether the Borrower may be liable individually or jointly with others.

         "Operating Cash Threshold" means $7,000,000. Nothing in this definition shall be construed as requiring any specific level of cash reserves or as requiring that amounts in excess of the Operating Cash Threshold be applied to amortize the Loans.

         "Operating Partnership Guaranties" means, collectively, the Operating Partnership Guaranty by the Operating Partnership, the Operating Partnership Guaranty by SLC, the Operating Partnership Guaranty by HICN, the Operating Partnership Guaranty of Western Host, Inc. (each of the foregoing as delivered in connection with the Third Closing) and the Operating Partnership Guaranty by the Gaming Partnership (to be delivered by the Gaming Partnership as provided in Article IV).

         "PBGC" has the meaning set forth in Section 3.16.

         "Partnership Interests" means all right, title and interest of any partner in either the Realty Partnership, the Operating Partnership or the Gaming Partnership.

         "Partnerships" has the meaning set forth in the recitals to this Agreement.

         "Pass-Through Transfer" means a sale or other transfer (which may include one or more related, intermediate transfers in a whole loan format to one or more Affiliates of the Senior Lender) of all or a portion of the Loans to a trust or another Person as a part of a transaction that involves the sale of participation certificates evidencing an interest in such Loans or the public issuance or private placement of securities evidencing an interest in such Loans, which securities also may evidence an interest in other mortgage loans, may be issued through a REMIC and may, as a condition to their issuance, be required to be rated (which rating may be required to be "AA/Aa" or higher) by one or more Rating Agencies.

         "Permitted Closing Expenses" means for any (i) Asset Sale, (ii) issuance of any debt or equity security or (iii) renewal, extension or refinancing of Indebtedness, customary and reasonable expenses incurred in connection therewith, including brokers' and finders' fees and commissions, title premiums and other amounts paid or payable to title insurance companies, survey costs, recording and filing fees, documentary transfer Taxes, the cost of documentary stamps, escrow costs, points and other financing or refinancing fees, fees and expenses of counsel, accountants, investment bankers and consultants, customary prorations and the portion of any termination fee under any Management Contract required to be paid because of the sale of the Hotel Property being sold in such Asset Sale. However, Permitted Closing Expenses shall include payments and/or reimbursements of fees, commissions, expenses and/or costs to an Affiliate only if and to the extent permitted by Section
6.12. The Borrower expressly acknowledges and agrees, however, that only commercially reasonable franchise or management termination fees (no matter how designated) payable by any of the Companies in connection with any Asset Sale shall be included within the definition of Permitted Closing Expenses.

         "Permitted Deductions" means (x) in the case of any payment received on account of any Asset Sale or refinancing permitted hereunder, the amount of outstanding principal, interest and expenses paid to the holder of the Prior Mortgage Note secured by the Hotel Property or mortgage note that is the subject of such Asset Sale or refinancing permitted hereunder, and (y) in the case of any payment received on account of an Asset Sale or the issuance of any debt or equity security or refinancing of a Hotel Property or mortgage note Permitted Closing Expenses incurred in connection with that Asset Sale, securities issuance or refinancing.

         "Permitted Distributions" has the meaning set forth in Section 6.7.

         "Permitted Indebtedness" has the meaning set forth in Section 6.1.

         "Permitted Investments" has the meaning set forth in Section 6.3.

         "Permitted Liens" has the meaning set forth in Section 6.2.

         "Permitted Prior Mortgage" has the meaning set forth in paragraph (i) of subsection 6.10(b).

         "Person" means any natural person, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, irrespective of whether a legal entity, or any government, or agency or political subdivision thereof.

         "Plan" has the meaning specified in paragraph (i) of subsection
3.16(a).

         "Pledge Date" means the date on which a Hotel Property or a Mortgage Note has been or shall be acquired and Required Liens or Intercompany Liens granted in that Asset.

         "Prior Credit Agreement" has the meaning set forth in the recitals to this Agreement.

         "Prior Mortgage Note" means any evidence of any Indebtedness of any Company for borrowed money that is secured by a Permitted Lien against any Hotel Property or other Real Property and Improvements, which Permitted Lien is senior to the Required Liens, if any, against that Hotel Property or Real Property and Improvements.

         "Rating Agencies" means, in connection with any Pass-Through Transfer, any nationally recognized statistical rating organizations from which the Senior Lender or its Affiliate may seek a rating with respect to such Pass-Through Transfer.

         "Real Property" means all real property owned or leased by the Companies, whether owned or leased on the date of this Agreement or hereafter owned or leased, including all Improvements thereon, whether existing on the date of this Agreement or existing hereafter.

         "Relevant States" has the meaning set forth in subsection 15.6(h).

         "REMIC" means a "real estate mortgage investment conduit" as defined in Section 860D of the Code.

         "REO Subsidiary" means a Subsidiary owned by the Senior Lender that takes title to any of the Hotel Properties in a deed in lieu transaction or pursuant to the exercise of remedies under the Security Documents.

         "Reorganization Proxy Statement" means the joint proxy statement of SLT and SLC dated November 11, 1994.

         "Required Liens" has the meaning set forth in Section 1.10.

         "Residual Notes" means the promissory notes issued by the Borrower to the Senior Lender at the Third Closing in substantially the form of Exhibit A-3A.

         "Responsible Officer" means the president, chief executive officer, chief operating officer, chief financial officer, executive vice president, senior vice president, treasurer, controller, assistant treasurer or assistant controller of a Person (or, in the case of a partnership, of a general partner or, in the case of the Operating Partnership, the managing general partner, of that partnership).

         "Restoration Fund" has the meaning set forth in subsection 5.5(b).

         "Restricted Payment" means (a) any dividend or other distribution, direct or indirect, on or on account of partnership interests in a Partnership, shares of beneficial interest of SLT or shares of capital stock of SLC now or hereafter outstanding, and (b) any redemption, purchase or other acquisition, direct or indirect, of any of the above-described partnership interests or shares or of any warrant or right to purchase any such partnership interest or share, including the repurchase of any such partnership interest, shares or warrants or any refund of the purchase price thereof in connection with the exercise by the holder thereof of any right of rescission or similar remedies with respect thereto.

         "Restructuring Plan" means the plan described in Schedule 4.2(q).

         "Second Closing, Second Closing Date and Second Closing Notes" have the respective meanings set forth in the Prior Credit Agreement.

         "Second Closing Loans" means the Loans made pursuant to, and evidenced by, the Second Closing Notes.

         "Security Documents" means each of the security documents executed and delivered at the First Closing, the Second Closing, the Third Closing and all other agreements, documents or instruments delivered from time to time by any Person in connection with the transactions contemplated by this Agreement or any other Loan Document granting or creating a Required Lien in any Asset of the Borrower to secure any of the Obligations (other than Obligations under the Environmental Indemnity).

         "Senior Lender" has the meaning set forth in the preamble to this Agreement and includes without limitation all of the Senior Lender's successors and, assigns and all participants, if any, in the Loans.

         "Senior Lenders" means the Senior Lender.

         "Senior Lender's Expenses" has the meaning set forth in subsection 10.1(d).

         "SLC" has the meaning set forth in the recitals to this Agreement, and any reference to HIC in any Loan Document or Intercompany Loan Document shall mean SLC.

         "SLT" has the meaning set forth in the preamble to this Agreement, and any reference to HIT in any Loan Document or Intercompany Loan Document shall mean SLT.

         "Solvency Certificate" has the meaning set forth in subsection 4.1(c).

         "Solvent" means, as applied to any Person on any date, that on such date: (a) the present fair valuation of assets of such Person is greater than such Person's probable liabilities in respect of existing debts; (b) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature and (c) such Person is not engaged in business or a transaction, and is not about to engage in a business or transaction which business or transaction would leave such Person with assets remaining that would constitute unreasonably small capital after giving effect to the nature of the particular business or transaction. For purposes of this definition: (i) the "fair valuation" of any assets means the amount realizable within a reasonable time, either through collection or sale of such assets at their regular market value, which is the amount obtainable by a capable and diligent businessman from an interested buyer willing to purchase such assets within a reasonable time under ordinary circumstances and (ii) the term "debts" includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent.

         "Stated Rate" has the meaning set forth in subsection 1.5(a).

         "Starwood" has the meaning set forth in the recitals to this Agreement.

         "Starwood Account" has the meaning set forth in the Cash Management Memorandum.

         "Starwood Assets" means the Starwood Hotels, the Starwood Mortgage Notes and all other Assets contributed to the Partnerships by the Starwood Partners prior to the Third Closing or thereafter and includes the membership interest in SLT Realty Company, L.L.C. owned by the Borrower and SLT.

         "Starwood Hotels" means those hotel (and mixed-use) properties contributed by the Starwood Partners to the Partnerships prior to the Third Closing or thereafter, including all Real Property, inventory, furnishings, equipment, fixtures, Franchise Agreements, Material Agreements and any and all other agreements, instruments, general intangibles, accounts, licenses (including Material Licenses), chattel paper, documents, books and records and other Assets specifically or primarily relating to each such hotel or mixed-use property, whether such Assets are now or hereafter owned or leased by a Partnership.

         "Starwood Mortgage Notes" means each of the secured promissory notes and other secured evidences of Indebtedness executed by a maker in favor of or endorsed or assigned to any of the Starwood Partners and contributed by the Starwood Partners to the Partnerships in connection with the Starwood Reorganization or thereafter, as each may from time to time be or have been amended or otherwise modified, renewed or extended, and all secured notes or other secured evidences of Indebtedness hereafter given in substitution of or exchange therefor or replacement thereof, in each case in accordance with the terms of this Agreement and the Mortgage Note Assignment (to the extent applicable).

         "Starwood Partners" means those affiliates of Starwood that are parties to the Formation Agreement.

         "Starwood Reorganization" means the transactions provided for in the Formation Agreement.

         "Subsidiary" means (i) as applied to the Borrower or the Operating Partnership, (x) any subsidiary of any general partner of the Borrower or the Operating Partnership and (y) the Gaming Partnership, and (ii) as applied to any other Person, any other Person of which more than 50% (by number of votes) of the outstanding Voting Stock (other than director's qualifying shares) is at the time owned, directly or indirectly, by such first Person or by one or more Subsidiaries of such first Person or by such first Person and one or more Subsidiaries of such first Person. However, none of Western Host Palm Springs Partners, a California limited partnership, SLT Realty Company L.L.C. and Moorland Hotel Limited Partnership shall be deemed a Subsidiary of SLT, SLC or either Partnership. Starwood and Starwood Partners are not Subsidiaries of the Borrower or the Operating Partnership.

         "Subsidiary Guaranty" means each of those certain Subsidiary Guaranties dated as of January 28, 1993, and executed by a Subsidiary of SLC.

         "Taxes" means any taxes, charges, fees, levies or other assessments based upon or measured by net or gross income, gross receipts, sales, use, ad valorem, transfer, franchise, withholding, payroll, employment, excise, occupation, premium, property, or conduct of business, together with any interest and penalties, additions to tax and additional amounts imposed by any federal, state, local or foreign taxing authority.

         "Third Closing, Third Closing Loans and Third Closing Notes" have the respective meanings set forth in Section 1.2.

         "Third Closing Date" has the meaning set forth in Section 1.1.

         "Title Insurer" means the title company or companies that issued or issue the Title Policy and any other title insurance company or companies selected by the Borrower and approved by the Senior Lender.

         "Title Policy" means the title insurance policies issued to the Collateral Agent for the benefit of the Senior Lender, at the First Closing and the Second Closing, including all endorsements and modifications or amendments to such policies or new title insurance policies, issued or made prior to or as of the Third Closing, and at any time any Hotel Property or Mortgage Note becomes subject to Required Liens, an ALTA standard form title insurance policy issued by the Title Insurer and complying with the written title instructions given from time to time by the Collateral Agent, for the benefit of the Collateral Agent, in accordance with this Agreement, insuring the validity and priority of the Required Liens with respect to such Hotel Property and of the assignment, as security for the Obligations (other than Obligations under the Environmental Indemnity), of such Mortgage Note payable to or held by the Borrower and the mortgage securing such Mortgage Note, (with such reinsurance or coinsurance as the Collateral Agent may reasonably require, any such reinsurance to be with direct access endorsements) or (if such title company is unable or unwilling to issue the same) by another Title Insurer, and which shall not contain exceptions for mechanics' liens, persons in occupancy or matters which would be shown by a survey except as specifically permitted by this Agreement or as specifically permitted in writing by the Senior Lender not to be unreasonably withheld, and shall contain (to the extent available with respect to such Hotel Property) such of the following endorsements as the Senior Lender, in its reasonable discretion, shall require: (i) comprehensive endorsement, (ii) variable rate of interest endorsement, (iii) usury endorsement, (iv) revolving credit endorsement, (v) doing business endorsement,
(vi) tie-in endorsement; (vii) negative amortization endorsement; and (viii) such additional endorsements as the Senior Lender may reasonably require. However, such policy at the Borrower's option need not include as to such Hotel Property any additional endorsement or endorsement(s), the cost(s) of which (individually or in the aggregate), would increase the basic premium otherwise payable in respect of such Hotel Property by ten percent (10%) or more.

         "Total Loss" has the meaning set forth in subsection 5.5(d).

         "Under-Performing Asset" has the meaning set forth in paragraph (i)(B) of subsection 6.5(f).

         "Union Contract" means any union contract, collective bargaining agreement or multi-employer labor agreement.

         "Voting Stock" means securities (including shares of stock, partnership interests, shares of beneficial interest and the like) having ordinary voting power to elect a majority of the board of directors or board of trustees or to elect the general partner (or other governing body) of the Person in question, irrespective of whether or not at the time securities of any class or classes of such Person shall have or might have voting power by reason of the happening of any contingency.

         "Waiver and Release" means that certain Waiver and Release dated as of January 28, 1993, executed by the predecessors in interest of the Senior Lender in favor of SLT, SLC and certain of their respective Subsidiaries.

         "Warrant Agreement" means that certain Warrant Agreement dated as of January 28, 1993, among SLT, SLC and the predecessors in interest of the Senior Lender, including any and all amendments or other modifications, supplements, extensions or renewals thereto or thereof.

         "Warrants" means the warrants issued to the Senior Lenders pursuant to the Warrant Agreement.

                                   ARTICLE 1.

                         Amount and Terms of the Credit

         1.1 Restructuring of Indebtedness. The Borrower is indebted to the Senior Lender under the Second Closing Notes in the principal amount of $118,313,327.92. On the date hereof, the principal amount of the Loans has been increased by $13,436,672.08 so that the Third Closing Notes executed and delivered on the date hereof evidence the Loans in the aggregate principal amount of $131,750,000. In addition, the Senior Lender has advanced on the date hereof the sum of $12,000,000 and received from the Partnerships an unsecured promissory note in the amount of $11,400,000 and an unsecured promissory note of $600,000. Such unsecured notes shall not be governed by this Agreement and shall not be construed as Third Closing Notes.

         The Prior Credit Agreement is hereby amended and restated in its entirety as hereinafter set forth effective on the date hereof (the "Third Closing Date"). Without limiting the generality of the foregoing, the provisions of this Agreement shall supersede any and all covenants, conditions or other provisions of the Loan Documents or the Intercompany Loan Documents executed and delivered on or prior to the date hereof that conflict with or are inconsistent with the provisions of this Agreement. However, nothing in this Agreement is intended or shall be deemed to waive, limit or otherwise modify or affect any representation, warranty, covenant, condition or other provision of the Prior Credit Agreement or of any other Loan Document or Intercompany Loan Document executed and delivered prior to the Third Closing Date to the extent that such representation, warranty, covenant, condition or other provision relates to a fact, circumstance or event occurring prior to the Third Closing Date.

         1.2     Assignment and Assumption; Third Closing Loans.

                 (a) The Borrower shall fully pay, perform and discharge each and all of its duties, liabilities and obligations hereunder and under the Loan Documents and the Intercompany Loan Documents when due. The Realty Partnership shall issue on the date hereof to the Senior Lender promissory notes substantially in the forms of Exhibit A-3A and Exhibit A-3B (collectively, the "Third Closing Notes") in exchange and substitution for the Second Closing Notes and to evidence the increased indebtedness described in
Section 1.1 (the indebtedness evidenced by the Third Closing Notes, the "Third Closing Loans"). The Second Closing Notes are hereby deemed automatically superseded and replaced by the Third Closing Notes. The Second Closing Notes shall be so marked and shall be held by the Collateral Agent until the Third Closing Loans and all other amounts due under the Loan Documents and the Intercompany Loan Documents have been paid in full.

                 (b) Except as otherwise provided herein, nothing contained herein shall (i) discharge SLT from or result in a novation of any of its duties, liabilities or obligations under any of the Loan Documents or Intercompany Loan Documents or (iii) operate to diminish or impair in any manner the Required Liens or Intercompany Liens existing as of the date hereof.

                 (c)      The Realty Partnership hereby confirms:

                 (i) it has assumed, effective as of January 1, 1995, all of the payment and performance obligations of HIT set forth in the Second Closing Notes, the Prior Credit Agreement, the Loan Documents and the Intercompany Loan Documents; and

                 (ii) the Operating Partnership has assumed, effective January 1, 1995, all of the payment and performance obligations of SLC and the SLC Subsidiaries (other than HICN) set forth in the Prior Credit Agreement, the Loan Documents and the Intercompany Loan Documents, including, but not limited to any Subsidiary Guaranty, Consent to Assignment of Rents, Subordination, Estoppel, Attornment Agreement, as modified, and any guaranties or security agreements relating to any of the foregoing, and further has agreed to be bound by all of the terms and provisions of said agreements, all as though each of said agreements had been made, executed and delivered by the Operating Partnership.

         1.3 Dating and Registration of Notes; Transfer of Third Closing Loans. Each Third Closing Note shall be dated as of the Third Closing Date and shall be in such denomination and registered in such name as the Senior Lender may request. The Senior Lender shall have the right but not the obligation, subject to compliance with applicable securities and other laws, to divide the Loans into one or more separate Loans evidenced by one or more separate Notes.

         1.4     Maturity Date.

                 (a) The term of the Third Closing Loans shall commence on the date hereof and shall terminate on April 1, 1997 (the "Initial Termination Date"). However, the Borrower shall have the option to extend the term of the Third Closing Loans (the "Extension Option") for a period of one (1) year after the Initial Termination Date to April 1, 1998 (the "Extended Termination Date"). The Extension Option shall be exercisable by the delivery by the Borrower to the Collateral Agent of irrevocable written notice not less than one (1) month prior to the Initial Termination Date, time being of the essence with respect to the delivery of the such notice. The Borrower's right to exercise the Extension Option shall be subject to the following terms and conditions: (i) no Event of Default shall have occurred and be continuing on the date the Borrower delivers the Extension Notice or on the Initial Termination Date; (ii) the Borrower shall have paid to the Senior Lender the Extension Fee pursuant to Section 1.8 and (iii) the Borrower shall make the Mandatory Prepayment required in paragraph (iv) of subsection 1.9(b).

                 (b) If the Borrower does not exercise its Extension Option in accordance with subsection 1.4(a), the principal balance of the Loans outstanding, together with accrued unpaid interest thereon, shall be due and payable on the Initial Termination Date; if the Extension Option is exercised, the principal balance of the Loans, together with accrued unpaid interest thereon shall be due and payable on the Extended Termination Date.

         1.5     Interest.

                 (a) Stated Rate. The Third Closing Notes shall bear interest on the principal amount thereof outstanding during each Interest Period, at a rate per annum equal to the lesser of (i) the sum of the Euro-Dollar Margin and the applicable Adjusted London Interbank Offered Rate (the "Stated Rate") and (ii) the maximum rate permitted under applicable law. Interest shall be payable monthly in arrears, on the first Business Day of each month, on the basis of a 360-day year for the actual number of days elapsed. The first payment of interest on the outstanding principal balances of the Loans shall be due and payable on April 1, 1995. A payment of interest on the outstanding principal balances shall be due and payable on the first Business Day of each calendar month thereafter through the Initial Termination Date or, if the Extension Option is exercised, through the Extended Termination Date, on which date the Borrower shall pay in full the aggregate outstanding principal balances of the Loans, all accrued unpaid interest thereon and all other amounts payable with respect to the Loans or otherwise to the Senior Lender.

                 (b) Notice by Collateral Agent. The Collateral Agent shall determine the Stated Rate for each Interest Period. The Collateral Agent shall give prompt notice to the Borrower and the Senior Lender of each Stated Rate so determined, and its determination thereof shall be conclusive in the absence of manifest error.

         1.6 Additional Interest. Upon the occurrence and during the continuance of an Event of Default and in all events from and after the Initial Termination Date (or if the Extension Option has been exercised, the Extended Termination Date), the Third Closing Notes shall bear interest on the unpaid principal amount thereof, and on any overdue payment of interest thereon, at a rate per annum equal to the lesser of (i) three percent (3.00%) above the Stated Rate and (ii) the maximum rate permitted under applicable law.

         1.7     Acquisition Credit Facility; Severance of Loans.

                 (a) Until December 24, 1995, Merrill, in its individual capacity and not as a Senior Lender, shall either provide to the Borrower one or more additional loans as acquisition financing up to an aggregate of $75,000,000 or arrange for such loans to be provided by the Senior Lender. Any such loans, if made by the Senior Lender shall be made upon the terms and subject to the conditions set forth in the Terms of Acquisition Credit Facility set forth on Schedule 1.7 (the "Acquisition Credit Facility"). Such loans made by the Senior Lender shall be cross-collateralized, to the extent practicable, with the Loans. Any such loan by the Senior Lender is referred to herein as an "Acquisition Loan." The principal amount of each Acquisition Loan shall reduce the amount of the Acquisition Credit Facility specified above.

                 (b) Notwithstanding the foregoing, any such loans described in the first sentence of subsection 1.7(a) above, if made by Merrill, in its individual capacity and not as a Senior Lender hereunder, or by any of its Affiliates shall be made under the Acquisition Credit Facility (any such loan, a "Merrill Loan"), except for those terms, provisions and conditions that Merrill may waive, in its sole discretion. The original principal amount of each Merrill Loan shall reduce the aggregate amount of the Acquisition Credit Facility specified above. The Senior Lenders hereby consent to the making of the Merrill Loans, which shall be the secured recourse obligations of the Borrower collateralized and guarantied in a manner similar to the Loans and the Intercompany Loans, provided that none of the Merrill Loans shall be cross-collateralized with the Loans made or Collateral and Intercompany Collateral granted, pursuant to this Agreement. Notwithstanding any other provisions of this Agreement, (i) the term "Cash and Cash Equivalents" shall be deemed not to include the proceeds of any Merrill Loan, (ii) any acquisition of Assets by any Company in whole or in part with the proceeds of a Merrill Loan shall be deemed a "Permitted Investment," (iii) any Assets so acquired shall be deemed "Excluded Assets" and "Excluded Intercompany Assets," (iv) any Liens in favor of Merrill, in its individual capacity and not as a Senior Lender, or any of its Affiliates with respect to any Assets so acquired shall be deemed "Permitted Liens" and (v) all Indebtedness of any Company to Merrill or any of its Affiliates in connection with any Merrill Loan shall be deemed "Permitted Indebtedness." Notwithstanding the provisions of subsection 5.8(c) (relating to additional Collateral) and any other provisions of this Agreement, the Senior Lender shall not have the right to elect to require that any Assets acquired by any Company in whole or in part with the proceeds of any Merrill Loan shall become part of the Collateral or Intercompany Collateral.

                 (c) If Merrill is the sole Senior Lender under this Agreement and there are no participants in the Loans, Merrill may require that one or more Loans (or any portions thereof) made pursuant to this Credit Agreement be split and severed into one or more separate and distinct loans that are not cross-collateralized to the Assets securing the Loans. The Borrower agrees to cooperate and shall cause the Companies to cooperate in such severance. Any new loan created by the severance shall be governed by a credit agreement substantially similar to this Agreement and the loan documents and intercompany loan documents executed and delivered with respect thereto shall be substantially similar to the Loan Documents and the Intercompany Loan Documents. The principal balance of the Third Closing Notes shall be reduced by the applicable value of the Assets set forth in Schedule 1.9 and the Borrower shall execute and deliver a new separate note in such amount in connection with the new, severed loan.

         1.8     Fees.

                 (a) Extension Fee. If the Borrower exercises its Extension Option pursuant to Section 1.4, then, simultaneously with the delivery of the notice exercising such option, the Borrower shall pay to the Collateral Agent for the benefit of the Senior Lender a fee (the "Extension Fee") in an amount equal to one-half of one percent (0.50%) of the aggregate of the Loans outstanding on the date of the delivery of such notice, which balance shall be determined after reducing same for the mandatory prepayment of principal in connection with the exercise of the Extension Option as provided in paragraph
(v) of subsection 1.9(a).

                 (b) Service Charges. The Borrower shall pay from time to time to the Person at the time serving as manager of the Cash Management System the customary service charges of such Person for maintenance and administration of the Cash Management System. A copy of such service charges as in effect as of December 31, 1994 has been provided by Wells Fargo Bank, National Association, to SLT.

         1.9     Prepayment.

                 (a) Optional Prepayment. Upon not less than ten (10) Business Days' notice to the Senior Lender and the Collateral Agent, at its option the Borrower may permanently prepay the Third Closing Notes then outstanding in whole at any time or in part from time to time without penalty or premium. Any such prepayment of the principal amount of the Notes in part shall be in an aggregate principal amount of not less than $500,000. Any such prepayment shall include an additional amount equal to accrued interest on the amount prepaid to the date of such prepayment.

                 (b) Mandatory Prepayments. From and after the Third Closing, the Borrower shall pay or cause to be paid each of the following amounts to the Senior Lender in a prepayment of principal of the Third Closing Notes together with the accrued interest thereon through the date of such prepayment:

                 (i) If any of the Companies shall, directly or indirectly, receive any payment in Cash and Cash Equivalents on account of any public issuance of any debt or equity security or on account of any private issuance of any debt or equity security which when aggregated with all such other private issuances since December 31, 1994 exceeds $60,000,000, the Borrower shall immediately pay, or cause the Companies to pay an amount equal to all such proceeds received less Permitted Closing Expenses until the outstanding principal amounts of the Loans are reduced to an aggregate amount equal to 50% or less of the Aggregate Asset Value of all the Companies' Assets.

                 (ii) An amount equal to the aggregate of all amounts received by any of the Companies during each fiscal quarter in respect of payments of principal of Mortgage Notes (but as to each Mortgage Note not in excess of the Minimum Release Price) or any other promissory notes payable to any of the Companies other than the Harvey Notes and the Intercompany Notes, on the earlier to occur of the last day of the fiscal quarter of the Borrower and the date on which the aggregate amount of such payments received by the Companies since the date of such then most recent prepayment exceeds $250,000. Interest received by any of the Companies in respect of the principal of the Mortgage Notes or of other promissory notes payable to any of the Companies may be retained by the Company receiving the same.

                 (iii) If the Borrower or any of the Companies shall sell or refinance any Asset and in connection therewith shall seek the release of the Required Lien or Intercompany Lien on such Asset, if any, then, an amount equal to the amount of the Minimum Release Price in connection with that Asset; provided, however, that in the case of any sale of a Hotel Property in which a portion of the total consideration to the Companies is deferred or consists of a Future Mortgage Note, as provided in subsection 6.10(b), such amount shall be an amount at least equal to twenty-five percent (25%) of the applicable Minimum Release Price.

                 (iv) If the Borrower exercises its Extension Option, on the Initial Termination Date, the amount of $10,000,000 as a prepayment of principal, which amount shall be increased pursuant to Schedule 1.7 with respect to Acquisition Loans which are cross-collateralized with the Third Closing Loans.

                 (c) Notices of Prepayments. Concurrently with each prepayment made pursuant to this Section, the Collateral Agent and the Borrower shall furnish by facsimile transmission to the Senior Lender a notice showing in reasonable detail the amount paid with respect to each Note then outstanding and the manner of calculating the amount of each such prepayment.

                 (d)      Formula for Application of Prepayments.

                 (i) All mandatory principal payments with respect to the Third Closing Loans shall be applied to principal on the Third Closing Notes.

                 (ii) Notwithstanding anything to the contrary in this Agreement, no payment or prepayment of principal shall be applied to any Note other than the Residual Notes, except to the extent that (A) such payment or prepayment is made from the proceeds of Collateral securing such Note, (B) all of the Notes then outstanding are paid in full, or (C) such payment is made at a time when the Senior Lender's Residual Notes have no principal balance outstanding in which case such payment or prepayment may be applied in the Senior Lender's discretion to any of the Notes held by such Senior Lender.

         1.10 Security. The Notes and the other Obligations other than Obligations under the Environmental Indemnity shall be secured by valid and perfected Liens that are first in priority, except for the Permitted Liens described in subsection 6.2(b) through the end of Section 6.2, in favor of the Collateral Agent for the benefit of the Senior Lender in all of the Assets of the Borrower and all of the Assets of SLT, except for Excluded Assets (collectively, the "Required Liens"). Each Intercompany Loan and each Operating Partnership Guaranty shall be secured by valid and perfected Liens that are first in priority except for Permitted Liens described in subsection 6.2(c) through the end of Section 6.2 and, in the case of each Intercompany Loan, in all the assets of the obligor as to each such Intercompany Loan and, in the case of each Operating Partnership Guaranty, in all the assets of the Company giving such Operating Partnership Guaranty, as applicable, except in each case for Excluded Intercompany Assets.

         1.11 Form and Terms of Payment. All payments by the Borrower of principal of or interest on the Notes shall be made in immediately available funds at the addresses specified for such purpose by the Senior Lender on Attachment I or by such other method and/or at such other address as the Senior Lender shall have furnished to the Borrower in writing. Concurrently with each such payment, the Borrower shall furnish by facsimile transmission to the Senior Lender and the Collateral Agent a notice showing in reasonable detail the amount paid with respect to each Note then outstanding and the manner of calculating each such amount. If any payment of principal of or interest on the Notes shall become due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day and such extension shall be included in computing interest in connection with such payment.

         1.12 Pro Rata Treatment. If there is more than one Senior Lender, each payment and prepayment of the principal of the Notes shall be allocated to each Senior Lender as set forth on Attachment I. Such allocation may be changed with respect to any Senior Lender from time to time by notice to the Borrower from that Senior Lender and the transferee of that Senior Lender's interest of any portion of the Loans.

         1.13 Increased Capital. If any Senior Lender shall have determined in good faith that compliance with any applicable law, rule, regulation, guideline, request or directive, whether or not having the force of law, which shall be imposed, issued or amended from and after the date of this Agreement by any governmental authority, central bank or comparable agency, has or would have directly or indirectly the effect of reducing the rate of return on the capital or assets of such Senior Lender or its participant as a consequence of its commitments or obligations hereunder, then from time to time, upon such Senior Lender's delivering a written demand therefor to the Collateral Agent and the Borrower setting forth its reasonable calculations, the Borrower shall pay to such Senior Lender on demand such additional amount or amounts ("Increased Capital Costs") as will compensate such Senior Lender for such reduction. However, (a) if the Collateral Agent or the applicable Senior Lender shall fail to notify the Borrower promptly after making such determination, the Borrower shall not be liable to pay to such Senior Lender any Increased Capital Costs relating to the period prior to such Senior Lender's notifying the Borrower. The determination by such Senior Lender of any such amount shall, in the absence of manifest error, be conclusive. If so requested by the Borrower, such Senior Lender shall demonstrate the basis for such determination.

         1.14    Additional Costs.  If any Governmental Authority shall:

                 (a) subject any Senior Lender, directly or indirectly, to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the Loans or any loan commitments maintained hereunder, other than Taxes; or

                 (b) materially change the basis of taxation, except for changes in Taxes, directly or indirectly, of the principal of or the interest on any Loans or any other amounts payable to such Senior Lender under this Agreement; or

                 (c) impose on any Senior Lender, directly or indirectly, any other conditions or requirements with respect to this Agreement, the Loans, any loan commitments maintained hereunder or any class of loans or commitments of which any of the Loans forms a part;

                 and the result of any of the foregoing is:

                 (i) to increase the cost to such Senior Lender, directly or indirectly, of making, funding, issuing, renewing, extending or maintaining any of the Loans; or

                 (ii) to reduce the amount of principal, interest or other amount payable to such Senior Lender, directly or indirectly, hereunder on account of any of the Loans; or

                 (iii) to require such Senior Lender, directly or indirectly, to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Senior Lender from the Borrower hereunder;

then, and in each such case, the Borrower shall, within ten (10) Business Days following receipt of notice from such Senior Lender including calculations of the amounts payable, pay to such Senior Lender such additional amounts as will be sufficient to compensate such Senior Lender for such additional cost, reduction, payment or foregone interest or other sum. The determination by such Senior Lender of any such amount shall, in the absence of manifest error, be conclusive. At the Borrower's request, such Senior Lender shall demonstrate the basis for such determination.

                                   ARTICLE 2.

                                Use of Proceeds

         The Borrower shall not use, and shall not permit any other Company to use, directly or indirectly, any part of the proceeds of the Loans (a) for any purpose which would cause any of the representations or warranties of the Borrower set forth in this Agreement or any other Loan Document to be untrue when made or deemed to have been made, (b) for the purpose of making any Restricted Payment, (c) for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation G (12 CFR Part 207) or Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System ("Margin Stock") or (d) for any purpose which would cause the violation of any covenant contained in Article 5, 6 or 7.

                                   ARTICLE 3.

                         Representations and Warranties

         In order to induce the Senior Lender to agree to the amendment and restatement reflected in this Agreement and to accept the Third Closing Notes, the Borrower hereby makes the following representations and warranties to the Collateral Agent and the Senior Lender as of the Third Closing Date. All of such representations and warranties shall survive the execution and delivery of this Agreement and the other Loan Documents and Intercompany Loan Documents executed and delivered at the Third Closing.

         3.1 Organization, Standing, etc. of the Borrower and the Other Companies; Authorization. Except as otherwise set forth on Schedule 3.1:

                 (a) Realty Partnership. The Realty Partnership is a Delaware limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite partnership power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into this Agreement and the other Loan Documents and Intercompany Loan Documents to be executed and delivered by the Realty Partnership, to issue the Third Closing Notes and to carry out the terms hereof and thereof.

                 (b) Operating Partnership. The Operating Partnership is a Delaware limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite partnership power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into the Loan Documents and Intercompany Loan Documents to be executed and delivered by the Operating Partnership and to carry out the terms thereof.

                 (c) SLT. SLT is a real estate investment trust duly organized, validly existing and in good standing under the laws of the State of Maryland and has all requisite real estate investment trust power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into this Agreement, the other Loan Documents and the Intercompany Loan Documents to be executed by SLT and to carry out the terms hereof and thereof.

                 (d) SLC. SLC is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into the Loan Documents and Intercompany Loan Documents to be executed by it and to carry out the terms thereof.

                 (e) Authorization. The execution and delivery of and the performance by the Companies of their obligations under this Agreement, the other Loan Documents and the Intercompany Loan Documents, including the granting of the Required Liens and the Intercompany Liens, (a) have been duly authorized by all necessary real estate investment trust, corporate or partnership action on the part of the Borrower and each of the other Companies party thereto or bound thereby, and (b) will not result in any violation of or be in conflict with or constitute a default under any declaration of trust, articles of incorporation, partnership agreement, trustees regulations, by-laws or other organizational or similar charter document of any of the Companies.

         3.2 Subsidiaries. Schedule 3.2 correctly sets forth as to (a) each Subsidiary of the Borrower or the Operating Partnership that is a corporation, that Subsidiary's name, the jurisdiction of that Subsidiary's incorporation, the number of shares of that Subsidiary's capital stock of each class outstanding and the number of such outstanding shares owned by each other Company, and (b) as to each Subsidiary of the Borrower or the Operating Partnership that is not a corporation, that Subsidiary's name, the jurisdiction of that Subsidiary's organization or formation and a detailed description of that Subsidiary's capital structure which description indicates the direct or indirect interest of the Borrower and/or the Operating Partnership in that Subsidiary. Except as otherwise set forth on Schedule 3.2, each Subsidiary of the Borrower and/or the Operating Partnership is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of that Subsidiary's formation, and has all requisite real estate investment trust, corporate, partnership or other similar power and authority to own and operate that Subsidiary's properties, to carry on that Subsidiary's business as now conducted and as proposed to be conducted and to enter into the Loan Documents and/or the Intercompany Loan Documents to be executed by that Subsidiary. Except as otherwise set forth on Schedule 3.2, all of the outstanding shares of capital stock, partnership interests or other equity securities of each Subsidiary of the Borrower and/or of the Operating Partnership are validly issued, fully paid and nonassessable, and are owned by the Borrower and/or the Operating Partnership as and to the extent specified in Schedule 3.2, in each case free of any Lien, right of first refusal, preemptive right or option other than the Required Liens, the Intercompany Liens and other Permitted Liens.

         3.3 Qualification. Except as otherwise set forth on Schedule 3.3, each of the Companies is duly qualified, licensed or otherwise authorized to do business and in good standing as a foreign real estate investment trust, corporation, partnership or other entity in each jurisdiction in which the character of the properties owned or the nature of the activities conducted by that Company makes such qualification, licensing or other authorization necessary.

         3.4 Financial Information; Disclosure. SLT and the Realty Partnership have furnished the Senior Lender with the annual, quarterly and other reports listed in Schedule 3.4. The financial statements included in those reports have been prepared in accordance with GAAP applied on a consistent basis or in such financial statements themselves, and fairly present the financial position and results of operations of the Person or Persons to which those financial statements purport to relate as of the dates and for the periods indicated. Except as otherwise set forth on Schedule 3.4, since the end of the most recent fiscal period shown in any of such financial statements, there has not been any change in the business, results of operations, Assets or financial condition of any Company resulting in any Material Adverse Effect. Neither this Agreement, nor any report filed with the Securities and Exchange Commission and listed on Schedule 3.4 nor any of the financial statements included in the reports listed in Schedule 3.4, when this Agreement and such reports and financial statements are read as a whole, contains any materially untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein contained not materially misleading. After giving effect to the disclosures made on Schedule 3.4, there are no circumstances involving any of the Companies or with respect to any Hotel Property or Mortgage Note or, to the knowledge of the Borrower, any Indirect Hotel Property, not disclosed by the Borrower to the Senior Lender in writing that, based upon facts and circumstances currently known to the Borrower or the Operating Partnership, will result in any Material Adverse Effect. The Borrower is not contemplating either the filing of a petition by the Borrower under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law or the liquidation of all or a major portion of the Borrower's Assets. The

Borrower has no knowledge of any Person contemplating the filing of any such petition against the Borrower.

         3.5 Licenses. Schedule 3.5(a) accurately and completely lists each gaming license and each alcohol beverage license currently held by any of the Companies. Except as otherwise set forth in Schedule 3.5(b), each such gaming license, each such alcohol beverage license and all of the Material Licenses are validly issued and in full force and effect, and each of the Companies has fulfilled and performed in all material respects all of that Company's obligations with respect thereto and has all requisite real estate investment trust, corporate or partnership power and authority to operate thereunder. Except as otherwise set forth on Schedule 3.5(b), there is no outstanding notice from any Governmental Authority to the effect that any Company fails to hold any Material License necessary for that Company's operation of a Hotel Property or of any violation by any Company of any Material License (other than violations that are not material), and no such Material License is presently suspended or subject to any pending or overtly threatened legal, administrative or investigatory proceeding that could result in a suspension or revocation of such Material License.

         3.6 Material Agreements. Schedule 3.6(a) accurately and completely lists all executory Material Agreements. Except as otherwise set forth on Schedule 3.6(b), neither the Borrower nor any of the other Companies is in default, nor does the Borrower know of any claim by any Person that the Borrower or any other Company is or, upon the passage of time or giving of notice or both, will be in default under any material term of any Material Agreement to which such Company is a party or by which that Company or any of its Assets may be bound, except for such defaults that will not result in a Material Adverse Effect. All of the Material Agreements are valid, subsisting agreements of the Companies party thereto and are in full force and effect. Except as otherwise set forth on Schedule 3.6(b), to the knowledge of the Borrower or the Operating Partnership, there exists no violation or breach of any material term of any Material Agreement on the part of any Person other than a Company that is a party to such agreement, which violation or breach will, or in the reasonable business judgment of the Borrower or the Operating Partnership based upon facts and circumstances currently known to the Borrower or the Operating Partnership, is likely to have a Material Adverse Effect. Except as otherwise set forth on Schedule 3.6(b), none of the Material Agreements listed therein contains any provision restricting the incurring of indebtedness by any of the Companies or that, in the reasonable business judgment of the Borrower or the Operating Partnership based upon facts and circumstances currently known to the Borrower or the Operating Partnership, is likely to result in a Material Adverse Effect.

         3.7 Tax Returns and Payments. The Companies have each filed all tax returns required by law to be filed and have paid all Taxes, assessments and other governmental charges levied upon any of their respective Assets, income or franchises, other than those not yet delinquent and those, not substantial in aggregate amount, being or about to be contested as provided in
Section 5.6 (relating to the payment of certain taxes). The charges, accruals and reserves on the books of the Companies in respect of their respective Taxes are adequate in the opinion of the Borrower to discharge all such tax liabilities. Except as otherwise set forth on Schedule 3.7, the Borrower does not know of any deficiency proposed, asserted, or assessed by any Governmental Authority in respect of Taxes against the Borrower or any of the other Companies that if paid would result in a Material Adverse Change. Neither the Borrower nor any of the other Companies is a party to, bound by or obligated under any tax sharing or similar agreement.

         3.8     Indebtedness, Liens and Investments.  Schedules 3.8(a), (b),
(c) and (d) accurately and completely describe, as of the date or dates indicated therein, (a) all outstanding Indebtedness of the Companies to Persons other than the Senior Lender and other Companies in respect of borrowed money and the deferred purchase price of property, including all Capital Leases; (b) all existing Liens in respect of Assets of any of the Companies other than the Required Liens, the Intercompany Liens and Permitted Liens described in subsection 6.2(b) (relating to Liens securing an Intercompany Loan or a Subsidiary Guaranty, including Intercompany Liens) and, except for those Liens of record, in subsection 6.2(d) (relating to Liens for certain Taxes, certain Liens to secure performance, mechanics' and similar Liens, certain judgment Liens and certain other Liens); (c) all outstanding Investments of any of the Companies in any Person other than another Company; and (d) all existing Contingent Obligations of any of the Companies other than to the Senior Lender or the Collateral Agent under the Loan Documents or the Intercompany Loan Documents.

         3.9 Title to Assets. Except as otherwise set forth on Schedule 3.8(b), each of the Companies has good and marketable title to all of the Real Property owned by that Company, and good title to or a valid leasehold interest in or other right to possess and use all of such Company's other Assets. None of such Assets is subject to any Lien or to an agreement to give any Lien, except the Permitted Liens. The Companies enjoy quiet possession under all Ground Leases, Intercompany Leases and equipment and personal property leases listed on Schedule 3.6(a) to which the Companies are parties as lessees.

         3.10 Litigation, etc. Except as otherwise set forth on Schedule 3.10, there is no litigation, or any proceeding or investigation by any Governmental Authority, pending or presently overtly threatened against any of the Companies that (a) questions the validity or enforceability of this Agreement, the other Loan Documents or the Intercompany Loan Documents, or any action taken or required to be taken pursuant hereto or thereto; or (b) in the reasonable business judgment of the Borrower based upon facts and circumstances currently known to the Borrower, is likely to result in a Material Adverse Effect.

         3.11 Authorization; Compliance with Other Instruments. The execution and delivery of and performance of the Companies' obligations under this Agreement, the other Loan Documents and the Intercompany Loan Documents, including the granting of the Required Liens and the Intercompany Liens; (a) will not result in any violation of or be in conflict with or constitute a default under any term of (i) any Material Agreement, Existing Mortgage Note, Prior Mortgage Note or other agreement or instrument to which any of the Companies is a party or by which any of the Companies is bound, (ii) any judgment, decree or order issued against any of the Companies, or (iii) to the knowledge of the Borrower or the Operating Partnership, any statute, rule or regulation of any Governmental Authority applicable to any of the Companies; and (b) will not result in the creation of any Lien upon any of the Assets of any of the Companies pursuant to any such term, except pursuant to this Agreement and the Security Documents and Intercompany Security Documents, or otherwise result in the acceleration of any Indebtedness or obligation of any of the Companies, except for, in the case of each of clauses (a) and (b), such conflicts, breaches, defaults, Liens and/or such accelerations of Indebtedness or obligations as are set forth on Schedule 3.11 or as will not, individually or in the aggregate, result in a Material Adverse Effect. Except as otherwise set forth on Schedule 3.11, none of the Companies is in violation of any term of that Company's declaration of trust, articles of incorporation, partnership agreement or other charter or other organizational document or trustees' regulations or by-laws or other similar document.

         3.12 Compliance with Laws. Neither the Borrower nor any of the other Companies is in violation of any judgment, decree or order served on any Company, or any other judgment, decree, order, statute, rule or regulation of any Governmental Authority to which such Company or any of its Hotel Properties or Mortgage Notes is subject, the failure to comply with which would have a Material Adverse Effect.

         3.13 Government Regulation. None of the Companies is: (a) an "investment company," or a company directly or indirectly "controlled" by or acting on behalf of an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended, or an "investment adviser" within the meaning of the Investment Advisers' Act of 1940, as amended; (b) a "Holding Company" or a "Subsidiary Company" of a "Holding Company", or an "affiliate" of a "Holding Company" or of a "Subsidiary Company" of a "Holding Company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended; or (c) subject to any other federal or state regulation limiting that Company's ability to incur the Obligations other than Obligations under the Environmental Indemnity or, in the case of any Company other than the Borrower, obligations incurred or to be incurred by that Company under the Intercompany Loan Documents to which that Company is a party.

         3.14 Consents. Except for the orders, consents, approvals, other authorizations and filings specified in Schedule 3.14(c) and those orders, consents, approvals, other authorizations and filings obtained or given in connection with the Third Closing (and in connection with the First Closing and the Second Closing to the extent they are effective on the date hereof) none of the Companies is or was required to obtain any order, consent, approval or other authorization of, or required to give any notification to or make any other filing other than the filing of UCC financing statements, fixture filings and Mortgages with, any other Person, including any Governmental Authority and any other Person party to any Material Agreement, in connection with the Companies' execution and delivery of and performance of their obligations under any Loan Document or any Intercompany Loan Document, including the granting of the Required Liens and the Intercompany Liens granted on the date hereof and the performance of the Companies' other obligations under the Security Documents and the Intercompany Security Documents. All of the orders, consents, approvals, other authorizations and filings described in this Section
3.14 are herein referred to as the "Consents."

         3.15 Margin Stock. None of the Companies owns or has any present intention of acquiring any Margin Stock.

         3.16 Employee Retirement Income Security Act of 1974. (a) Except as otherwise set forth on Schedule 3.16, to the Borrower's knowledge:

         (i) Each "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), each "Plan" within the meaning of
                 Section 4975(e)(1) of the Code (a "Plan") sponsored by a Company or an ERISA Affiliate, as defined below, of a Company, and each "multi-employer plan" within the meaning of Section 3(37) of ERISA to which any Company or any ERISA Affiliate of a Company makes contributions, complies in all material respects with all applicable provisions of ERISA and the Code;

         (ii) Neither any Company nor any ERISA Affiliate of a Company has incurred any material liability to the Pension Benefit Guaranty Corporation ("PBGC"), any "employee benefit plan" or any "Plan" on account of any of the following: any failure to meet the contribution requirements of such plan, any failure to meet minimum funding requirements of such plan, one or more transactions prohibited by Section 406 of ERISA, one or more "prohibited transactions" within the meaning of Section 4975(c) of the Code, any termination of a single employer plan, any partial or complete withdrawal from a "multi-employer plan", or the insolvency, reorganization or termination of any "multi- employer plan"; and

         (iii) No event has occurred or condition exists that presents a material risk that any Company or any ERISA Affiliate of a Company will incur any material liability on account of any of the foregoing circumstances.

                 (b) The consummation of the transactions contemplated by this Agreement, will not result in any of the Companies' engaging in any transaction prohibited by Section 406 of ERISA, or any "prohibited transaction", for which an exemption is not available. Schedule 3.16 sets forth (i) all "employee benefit plans" and "Plans" of the Companies including any group or individual severance or other payment plans, (ii) whether or not such plans are funded in whole or in part and (iii) the amount of such funding or the amount of any unfunded obligation or liability under each of such plans.

         3.17    Ownership of Borrower and SLT.

         (a) Borrower. Schedule 3.17(a) correctly sets forth a detailed description of the Borrower's capital structure, the number of Units, as defined in the Borrower's partnership agreement, outstanding and, to the knowledge of the Borrower, each Person who has the authority, directly or indirectly, to vote and/or transfer Percentage Interests, as also defined in the Borrower's partnership agreement, constituting five percent (5.00%) or more of all such

Percentage Interests. Except as otherwise set forth in Schedule 3.17(a), the Borrower is not obligated in any manner to issue any one or more additional Units.

         (b) SLT. Schedule 3.17(b) correctly sets forth a detailed description of SLT's capital structure, the number of SLT's shares of beneficial interest outstanding and, to the knowledge of SLT, each Person who has the authority, directly or indirectly, to vote and/or transfer shares of beneficial interest of SLT constituting five percent (5.00%) or more of all such outstanding shares. All of those outstanding shares of beneficial interest are validly issued, fully paid and nonassessable. Except as otherwise set forth in Schedule 3.17(b), SLT is not obligated in any manner to issue any additional shares of beneficial interest.

         3.18 Environmental Matters. The Senior Lender and the Collateral Agent have been furnished by the Borrower with a "Phase I" and/or a "Phase II" environmental survey or report with respect to each Hotel Property currently owned or leased by the Borrower or SLT (collectively, the "Environmental Surveys"). Except as otherwise set forth in the Environmental Surveys or in
Schedule 3.18, the Borrower has no knowledge that the Companies' ownership or operation of the Hotel Properties or the current physical condition of any of the Hotel Properties violates any applicable Hazardous Materials Law, except for such violations as will not, individually or in the aggregate, result in a Material Adverse Effect.

         3.19 Trademarks, etc. The Borrower and each of the other Companies own or hold licenses in all trademarks, trade names, copyrights, patents, patent rights and patent licenses that are necessary to conduct the Companies' respective businesses in all material respects as currently operated. The consummation of the transactions contemplated by this Agreement, the other Loan Documents and the Intercompany Loan Documents will not adversely alter or impair any of such rights of the Borrower or any of the other Companies, except as otherwise set forth on Schedule 3.19. Neither the Borrower nor any of the other Companies has been charged or is overtly being threatened to be charged with any infringement of, nor to the Borrower's knowledge has any Company infringed on, any unexpired trademark, trademark registration, trade name, patent, copyright, copyright registration or other proprietary right of any Person which infringement, in the reasonable business judgment of the Borrower based upon facts and circumstances currently known to the Borrower or the Operating Partnership, would if proved be likely to have a Material Adverse Effect.

         3.20 Burdensome Court Orders, etc. The Borrower and the other Companies are not, individually or in combination, subject to any court order, writ, injunction or decree of any court or Governmental Authority that has had or, in the reasonable business judgment of the Borrower based upon facts and circumstances currently known to the Borrower or the Operating Partnership, is likely to have, a Material Adverse Effect.

         3.21 Fire, Explosion, Labor Disputes, etc. Except as otherwise set forth on Schedule 3.21, no Hotel Property is presently affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty, whether or not covered by insurance, that, in the reasonable business judgment of the Borrower based upon the facts and circumstances currently known to the Borrower, is likely to have a Material Adverse Effect.

         3.22 Binding Obligations. This Agreement, the Notes and the other Loan Documents and the Intercompany Loan Documents executed and delivered at or prior to the Third Closing are the legally valid and binding obligations of the Company or Companies party thereto, enforceable against each such Company in accordance with those agreements' respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally.

         3.23  Lien Validity.  Except in each case as otherwise set forth in
Schedule 3.23, each of the Required Liens and Intercompany Liens that has been granted by SLT and/or SLC in their respective Assets prior to the Third Closing Date has been validly created and perfected to the extent that each such Lien in such Assets can be perfected by the proper filing of financing statements and recordation of fixture filings, Mortgages and other applicable Security Documents and Intercompany Security Documents with the appropriate filing or recording officer in each of the necessary jurisdictions, and giving effect to the delivery to the Collateral Agent or its agent of the original share certificates so delivered at or in connection with the First Closing. Except as otherwise set forth in Schedule 3.23, the Required Liens and the Intercompany Liens granted or to be granted by the Realty Partnership and/or the Operating Partnership in their respective Assets, including the increases thereof, in the amounts accrued thereby, other than the Excluded Assets and Excluded Intercompany Assets, on or after the Third Closing Date have been or when granted shall be validly created and, upon the proper filing of financing statements and recordation of fixture filings, Mortgages and other applicable Security Documents and Intercompany Security Documents with the appropriate filing or recording officers in each of the necessary jurisdictions, and upon delivery of original share certificates and promissory notes to the Collateral Agent, those Required Liens and Intercompany Liens will be perfected to the extent that Liens in such Assets can be perfected by such filing, recordation and pledge.

         3.24 Solvency. Subject to the assumptions set forth on Schedule 3.24, the Borrower and each of the other Companies is Solvent. Neither the execution and delivery of this Agreement or any of the other Loan Documents or Intercompany Loan Documents, nor the granting of the Required Liens or the Intercompany Liens, nor, based upon facts and circumstances known to the Borrower or the Operating Partnership, the consummation of any of the transactions contemplated by this Agreement to be consummated on or after the Third Closing Date, will in any way render the Borrower or any of such other Companies not Solvent.

         3.25 Accounts. Schedule 3.25 accurately and completely describes each Cash Management Account, each Collateral Account and each other deposit account, demand, time or money market account or certificate of deposit currently maintained at any financial institution by any Company in which any Excluded Cash is held, including the name and address of each financial institution at which any such account is maintained. There is no account or certificate of deposit maintained or held by any of the Companies other than the accounts and certificates listed on Schedule 3.25.

         3.26 All Assets. The Collateral subject to the Required Liens includes all Assets of the Borrower other than Excluded Assets, and the Intercompany Collateral includes all Assets of each Company that is an obligor under an Intercompany Note or a guarantor under a Subsidiary Guaranty other than, in each case, Excluded Intercompany Assets, shown on the latest balance sheets included in Schedule 3.4, except for Assets sold or otherwise disposed of in the ordinary course of business as heretofore conducted or as otherwise set forth on Schedule 3.26. Schedule 3.26 also indicates which of the Assets shown on such balance sheets constitute Excluded Assets or Excluded Intercompany Assets other than such Assets that may constitute Excluded Assets or Excluded Intercompany Assets solely at the election of the Senior Lender.

         3.27 Certain Schedules. Set forth on Schedule 4.2(q) is a true and correct copy of the Restructuring Plan. Set forth on Schedule 7.3 are illustrations of the calculation of certain financial covenants set forth in this Agreement.

                                   ARTICLE 4.

                               Gaming Partnership

         4.1     Consent to Transfer of Assets of HICN to Gaming Partnership.

                 Subject to the fulfillment or waiver by Senior Lender of each of the following conditions, Senior Lender shall consent to the transfer of the Assets of HICN to the Gaming Partnership:

                 (a) Security Documents. The Borrower shall have, or shall have caused the Gaming Partnership and the Operating Partnership to have, executed, acknowledged and delivered to the Collateral Agent execute any agreements or other documents reasonably requested by the Collateral Agent or the Senior Lender in order to confirm matters relating to the Reorganization and to assume and perform the obligations or HICN in connection with the Third Closing, including without limitation an amendment to real property security documents in substantially the form executed the Borrower and the Operating Partnership in connection with the transfer of the other Hotel Properties to the Borrower and the Operating Partnership, and (ii) if and to the extent the Gaming Partnership then maintains any disbursement, deposit or other account in the name of the Gaming Partnership, such additional security documents as are necessary to perfect the Intercompany Liens in all Cash and Cash Equivalents of the Gaming Partnership and an amendment to the Cash Management Memorandum as necessary to reflect the transfer of any one or more deposit accounts to the Gaming Partnership.

                 (b) Operating Partnership Guaranty. The Gaming Partnership shall have executed, acknowledged and delivered an Operating Partnership Guaranty in substantially the form of Exhibit K-3, a security agreement securing the Operating Partnership Guaranty in the form executed by the Operating Partnership at the Third Closing and related UCC-1 financing statements and other documents perfecting the Liens granted by such security agreement.

                 (c) Solvency Certificate. The Gaming Partnership shall have delivered a certificate (a "Solvency Certificate") in substantially the form of Exhibit F-3, dated as of the date the Assets of HICN are transferred to the Gaming Partnership, signed by the chief financial officer of the general partner of the Gaming Partnership, certifying that the Gaming Partnership is Solvent as of the date of such Solvency Certificate.

                 (d) Officer's Certificate. The Borrower shall have delivered an officer's certificate, dated as of the date the Assets of HICN are transferred to the Gaming Partnership, signed by a Responsible Officer of the general partner of the Borrower, certifying that the Nevada Gaming Approvals have been obtained and that true and correct copies of all such Nevada Gaming Approvals are attached to the certificate.

                 (e) Local Counsel Opinion. The Borrower shall have delivered an opinion of the Companies' Nevada counsel, in form acceptable to the Collateral Agent, that all Gaming Approvals required by applicable law in connection with the transfer of Assets to the Gaming Partnership have been obtained.

                 (f) Notwithstanding any other provision of this Agreement including the Restructuring Plan, the Senior Lender has not consented, nor shall it be deemed to have consented, to the transfer of any of the Assets of HICN to the Gaming Partnership prior to the fulfillment or waiver by Senior Lender of each of the foregoing conditions.

                                   ARTICLE 5.

                             Affirmative Covenants

         The Borrower covenants and agrees that, until the payment in full all of the principal and interest on the Loans and all other sums due under the Loan Documents and Intercompany Loan Documents, the Borrower shall perform, and shall cause each of the other Companies to perform, each and all of the following covenants applicable to that Company, unless such performance shall be waived by the Senior Lender:

         5.1 Financial Statements The Borrower shall furnish or cause to be furnished to Senior Lender:

                 (a) Annual. Within ninety (90) days after the end of each fiscal year of the Realty Partnership and the Operating Partnership:

                 (i) such financial statements as are required to be included in SLT's and SLC's annual report on Securities and Exchange Commission Form 10-K, which shall include audited financial statements of the Operating Partnership and the Realty Partnership, together with the opinion of

                          Deloitte & Touche or other independent public accountants selected by the Borrower and satisfactory to the Senior Lender, whose approval shall not be unreasonably delayed or withheld, on the aforementioned financial statements, which opinion shall state that such financial statements have been prepared in accordance with GAAP and that the audit by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards related to reporting;

                 (ii) a statement signed by the accountants who have delivered the opinion described in the preceding paragraph to the effect that in connection with their examination of the financial statements to which such opinion relates such accountants have reviewed the provisions of this Agreement, specifically including the provisions of Sections 7.1 (relating to the covenant regarding Adjusted Net Worth) and 7.2 (relating to the covenant regarding Available Cash), and have no knowledge of any event or condition that constitutes a Default or Event of Default or, if such accountants have such knowledge, specifying the nature and period of existence thereof. However, in issuing such statement such accountants shall not be required to go beyond normal auditing procedures conducted in connection with the aforesaid opinion; and

                 (iii) a certificate signed by the chief financial officer or controller of the general partner of the Borrower, and the chief financial officer or controller of the managing general partner of the Operating Partnership, separately identifying and describing all material Contingent Obligations of the Borrower and its Subsidiaries (if any) and of the Operating Partnership and its Subsidiaries.

                 (b) Quarterly. Within forty-five (45) days after the end of each of the first three quarterly accounting periods in each fiscal year of the Borrower:

                 (i) such financial statements as are required to be included in SLT's and SLC's quarterly report on Securities and Exchange Commission Form 10-Q (which will include the financial statements of the Operating Partnership and the Realty Partnership), signed by the chief financial officer of the general partner of the Borrower and the chief financial officer or controller of the managing general partner of the Operating Partnership;


                 (ii) a report, specifying in reasonable detail any material developments with respect to any litigation, proceeding or investigation described in paragraph
                          (ii) or (iii) of subsection 5.2(c), signed by a Responsible Officer of the general partner of the Borrower; and

                 (iii) a report signed by the chief financial officer of the general partner of the Borrower, setting forth the status of the Companies' relations with franchisors, non-Company lessors and lienholders, and the status of the Borrower's efforts to maximize the value of each Mortgage Note with respect to which the mortgagor is in default and each Hotel Property owned by the Borrower with respect to which the ground lessee is in default.

                 (c) Monthly. As soon as available, but in any event not later than forty-five (45) days after the end of each monthly accounting period in each fiscal year of the Borrower, or, in the case of each monthly accounting period ending in January, within seventy-five (75) days after the end of such period:

                 (i) (A) unaudited balance sheets of the Borrower as at the end of such period and the related unaudited statements of income and partners' equity and the related consolidated statement of cash flows for such period and for the period from the beginning of the current fiscal year to the end of such period and
                          (B)(I) the unaudited balance sheets of the Operating Partnership as at the end of such period and the related unaudited statements of income and partners' equity and the related consolidated statement of cash flows for such period and for the period from the beginning of the current fiscal year to the end of such period and (II) the unaudited combined and combining balance sheets of the Borrower and of the Operating Partnership as at the end of such period and the related unaudited combined and combining statements of income and partners' equity and related combined statement of cash flows for such period and for the period from the beginning of the current fiscal year to the end of such period, in each case setting forth in comparative form with respect to such combined financial statements, figures for the same period and portion of the previous fiscal year, signed by the chief financial officer of the general partner of the Borrower and the chief financial officer, the principal accounting officer or the controller of the managing general partner of the Operating Partnership;

                 (ii) either (A) with respect to each Hotel Property and each Indirect Hotel Property, if any, operated during such period by any Company, an operating report prepared in accordance with the American Hotel & Motel Association's Uniform System of Accounts for Hotels, signed by a Responsible Officer of the Company responsible for the operations of the Hotel Property or Indirect Hotel Property in question, setting forth the revenues, expenses and cash flows of such Hotel Property or Indirect Hotel Property and including with respect to each Hotel Property in comparative form figures for such month as set forth in the Borrower's budget for such month or (B) with respect to each Hotel Property or Indirect Hotel Property operated by a Person other than a Company, a copy of any similar operating report with respect to such property received by the Borrower or any other Company from the Person responsible for the operations of such Hotel Property or Indirect Hotel Property; and

                 (iii)    a deviation report substantially in the form of
                          Exhibit V on a cumulative year-to-date basis;

                 (iv) a three-month monthly consolidated rolling cash receipts and cash disbursement forecast for the Companies taken as a whole, including a roll-forward of the corporate cash balance; and

                 (v) the report required each month regarding the Mortgage Notes required by the Portfolio Management System as defined in the Mortgage Note Assignment.

                 (vi) The Borrower shall use all reasonable efforts to deliver each of the annual, quarterly and monthly reports of information described above in a uniform complete package consisting of all related specified items.

                 (d) Projections and Capital Expenditures Budget. Not more than thirty (30) days after the commencement of each fiscal year of the
Borrower:

                 (i) monthly projected balance sheets and statements of income, partners' equity and cash flows for the Borrower and for the Operating Partnership for such fiscal year, and annual projected statements of income and cash flows for each Hotel Property and each Indirect Hotel Property, in each case signed by the chief financial officer of the general partner of the Borrower and the chief financial officer of the managing general partner of the Operating Partnership, and promptly upon the preparation thereof any other significant projections that the Borrower or the Operating Partnership prepares and revisions of all such projections; and

                 (ii) a Capital Expenditures budget in substantially the form of Exhibit W (a "Capital Expenditures Budget") for each Hotel Property as to which Capital Expenditures are proposed to be made by any of the Companies during such fiscal year, which Capital Expenditures Budget shall include allocations for Capital Expenditures necessary to comply with applicable Franchise Agreements, ground and other leases, management agreements and health and safety laws. Such Capital Expenditures Budget shall be subject to the approval of the Senior Lender, which approval shall not be unreasonably delayed or withheld and may not be withheld if such Capital Expenditures Budget (A) provides for the expenditure of an aggregate amount that does not exceed the sum of (1) five percent (5.00%) of the Companies' total hotel revenues for the previous fiscal year, (2) five percent (5.00%) of the
                           Companies' total gaming revenues for the previous fiscal year and (3) $6,000,000 with respect to Capital Expenditures to be made prior to the Initial Termination Date for the Hotel Properties of Park Central, Dallas, Texas, French Quarter, Lexington, Kentucky, and Capitol Hill, Washington, D.C.. The Capital Expenditures Budget shall not be less than the sum of (a) three percent (3.00%) of the Companies' total hotel revenues for the previous fiscal year plus (b) one percent (1.00%) of the Companies' total gaming revenues for the previous fiscal year or such lower amount as the Collateral Agent shall reasonably approve (the "Minimum Amount"). Capital Expenditures shall be made to each Hotel Property at which Capital Expenditures are proposed to be made that are consistent with Capital Expenditures then customarily being made by prudent hotel owners/operators with respect to properties comparable to that Hotel Property. To the extent the Companies do not spend the Minimum Amount, the Companies shall reserve the unspent amount and spend such amount in the next succeeding fiscal year in addition to complying with that fiscal year's requirement.

                 (e) Auditors' Letters. Promptly upon receipt thereof, a copy of each comment letter (and any supplement or supplements thereto) submitted to the management of the Borrower, the Operating Partnership, SLT or SLC in respect of that Company's internal control matters by that Company's independent public accountants in connection with an annual, interim or special audit of the financial statements of that Company made by such accountants.
The Borrower shall obtain such a letter in connection with each of its annual audits.

                 (f) Management Company Reports. The Borrower shall direct each Management Company to deliver to the Senior Lender, at the same time such document is delivered to the Borrower, a copy of each notice of default delivered by such Management Company to any of the Companies, and the Borrower shall provide upon the request of the Senior Lender a copy of any and all material reports and analysis received by the Borrower from any Management Company.

         5.2 Other Information and Reports. The Borrower shall furnish or cause to be furnished to the Senior Lender:

                 (a) Communications With Shareholders. Promptly following the mailing or other public distribution or release thereof, one (1) copy of
(i) each annual, quarterly or other regular or periodic report including financial statements, notice of meeting or proxy statement sent by the Borrower, the Operating Partnership, SLT or SLC to each of that Company's partners, shareholders or stockholders, as applicable, (ii) any registration statement or prospectus filed by any of the Companies with any securities exchange or with the Securities and Exchange Commission or any successor agency, and (iii) any press release or other similar statement made available generally by any of the Companies to the public concerning material developments in such Company's business.

                 (b)      Notices of Default on Other Documents.  Within five
(5) Business Days after any Responsible Officer of the Borrower obtains knowledge that any party to any Material Agreement or any Material License or the holder of any evidence of material Indebtedness or other security of the Borrower or any of the other Companies, including any Prior Mortgage Note, has given notice of or taken any other material action with respect to, a claimed default or event of default by any of the Companies, a copy of any written notice received with respect to such claimed default or event of default, together with a certificate signed by the chief financial officer of the general partner of the Borrower specifying the notice given or action taken by such holder and the nature of the claimed default or event of default and what action the Borrower or such other Company as is claimed to have committed the default or event of default has taken and proposes to take with respect thereto.

                 (c) Notice of Litigation or Other Material Development. Within five (5) Business Days after any Responsible Officer of the Borrower obtains knowledge of:

                 (i) any condition or event that constitutes an Event of Default or, to the knowledge of the president, chief executive officer or chief financial officer of the general partner of the Borrower, a Default;

                 (ii) any litigation, or any investigation or proceeding by any Governmental Authority, that (A) alleges any criminal conduct on the part of any of the Companies or any of their respective general partners, trustees, directors, officers, employees or agents in their capacity as such, (B) alleges any material violation by any of the Companies of any Hazardous Materials Law or (C) involves a claim against any of the Companies that arises other than in the ordinary course of business, as to which the insurance carrier has denied coverage or that is not covered by insurance and that seeks damages in an amount which, individually, or when aggregated with all other such claims not theretofore reported to the Senior Lender, is greater than or equal to $500,000;

                 (iii) any other investigation of, or proceeding against, the Companies or any of them by any Governmental Authority, or any other litigation against the Companies that, in the reasonable business judgment of the Borrower, is likely to result in a Material Adverse Change;

                 (iv) any material labor controversy resulting in or threatening to result in a strike against any of the Companies;

                 (v) the adoption or termination by any Company of any Plan as defined by the Code or the occurrence of any "reportable event" as defined in ERISA as to any Plan of any Company;

                 (vi) any written proposal by any Governmental Authority to acquire any Hotel Property or any material portion thereof, or any other material written communication, notice, order or report furnished, other than in the ordinary course of business, by any of the Companies to, or received by any of the Companies, other than in the ordinary course of business from the PBGC, the Department of Labor or any other Governmental Authority having jurisdiction over any of the Companies or their Assets;

                 (vii) any change in the composition of the Board of Trustees of SLT, the Board of Directors of SLC or the executive officers of the general partner of the Borrower or the managing general partner of the Operating Partnership; or

                 (viii) any Person's seeking to obtain or threatening in writing to seek to obtain a decree or order for relief with respect to the Borrower or any of the other Companies in an involuntary case under the Bankruptcy Code or any other federal or state bankruptcy, insolvency or other similar law now or hereafter in effect;

the Borrower shall deliver to the Senior Lender and the Collateral Agent a certificate signed by a Responsible Officer of the Borrower specifying the nature and period of existence of such event or condition and what action the Borrower or, if appropriate, another Company or Companies has taken, is taking and proposes to take with respect thereto.

         The Borrower shall also furnish or cause to be furnished to the Senior Lender and the Collateral Agent such other information regarding the business, affairs and condition of the Companies as the Senior Lender or the Collateral Agent may from time to time reasonably request if and to the extent that such information is then readily available to the Borrower or another Company in the ordinary course of business without unreasonable cost or expense. In addition, the Borrower shall permit, and shall cause each of the other Companies to permit, at least once during each quarterly accounting period in each fiscal year of the Borrower, the Senior Lender, or if there is more than one Senior Lender, the Senior Lenders as a group, or the Collateral Agent on their behalf, through their respective agents and employees, to inspect the Companies' books and to make copies thereof and extracts therefrom and, to the fullest extent permitted by law, any of the Hotel Properties or other Assets of the Companies and to discuss the affairs, finances and accounts of the Companies with, and to be advised as to the same by, the Companies' respective executive officers and, at least once during each fiscal year of the Borrower, the Companies' independent public accountants, all at such reasonable times as the Senior Lender or the Collateral Agent may from time to time request. However, the Senior Lender or the Collateral Agent, as the case may be, shall notify the Borrower in advance of any discussion between any Senior Lender or the Collateral Agent and the Companies' accountants, and the Borrower shall have the right to be present during such discussions. The inspection rights of the Senior Lender and the Collateral Agent set forth in this Section shall be in addition to the inspection rights of the Collateral Agent under the Intercompany Security Documents.

         5.3 Legal Existence: Franchises: Compliance with Laws. (a) The Borrower shall, and shall cause each of the other Companies to: maintain its existence and business (except as otherwise contemplated by the Restructuring
Plan); maintain its licensing, qualification or other authorization to do business as a foreign partnership, foreign real estate investment trust, foreign corporation or other foreign business entity in all states where necessary for the conduct of such Company's business as from time to time conducted; maintain all Assets which are necessary for the conduct of such business now or hereafter owned, in good repair, working order and condition, ordinary wear and tear excepted; take all actions to maintain and keep in full force and effect all such Material Agreements and Material Licenses as are necessary for the conduct of such business; and, except as otherwise provided herein, comply in all material respects with all applicable statutes, rules, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities in respect of the conduct of such business and the ownership of such Company's Assets. However, neither the Borrower nor any of the other Companies shall be required by reason of this Section to comply with any such statute, rule, regulation, order or restriction at any time while the Borrower or such other Company shall be contesting its obligation to do so in good faith by appropriate proceedings promptly initiated and diligently conducted, and if the Borrower or such other Company shall have set aside on its books such reserves, if any, with respect to that matter as are required by GAAP and deemed adequate by such Company and its independent public accountants.

                 (b) The Borrower shall not, and shall not permit any of the other Companies to, engage in any business other than the businesses of hotel and hotel/casino ownership, operation and/or management as heretofore conducted and activities incidental thereto. The foregoing shall not be construed to prohibit the ownership or operation of a Mixed-Use Property; provided, however, that the aggregate non-hotel and non-casino gross revenues of Mixed-Use Properties shall not constitute more than ten percent (10%) of the gross revenues of all the Companies' Assets. In addition, the Borrower and the other Companies may acquire additional casino properties provided the total asset value of all casinos does not exceed twenty percent (20%) of the Aggregate Asset Value.

         5.4     Insurance.

                 (a) The Borrower shall maintain or cause to be maintained at the Borrower's expense with companies satisfactory to the Senior Lender, whose approval shall not be unreasonably delayed or withheld and shall not be withheld as to any Company rated A-VII or better in the most current issue of Best's Key Rating Guide, the following minimum insurance coverages, which coverages may be included as part of a blanket policy, insuring the Hotel Properties and other Assets of the Companies:

                 (i) insurance that complies with the worker's compensation and employer's liability laws of all states in which the Borrower or any other Company shall have employees;

                 (ii) comprehensive general liability insurance covering all operations of the Borrower and the other Companies and with a combined single limit of not less than $1,000,000 per occurrence for bodily injury, including death, and property damage;

                 (iii) fire, extended coverage, vandalism and malicious mischief insurance in an amount not less than one hundred (100%) of the full replacement cost of the personal property and Improvements on the Real Property associated with the Hotel Properties and the Companies' other Assets, with deductibles not to exceed $100,000 for any one occurrence (or in the case of earthquake or flood insurance, ten percent (10%) of the total insurable value), with a replacement cost coverage endorsement, an agreed amount endorsement if requested by the Senior Lender, a contingent liability from operation of building laws endorsement, a demolition cost endorsement and an increased cost of construction endorsement ("full replacement cost", as used herein, meaning the cost of replacing the Improvements exclusive of the cost of excavations, foundations and footings below the lowest basement floor) and the Companies' personal property therein without deduction for physical depreciation thereof);

                 (iv) umbrella liability insurance in addition to the coverage specified in (ii) above, in an amount not less than $10,000,000 per occurrence;

                 (v) for each Hotel Property in an area designated by the Secretary of Housing and Urban Development as having special flood hazards, flood insurance on the Improvements included in such Hotel Property and any and all Company personal property used or to be used in connection therewith, up to the maximum limits of insurance available under the National Flood Insurance Program as authorized by the Flood Disaster Protection Act of 1973, as amended or recodified from time to time;

                 (vi) business interruption insurance and/or loss of rental value insurance, as appropriate, payable for a period of twelve (12) months and sufficient to cover eighty percent (80%) of the gross income from the Hotel Properties for a period of twelve (12) months, as determined at the commencement of each insurance policy year; and

                 (vii) products and completed operations, business automobile liability, liquor liability, personal and advertising injury liability, false arrest and libel and slander insurance.

                 Notwithstanding the foregoing provisions of subparagraphs
(iii), (v), (vi) and (vii), the Borrower shall, with respect to acquired mortgage notes and Existing Mortgage Notes, fully enforce the coverage (with the intention of attaining the maximum coverage allowed) and related terms provided for in the applicable mortgage note but which may be less coverage than specified above.

                 (b) The Borrower shall furnish to the Collateral Agent originals or, if not available, certified copies of such policies of insurance upon execution hereof and upon the renewal or replacement of existing coverage or the obtaining of additional coverage.

                 (c)      Each insurance policy required by paragraphs (i),
(ii) (iv) and (vii) of subsection 5.4(a) shall name the Collateral Agent, for the benefit of the Senior Lender, as an additional insured party with respect to the Collateral insured by such policy. Each insurance policy required by paragraphs (iii), (v) and (vi) of subsection 5.4(a) and any and all other policies applicable to the Collateral shall name the Collateral Agent, for the benefit of the Senior Lender, as a loss payee with respect to the Collateral and shall provide that all proceeds payable thereunder shall be paid to the Collateral Agent to be applied as provided herein. Except as may be otherwise approved by the Senior Lender, none of such insurance policies shall include any non- Company Assets.

                 (d) Each insurance policy required by paragraphs (iii) and (v) of subsection 5.4(a) shall be on a non-reporting form basis and to the extent the same relates to the Collateral shall contain a provision (i) requiring the insurer to notify the Senior Lender and the Collateral Agent in writing at least ten (10) days in advance of any cancellation or material change in such policy; and (ii) stating that any loss otherwise payable thereunder shall be payable notwithstanding any change in title to or ownership of the covered Hotel Property after the event giving rise to the loss.

                 (e) In the event of an insured loss to all or any portion of the Borrower's Assets which loss is estimated to be in an amount in excess of $200,000, the Borrower shall give immediate written and oral notice thereof to the Collateral Agent, and the Collateral Agent may make proof of loss with respect to the Collateral or Intercompany Collateral if not made promptly by the Borrower or another Company. However, any adjustment or proof of loss in excess of $200,000 shall require the prior written consent of the Senior Lender, which consent shall not be unreasonably delayed or withheld. Each insurance company concerned with the circumstances described in the immediately preceding sentence is hereby authorized and directed to make payment under such insurance to the Collateral Agent instead of to the Borrower and the Collateral Agent jointly, other than with respect to the return of unearned premiums which, except as otherwise provided in subsection 5.4(g), shall be returned to the Borrower. The Borrower irrevocably appoints the Collateral Agent as the Borrower's attorney-in-fact to endorse any draft for such payment, which appointment, being for security, is irrevocable. The Collateral Agent shall immediately, and in any event within ten (10) Business Days, notify the Borrower of the Collateral Agent's receipt of any payment pursuant to the immediately preceding sentence.

                 (f) The proceeds of any business interruption insurance carried in accordance with paragraph 5.4(a)(vi) and paid to the Collateral Agent shall be promptly paid by the Collateral Agent to the Borrower.

                 (g) All right, title and interest of the Borrower in and to the policies contemplated in this Section, and all renewals thereof, have been assigned pursuant to the

Security Documents by the Borrower to the Collateral Agent as additional security for payment of the Obligations, other than Obligations under the Environmental Indemnity, to the extent permitted by applicable law and subject to the rights of the Borrower's insurance premium finance company, if any. The Borrower hereby agrees (i) to give notice of such assignment to the companies issuing such policies as herein required, and (ii) if an Event of Default shall have occurred and be continuing, any amount that would otherwise be available under said insurance policies to any of the Companies upon cancellation or termination of any of such policies or renewals, whether in the form of return of premiums or otherwise, shall be payable to the Collateral Agent as assignee thereof.

         5.5     Restoration.

                 (a) In the event that there occurs any damage to or destruction of any Improvements forming a part of any Hotel Property owned by the Borrower or SLT and subject to the Required Liens ("Damage") or that any portion of the Real Property or other Assets constituting such a Hotel Property is taken under the power of eminent domain (a "Condemnation") and such Damage or Condemnation constitutes Major Damage or a Major Condemnation or a Total Loss as hereinafter defined, then, except for such proceeds of any insurance as the Borrower may require in order to effect any demolition of the remaining portion of Improvements that may be required by applicable law, which proceeds shall be paid to the Borrower by the Senior Lender, the Senior Lender shall have the absolute right to (i) retain and apply the proceeds of any insurance or sums received as a result of such Condemnation, at its sole election, to principal payable on the Notes then outstanding; or (ii) require the Borrower to restore or repair, or cause to be repaired or otherwise restored, the damaged or taken Hotel Property or portion thereof according to plans and specifications approved by the Senior Lender and in accordance with the requirements of subsection 5.5(b), if and to the extent that such repair or restoration is then permitted by applicable law. However, if (i) such Damage or Condemnation does not constitute a Total Loss, (ii) no Event of Default has occurred and is continuing, (iii) the Borrower certifies to the Senior Lender that, in that Company's reasonable business judgment, there are sufficient net proceeds from insurance or sums received as a result of such Condemnation or from Company funds to complete repair or the restoration of the Improvements affected thereby to, in the case of a casualty, substantially the same value, condition and character as existed immediately prior to such damage or, in the case of a Condemnation, to such condition and character as shall permit the continued operation of such Hotel Property, and (iv) the insurer, in the case of an insured casualty loss, does not deny liability as to the insureds, the Senior Lender shall, if the Borrower shall so request, consent to the use of the net proceeds of any insurance or any sums received as the result of such Condemnation for restoration of such Hotel Property. In the event that there occurs any Minor Damage or Minor Condemnation as hereinafter defined to any Hotel Property owned or leased by the Borrower or SLT and subject to the Required Liens, the Borrower shall have the right to apply the proceeds of any insurance received as a result of such Minor Damage or sums received as a result of such Minor Condemnation to principal payable on the Notes then outstanding, or repair or restore or cause the restoration of the damaged or taken Hotel Property or portion thereof according to plans and specifications approved by the Senior Lender and in accordance with the requirements of subsection 5.5(b).

                 (b) All restorations made pursuant to subsection 5.5(a) shall be conducted in accordance with the following conditions:

                 (i) Prior to the commencement of restoration, if the cost to restore is anticipated to exceed $500,000, the architect, contracts, contractors, plans and specifications for the restoration shall have been approved in advance in writing by the Senior Lender, whose approval shall not be unreasonably delayed or withheld, and the Senior Lender shall have been provided with proof of the effective filing of a waiver of mechanics' liens so as to prevent to the maximum extent permitted by law such liens from attaching to such Hotel Property;

                 (ii) Such restoration is then allowed by applicable law and all necessary permits and approvals shall have been obtained;

                 (iii) The net proceeds of such insurance or condemnation award (the "Restoration Fund") shall have been deposited with the Collateral Agent, and any interest earned on such deposited funds shall be a part of and follow the Restoration Fund;

                 (iv) At the time of any disbursement from the Restoration Fund, no Event of Default shall have occurred and be continuing, no mechanic's or material supplier's liens shall have been filed and remain undischarged, and a bring-down of title insurance with respect to the damaged or condemned Hotel Property shall have been delivered to the Collateral Agent;

                 (v) Disbursements from the Restoration Fund shall be made by the Collateral Agent from time to time in an amount not exceeding the cost of the work completed since the last disbursement, upon receipt by the Collateral Agent of customary evidence of the stage of completion and of performance of the work in a good and workmanlike manner in accordance with the contracts, plans and specifications; and

                 (vi) The Collateral Agent may retain ten percent (10%) of all requests for disbursements from the Restoration Fund as retainage until the restoration is fully completed.

                 Notwithstanding the foregoing, no Restoration Fund shall be required in connection with Minor Damage or Minor Condemnation.

                 (c) If the estimated cost of restoration, as determined by the Borrower in its reasonable business judgment from time to time and certified to the Senior Lender, exceeds the net amount of insurance proceeds or condemnation proceeds awarded for the cost of such restoration and deposited in the Restoration Fund, the amount of such excess shall be paid promptly, but in no event later than sixty (60) days after notification by the Collateral Agent, by the Borrower to the Collateral Agent to be added to the Restoration Fund. Any insurance or condemnation proceeds remaining in the Restoration Fund after completion of repairs or restoration, other than any retainage, shall be distributed by the Collateral Agent or the Borrower. Upon certification by the Borrower to the Senior Lender that all conditions under the applicable construction contract for the release of any retainage have been fulfilled, any such retainage shall be made available by the Collateral Agent to the Borrower and shall be used by the Borrower for payment of such construction costs.

                 (d) For purposes of this Section 5.5, "Major Damage" or "Major Condemnation" shall mean a loss to the extent that the costs of repair or other restoration equal or exceed the lesser of (i) 15% of the appraised value of the damaged or taken Hotel Property or portion thereof based on the most recent insurance appraisal for such Hotel Property or, if there is no such insurance appraisal or in the case of a Major Condemnation, based on the most recent Appraisal of such Hotel Property, excluding land for any Major Damage only, and (ii) $500,000; "Minor Damage" or "Minor Condemnation" shall mean a loss to the extent that the costs of repair or other restoration do not exceed the lesser of (i) 15% of such appraised value and (ii) $500,000; and "Total Loss" shall mean a loss with respect to which replacement cost of the Improvements and personal property is greater than or equal to 80% of such appraised value of such Improvements and personal property.

         5.6 Payment of Taxes. The Borrower shall, and shall cause each of the other Companies to, pay and discharge before delinquency or the imposition of any penalty or interest all Taxes imposed upon such Company or its income or upon any of that Company's Assets or upon any part thereof, as well as all lawful claims of any kind including claims for labor, materials and supplies that, if unpaid, might by law become a Lien, other than an inchoate Lien, upon such Company's Assets. However, neither the Borrower nor any of the other Companies shall be required to pay any such Taxes or claims if (i) the Lien securing such Taxes or claims shall remain inchoate or any statutory bond with respect to any Lien securing such delinquent Taxes or claims shall have been provided, (ii) the amount, applicability or validity of the Taxes or claim shall currently be contested in good faith by appropriate proceedings promptly initiated and diligently conducted, (iii) enforcement of the Lien is being stayed and (iv) the Borrower or such other Company shall have set aside on its books such reserves with respect to the Taxes or claim as are required by GAAP and deemed appropriate by such Company and its independent public accountants. Upon the request of the Senior Lender, the Borrower shall furnish to the Senior Lender copies of all federal income tax returns filed by the Borrower or the Operating Partnership within ten (10) Business Days after the filing thereof.

         5.7 Payment of Other Indebtedness. etc. Except as to matters being contested in good faith and, where the Borrower deems necessary or appropriate, by appropriate proceedings, the Borrower shall, and shall cause each of the other Companies to, pay promptly when due or in conformance with customary trade terms all other material Indebtedness of that Company and perform in all material respects all other material obligations incident to the conduct of such Company's business, except as otherwise permitted under Section
6.6 (relating to Intercompany Loans and Leases).

         5.8     Further Assurances.

                 (a) General. From time to time the Borrower shall execute and deliver, or shall cause to be executed and delivered, such additional instruments, certificates or documents, and shall take all such additional actions, as may be necessary for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents or Intercompany Loan Documents, or of more fully perfecting or renewing the Senior Lender's rights with respect to the Collateral pursuant hereto or thereto.
Upon the exercise by the Senior Lender of any power, right, privilege or remedy pursuant to this Agreement or any other Loan Document which exercise requires any consent, approval, registration, qualification or authorization of any Person, including any Governmental Authority, the Borrower shall, at its expense, execute and deliver, or shall cause the execution and delivery by the other Companies, and shall use all reasonable efforts to cause the execution and delivery by any other Governmental Authority or other Person of, all applications, certifications, instruments and other documents that the Senior Lender may require to be obtained for such consent, approval, registration, qualification or authorization.

                 (b) Mortgage Notes. Without limiting the generality of the foregoing, the Borrower shall, as more fully set out in the Mortgage Note Assignment, assign to the Collateral Agent, as security for the Obligations other than Obligations under the Environmental Indemnity, all of the Borrower's right, title and interest in and to all Mortgage Notes, all Direct Note Collateral and all Borrower's Residual General Intangibles, in each case arising on account of any sale or other disposition of a Hotel Property after the Third Closing (except Excluded Assets), and such Mortgage Notes, Direct Note Collateral and Borrower's Residual General Intangibles shall constitute Collateral for all purposes hereof. The Borrower shall deliver to the Collateral Agent copies of all documents and instruments related to such Collateral upon the receipt of such documents or instruments by the Borrower or any of the other Companies.

                 (c)      Additional Collateral.

         (i) If: (A) the Borrower acquires any right, title or interest in any Asset other than an Excluded Asset, which Asset does not upon acquisition become subject to the Required Liens, or any Asset other than an Excluded Intercompany Asset is acquired by a non-Borrower Company that has granted Intercompany Liens, which Asset does not upon acquisition become subject to an Intercompany Lien, in each case by virtue of an after-acquired property clause in any then existing Security Document or Intercompany Security Document, (B) the Borrower prepays in full any Prior Mortgage Note applicable to any Hotel Property owned by the Companies and the holder of which Prior Mortgage Note had not previously consented to the granting of the Required Liens and/or Intercompany Liens (regardless of whether such holder has previously consented to the granting of second liens to the Collateral Agent for the benefit of the Senior Lender), or (C) the Senior Lender for any reason elects, in its sole and absolute discretion, to require that any Asset, that theretofore constituted an Excluded

                 Asset or an Excluded Intercompany Asset solely at the election of the Senior Lender, become a part of the Collateral or the Intercompany Collateral, then the Borrower shall and/or shall cause each other Company with any right, title or interest in such Asset to execute, acknowledge and deliver to the Collateral Agent such additional Security Documents or Intercompany Security Documents as are necessary to grant and perfect the Required Lien or Intercompany Lien with respect to such Asset, which Security Documents or Intercompany Security Documents shall be in all material respects consistent in form and substance with the Security Documents or Intercompany Security Documents theretofore executed.

         (ii) If the Borrower or any of the Companies shall acquire one hundred percent (100%) of the ownership or operation of the Hotel Asset located in Milwaukee, Wisconsin, then if requested by the Senior Lender, the Borrower will cooperate with the Senior Lender to restructure the Moorland Debt so that the Indirect Hotel Property located in Milwaukee, Wisconsin shall be direct Collateral for the Loans or, if the ownership is acquired by a Company other than the Borrower, direct Intercompany Collateral for the Intercompany Loans, in each case in substitution for the currently existing pledge of the Moorland Debt. The Borrower's obligations under this paragraph (ii) shall be subject to the rights of any and all other lenders holding prior Liens secured by the Hotel Property and to the Companies' ability to grant the Required Liens and the Intercompany Liens in the Asset in compliance with the terms of the Companies agreements with such third party lenders.

                 (d) Management Contracts. If at any time or from time to time any of the Companies enters into a new Management Contract, including replacing an existing Management Contract but excluding any Management Contract for a Hotel Property that is at the time in question an Excluded Asset, then the Borrower shall cause each Management Company that is a party thereto to execute, acknowledge and deliver a Management Subordination Agreement.

         5.9 Cash Management System. The Borrower shall, and shall cause each of the other Companies and Management Companies to deposit all receipts, regardless of the form in which they are received, but excluding all receipts that constitute Excluded Assets or Excluded Intercompany Assets and all receipts from the operation of Hotel Property that is subject to a Prior Mortgage Note and that are required by the holder thereof to be deposited in an account other than the Cash Management Account, in the Cash Management Accounts and otherwise to comply with the terms and conditions of the Cash Management System described in the Cash Management Memorandum, subject to the provisions of Section 6.16 of this Agreement. Notwithstanding the foregoing, certain accounts not in the Cash Management System on the Third Closing Date are to be included in such system after the Third Closing Date as provided in Section
6.16 of this Agreement.

         5.10    Action Under Hazardous Materials Laws.

                 (a) Upon the Borrower's obtaining knowledge of (i) the presence on any Real Property of any Hazardous Materials in violation of applicable Hazardous Materials Laws, (ii) the conduct at such Real Property of Hazardous Materials Activity in violation of applicable Hazardous Materials Laws or (iii) the existence of any environmental liability on the part of the Borrower or any of the other Companies under applicable Hazardous Material Laws with respect to any Real Property (any of the foregoing items (i), (ii), and (iii), an "Environmental Situation"), which Environmental Situation, in the reasonable business judgment of the Borrower, is likely to result in a Material Adverse Change, the Borrower shall, at its sole cost and expense (A) promptly notify the Senior Lender, (B) take all material actions as shall be required by applicable Hazardous Materials Laws and (C) provide the Senior Lender upon its request from time to time with one or more reports as to the status of any such remediation efforts.

                 (b) After reasonable notice to the Borrower, whether or not a Default or an Event of Default shall have occurred, the Senior Lender may, in its discretion for the purpose of assessing and ensuring the value of the Real Property, obtain one or more environmental assessments or audits of the Real Property prepared by a hydrogeologist, an independent engineer or other qualified consultant or expert approved by the Senior Lender to evaluate or confirm (i) whether any Hazardous Materials are present in the soil or water at any Real Property and (ii) whether the use and operation of Real Property complies with all Hazardous Materials Laws. Environmental assessments may include detailed visual inspections of any Real Property, including any and all storage areas, storage tanks, drains, dry wells and leaching areas, the taking of soil samples, surface water samples and ground water samples and any other investigations or analyses as the Senior Lender deems appropriate. With respect to any parcel of Real Property and all related Improvements, the first such environmental assessment requested by the Senior Lender after the Third Closing shall be obtained at the sole cost and expense of the Borrower. Any environmental assessments subsequently requested by the Senior Lender with respect to such parcel of Real Property shall be at the sole cost and expense of the Senior Lender. However, if (i) at the time of any such request, a Default or Event of Default shall have occurred and shall not have been cured, or (ii) such request is the result of an Environmental Situation that shall have come to the attention of the Senior Lender, then any such environmental assessments subsequently requested shall be obtained at the sole cost and expense of the Borrower. Each environmental assessment obtained pursuant to this subsection 5.10(b) at the cost and expense of the Borrower shall be prepared by the consultant or expert that prepared the environmental assessment of that Real Property provided by the Borrower prior to the Third Closing and to the extent practicable shall take the from of a update of the original environmental assessment. (Any reference to the Senior Lender in this subsection 5.10(b) shall be deemed to be a reference to the Senior Lenders collectively if at the applicable time there is more than one Senior Lender.)

         5.11 Asbestos Monitoring. The Borrower shall comply with all of the O&M Procedures set forth in the O&M Manuals, and with all applicable laws, rules and regulations relating to the presence of asbestos or asbestos-containing materials ("ACM") on any of the Hotel Properties.

         5.12 Appraisals and Marketing Studies. The Collateral Agent shall from time to time after the Third Closing, at the request of the Senior Lender, arrange for an Appraisal or market study of any Hotel Property and/or Indirect Hotel Property or a market study of the business of any Hotel Property and/or Indirect Hotel Property. In connection with any such Appraisal or any such market study, the Borrower shall furnish or cause to be furnished to the Person conducting such Appraisal or market study in a timely manner such information as is necessary to enable such Person to conduct and complete such Appraisal or market study. With respect to each Hotel Property and each Indirect Hotel Property, the first such Appraisal and, with respect to the businesses of such Hotel Property or such Indirect Hotel Property, the first such market study, requested by the Senior Lender after the Third Closing shall be obtained at the sole cost and expense of the Borrower. Any Appraisal requested after the first such requested Appraisal, and any market study requested after the first such requested market study, with respect to such Hotel Property or Indirect Hotel Property, shall be at the sole cost and expense of the Senior Lender. However, if at the time of any such request any Material Adverse Effect shall have occurred and be continuing with respect to such Hotel Property or Indirect Hotel Property or a Default or Event of Default shall have occurred and shall not have been cured, then any such subsequently requested Appraisal or market study shall be obtained at the sole cost and expense of the Borrower. Each Appraisal or market study obtained pursuant to this Section 5.12 at the cost and expense of the Borrower shall be prepared by the consultant or expert that prepared the Appraisal or market study of that Hotel Property or Indirect Property provided by the Borrower to the Senior Lender in connection with the Third Closing, if any, and may, if acceptable to the Senior Lender in its sole discretion, take the form of an update of that original Appraisal or market study. (Any reference to the Senior Lender in this Section 5.12 shall be deemed to be a reference to the Senior Lenders collectively if at the applicable time there is more than one Senior Lender.)

         5.13 Termination of Material Licenses and Material Agreements. Except in connection with an Asset Sale pursuant to and in accordance with the provisions of Section 6.10 (relating to Sales of Assets) or an Excluded Disposition, the Borrower shall, and shall cause each of the other Companies to, keep in full force and effect and not terminate, surrender or amend any Material License or Material Agreement (other than any Intercompany Loan Document or Intercompany Lease, which items are governed by Section 6.6), the loss, termination, surrender or amendment of which would, after giving effect to any replacement license or agreement then or theretofore obtained, result in a Material Adverse Effect.

         5.14 Covenant regarding Second Liens. Within sixty (60) days after the Third Closing Date, the Borrower shall use its best efforts to obtain a second mortgage Lien in the highest amount practical as a Required Lien on the Park Central Hotel, Dallas, Texas, and shall use its best efforts to execute and deliver all documentation in recordable form requested by the Senior Lender to grant to the Senior Lender such Lien. The Borrower shall also use its best efforts to obtain, with respect to the Best Western Airport Hotel, Albuquerque, New Mexico, the ground lessor's consent to increase the Required Lien amount with respect to a second mortgage Lien on such hotel, and shall satisfy the first mortgage on Embassy Suites, Phoenix, Arizona, which first mortgage amount shall be deposited as additional security for the Loans with the Senior Lender until payment can be made.

                                   ARTICLE 6.

                               Negative Covenants

         The Borrower covenants and agrees that until payment in full of all principal of and interest on the Loans and all costs and expenses payable by the Borrower pursuant to Section 10.1 (relating to certain expenses of the Third Closing and certain other expenses), the Borrower shall, and shall cause each of the other Companies to, perform each and all of the following covenants applicable to it unless such compliance shall be waived by the Senior Lender:

         6.1 Indebtedness. The Borrower shall not, and shall not permit any of the other Companies to, create, incur, assume or become or remain liable in respect of any Indebtedness, except the following (collectively, the "Permitted Indebtedness"):

                 (a)      Indebtedness to the Senior Lender hereunder;

                 (b) Indebtedness consisting of Intercompany Loans. However, at all times such Intercompany Loans shall be evidenced by Intercompany Notes and all right, title and interest of the obligee of each such Intercompany Note in and to such note and the related Intercompany Collateral shall have been assigned to the Collateral Agent, for the benefit of the Senior Lender, as security for the Obligations (other than Obligations under the Environmental Indemnity);

                 (c) Current liabilities (other than for borrowed money) incurred in the ordinary course of the Companies' respective businesses and in accordance with customary trade practices;

                 (d) Indebtedness, if any, of the Companies existing as of the Third Closing and referred to in Schedule 3.8(a), in not more than the respective unpaid principal amounts thereof specified in such Schedule and all renewals, extensions or refinancings of any such Indebtedness in an amount not exceeding the lesser of (i) the principal amount thereof outstanding as of the Third Closing or (ii) the principal amount thereof remaining unpaid immediately prior to such renewal, extension or refinancing, together with, in each instance, Permitted Closing Expenses incurred in connection with the renewal, extension or refinancing (and any Indebtedness permitted under this subparagraph (d) may be recourse to the extent the same is recourse on the date hereof);

                 (e) Indebtedness of the Companies in respect of Contingent Obligations to the extent permitted under Section 6.4, or in respect of any Operating Partnership Guaranty;

                 (f) Indebtedness of a Partnership to SLT, SLC, a Subsidiary, incurred pursuant to Section 7.3 of the partnership agreement of the Realty Partnership or Section 7.3 of the partnership agreement for the Operating Partnership. However, (i) at the election of the Senior Lender such Indebtedness must be evidenced by an Intercompany Note and the other conditions set forth in subsection 6.1(b) (relating to Intercompany Loans) must be satisfied with respect to such Indebtedness, and (ii) at the time such Indebtedness is incurred, the general partner to which such Indebtedness is owed shall execute a subordination agreement, in form reasonably acceptable to the Senior Lender, subordinating such Indebtedness to the Loans;

                 (g) Non-recourse Indebtedness incurred or assumed by the Partnerships in connection with the acquisition of Hotel Properties or other Assets after the Third Closing Date in accordance with the provisions of
Section 6.5 or a non-recourse refinancing of such Indebtedness in a principal amount not exceeding the amount being refinanced;

                 (h) With respect to a Hotel Property or a direct or indirect interest therein acquired by the Borrower or any other Company as permitted by, and subject to the conditions of, Section 6.5, any non-recourse Indebtedness to which such Hotel Property or a direct or indirect interest therein is subject to at the time of such acquisition or a non-recourse refinancing of such Indebtedness in a principal amount not exceeding the amount being refinanced;

                 (i) Indebtedness, which may be recourse Indebtedness, incurred in connection with the Acquisition Credit Facility or the Merrill Loans, and additional loans similar to the Merrill Loans made by the originator of the Merrill Loans up to an aggregate amount of $50,000,000 after the expiration of the Acquisition Loan Facility, as provided in Schedule 1.7.;

                 (j) Indebtedness of the Companies secured as permitted by, and subject to the provisions of, subsections 6.2(e) and 6.2(h) (which
Section 6.2(h) obligations may be recourse);

                 (k) Non-recourse Indebtedness of the Companies secured as permitted by, and subject to the provisions of, subsection 6.2(i);

                 (l) Indebtedness of the Companies (which may be unsecured) incurred to Starwood or any Affiliate of Starwood concurrently with the execution and delivery of this Agreement in connection with the cancellation of the Warrants, and all extensions or renewals of the same. However, the maximum principal amount of such Indebtedness shall not exceed $800,000;

                 (m) subject to the Borrower's and the other Companies' prior compliance with the provisions of paragraph (i) of subsection 1.9(b) in connection with the application of the proceeds of any public issuance of debt or equity securities, Indebtedness of the Partnerships to Starwood upon consummation of the Reorganization and which are payable only if (i) SLT and SLC consummate a public offering of shares of beneficial interest of SLT and shares of the common stock of SLC within eighteen (18) months following the consummation of the Reorganization and (ii) such offering results in the receipt by SLT and SLC of gross proceeds of not less than $150,000,000 and as otherwise described in the Reorganization Proxy Statement; and

                 (n) obligations under ground leases, operating leases and Capital Leases which are not financing devices.

         6.2 Liens. The Borrower shall not, and shall not permit any of the other Companies to, directly or indirectly, create, incur, assume or suffer to exist, any Lien, or any agreement to give or refrain from giving any Lien, with respect to any Asset now owned or hereafter acquired by the Borrower or any of the other Companies, except the following (collectively, the "Permitted Liens"):

                 (a) Any Lien securing the Obligations (other than Obligations under the Environmental Indemnity), including the Required Liens;

                 (b) Any Lien securing an Intercompany Loan or a Subsidiary Guaranty, including the Intercompany Liens, but only if all right, title and interest of the lienholder in and to such Lien shall have been assigned to the Collateral Agent, for the benefit of the Senior Lender, as security for the Obligations (other than Obligations under the Environmental Indemnity);

                 (c) The Liens existing as of the Third Closing referred to in Schedule 3.8(b) as delivered at the Third Closing, or any Liens securing any renewal, extension or refinancing of the Indebtedness secured by any such Lien(s), but only if (i) such renewed, extended or refinanced Indebtedness, which may include revolving debt, is in an amount not exceeding the lesser of
(A) the principal amount thereof secured as of the Third Closing Date or (B) the principal amount thereof remaining unpaid immediately prior to such renewal, extension or refinancing, in each case together with Permitted Closing Expenses incurred in connection with the renewal, extension or refinancing; and
(ii) the Lien(s) securing such renewed, extended or refinanced Indebtedness, which may include revolving debt, are confined to the Assets originally encumbered or replacements thereof (or, in the case of renewed, extended or refinanced Prior Mortgage Note Indebtedness existing as of the Third Closing Date, the applicable Hotel Property (together with that Hotel Property's "Leases," "Hotel Occupancy Leases" and "Rents" as each such term is defined in the Absolute Assignment of Leases, if any, for the Hotel Property) and the Companies' Cash and Cash Equivalents contained from time to time solely in the Hotel Specific Accounts relating to the applicable Hotel Property). In any event, the Required Liens and Intercompany Liens, as applicable, shall be subordinate to any Lien securing any such renewed, extended or refinanced Indebtedness if and to the extent that the Required Liens and/or the Intercompany Liens, as applicable, were subordinate to the Lien(s) securing the renewed, extended or refinanced Indebtedness prior to such renewal, extension or refinancing. However, in the case of renewed, extended or refinanced Prior Mortgage Note Indebtedness existing as of the Third Closing Date, the Required Liens and/or the Intercompany Liens, as applicable, with respect to the applicable Hotel Property (together with the applicable Leases, Hotel Occupancy Leases and Rents and the Hotel Specific Accounts) shall be subordinate to any Liens(s) that secure such renewed, extended or refinanced Prior Mortgage Note Indebtedness and that are limited solely to the applicable Hotel Property, including that Hotel Property's Leases, Hotel Occupancy Leases, Rents and Hotel Specific Accounts. It is the intent of the foregoing provisions that the Borrower shall have the right to grant to the holder of the renewed, extended or refinanced Prior Mortgage Note Indebtedness existing as of the Third Closing Date such security therefor as is customarily granted to institutional mortgage lenders by owners and operators of hotel properties.

                 (d) Liens for Taxes not yet delinquent or subject to interest or penalty or which are being contested in good faith as provided in
Section 5.6 (relating to the payment of certain taxes); Liens in connection with workmen's compensation, unemployment insurance or other social security obligations; Liens securing the performance of bids, tenders, contracts, surety and appeal bonds; Liens to secure progress or partial payments and other Liens of like nature arising in the ordinary course of business of the Companies; mechanics', workmen's, materialmen's or other like Liens arising in the ordinary course of business of the Companies in respect of obligations which are not yet overdue or are being contested in good faith by appropriate proceedings promptly initiated and diligently conducted, and enforcement thereof is being stayed and with respect to which such Company shall have set aside on its books such reserves, if any, as are required by GAAP and deemed appropriate by such Company and its independent public accountants; Liens of or resulting from any judgment or award the time for the appeal or the hearing of which shall not have expired or in respect of which any of the Companies shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured; as to Excluded Cash, the Liens described in clause (c) of the definition thereof; and other Liens incidental to the ordinary course of business of the Companies or to the ownership of their respective Assets (including survey exceptions, easements or reservations or rights of others for rights of way, utilities and other similar purposes, or zoning or other restrictions as to the use of real property), which were not incurred in connection with the borrowing of money or the obtaining of credit and which do not materially detract from the value of the Assets of the Companies or materially and adversely affect the use thereof in the operation of the Companies' respective businesses;

                 (e) All Liens permitted under Section 9(b)(1) of the Mortgage Note Assignment;

                 (f) All Liens granted in connection with the Acquisition Credit Facility or the Merrill Loans and additional loans similar to the Merrill Loans made by the originator of the Merrill Loans up to an aggregate $50,000,000 after the expiration of the Acquisition Loan Facility as provided in Schedule 1.7;

                 (g)      Liens referred to as Permitted Liens in paragraph
(ii) of subsection 6.5(f) or otherwise permitted under Section 6.5;

                 (h) Purchase money Liens, including Capital Leases the principal purpose of which is financing, created in respect of personal property or fixtures acquired by any of the Companies after the date hereof or existing in respect of personal property or fixtures so acquired at the time of acquisition thereof. However, (i) each such Lien shall at all times be confined solely to the item or items of property so acquired and (ii) the aggregate outstanding principal amount of Indebtedness secured by all such Liens shall at no time exceed the greater of $2,000,000 or one percent (1.00%) of the Aggregate Asset Value. However, if the aggregate principal amount of such Indebtedness is in excess of $2,000,000 with respect to any subsequent expenditures of $50,000 or more the Borrower shall use its best efforts to obtain a recognition agreement from such lienholder for the benefit of Senior Lender;

                 (i) Liens of Mortgages or similar arrangements granted, given or incurred by a Company or Companies after the date hereof on one or more Hotel Properties to secure any refinancing of any Acquisition Loan or Merrill Loan up to the outstanding principal balance of such loan immediately prior to such refinancing. However,

                          (A) in connection with any refinancing, upon the closing of such refinancing with respect to which the Senior Lender releases a Lien, an amount equal to the Minimum Release Price applicable to the transaction, with respect to such loan in connection with such Hotel Property or Properties shall have been paid by the Borrower to the Senior Lender in amortization of the Loans; and

                          (B) the Borrower shall have furnished or caused to be furnished to the Senior Lender, copies of the agreements, instruments and other documents evidencing such Indebtedness and/or creating any such Lien or Liens, the terms of which documents, when read as a whole, be at least as favorable to the Borrower as the terms of the corresponding Security Documents or the security documents delivered in connection with any Merrill Loan.

                 (j) Liens of lessors which have been granted by any of the Companies in connection with the acquisition of leasehold estates relating to a Hotel Property, provided such leasehold interest and the leases which create those interests are not principally financings.

         6.3 Investments. The Borrower shall not, and shall not permit any of the other Companies to, directly or indirectly, make or permit to remain outstanding any Investment in any Person unless such Investment is one of the following and unless the Collateral Agent holds the Required Lien thereon (or if such Investment is held by any of the other Companies, the Borrower has an Intercompany Lien thereon, which has been assigned to the Collateral Agent, for the benefit of the Senior Lender, as security for the Obligations (other than Obligations under the Environmental Indemnity)) (collectively, the "Permitted Investments"):

                 (a) extensions of trade credit by the Companies in the ordinary course of business in the operation of the Hotel Properties, but excluding any Intercompany Loans;

                 (b) the Investments outstanding as of the Third Closing Date, if any, referred to in Schedule 3.8(c);

                 (c) marketable direct obligations of the United States of America or of any department or agency thereof if backed by the full faith and credit of the United States of America, maturing not more than one year from the date of acquisition by any of the Companies thereof;

                 (d) repurchase obligations with respect to any security described in subsection 6.3(c) above, provided that the long term unsecured debt obligations, or the short term deposit or debt obligations, of the party agreeing to repurchase such obligations are rated in the highest rating category of each of Standard & Poor's Corporation and Moody's Investors Service, Inc.;

                 (e) securities bearing interest or sold at a discount for a term of no more than one year issued by any corporation incorporated under the laws of the United States of America or any state thereof, which securities have credit ratings from Standard & Poor's Corporation and Moody's Investors Service, Inc. of AAA and Aaa, respectively, at the time of such investment or contractual commitment providing for such investment;

                 (f) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) having the highest credit ratings from Standard & Poor's Corporation at the time of such investment;

                 (g) certificates of deposit, money market deposits, bankers' acceptances or other similar types of investments maturing not more than one year from the date of acquisition thereof and evidencing direct obligations of any commercial bank or trust company organized and operating in the United States or any state thereof or the District of Columbia, the debt securities of which are rated within the two (2) highest grades by either Standard & Poor's Corporation or Moody's Investors Service, Inc.;

                 (h) Intercompany Loans permitted by subsection 6.1(b) (relating to Indebtedness in connection with Intercompany Loans);

                 (i) Investments acquired in connection with Asset acquisitions permitted by Section 6.5 or otherwise permitted by this Agreement and Asset Sales permitted by Section 6.10;

                 (j) loans or advances in the ordinary course of the Companies' businesses to trustees, directors, officers and employees for expenses (including moving expenses relating to a transfer) incidental to carrying on the respective businesses of the Companies. However, the aggregate principal amount of all such loans and advances outstanding shall at no time exceed $250,000;

                 (k) acquisitions by one Company of the securities of another Company (including, but not limited to, shares of beneficial interest, shares of capital stock, membership interests and interests in the Partnerships and the Gaming Partnership subject to compliance with each of the conditions of
Section 4 in the case of the Gaming Partnership) to the extent contemplated by the Restructuring Plan;

                 (l) investments contributed to the Partnerships by the Starwood Partners pursuant to the Starwood Reorganization;

                 (m) any investment in or origination of a Mortgage Note that is secured by a mortgage or mortgages encumbering one or more hotel properties or Mixed-Use Properties provided (i) no payment default has occurred under such Mortgage Note during the preceding twelve (12) month period; (ii) the hotel property or Mixed-Use Properties that are encumbered by the mortgage conform to the financial characteristics set forth in Section 6.5(f)(i)(A);
(iii) the Borrower or any applicable Company shall grant a Required Lien or an Intercompany Lien on such Mortgage Note; (iv) the Senior Lender shall approve the mortgage loan servicer in connection with said Mortgage Note or, if the Borrower shall service the Mortgage Note itself, the Borrower shall service such Mortgage Note under standards approved by the Senior Lender; (v) the Mortgage Note together with all other such Mortgage Notes so acquired which are not first priority Liens shall not exceed ten (10%) percent of the Aggregate Asset Value. However, if (i) and (ii) above have not been complied with with respect to a particular Mortgage Note which the Borrower or any of the Companies intends to acquire, then the Borrower may purchase such Mortgage Note if the Borrower or any of the Companies can demonstrate to the reasonable satisfaction of the Senior Lender that the price of the Mortgage Note is adequately discounted to reflect the value as reasonably determined by the Senior Lender provided that the aggregate values of all such Mortgage Notes held by the Borrower and the Companies at any time shall not exceed ten percent (10%) of the Aggregate Asset Value. The Mixed-Use Property constraints contained in Section 5.3(b) shall apply with respect to investments in Mortgage Notes secured by Mixed-Use Properties.

                 (n)      investments permitted by subsection 6.5(h).

         6.4 Contingent Obligations. The Borrower will not, and will not permit any of the other Companies to, directly or indirectly, create or become or be liable with respect to any Contingent Obligation, except:

                 (a) Contingent Obligations existing as of the Third Closing Date and referred to on Schedule 3.8(d) as delivered at the Third Closing;

                 (b) Any renewal, extension or refinancing of any Contingent Obligation described in subsection 6.4(a) in an amount not exceeding the lesser of (A) the amount thereof outstanding as of the Third Closing or (B) the amount thereof remaining unpaid immediately prior to such renewal, extension or refinancing, together with, in each instance, Permitted Closing Expenses incurred in respect of such renewal, extension or refinancing;

                 (c) Contingent Obligations incurred in connection with Asset acquisitions permitted by Section 6.5 or Asset Sales permitted by Section 6.10;

                 (d) Contingent Obligations incurred as of the Third Closing pursuant to the Partnerships' acquisition of the Starwood Assets;

                 (e) Any renewal, extension or refinancing of any Contingent Obligation described in subsection 6.4(d) in an amount that together with the amount of all other Contingent Obligations described in subsection 6.4(d) then outstanding does not exceed the lesser of (A) the aggregate amount of Contingent Obligations described in subsection 6.4(d) outstanding as of the Third Closing or (B) the aggregate amount of Contingent Obligations described in subsection 6.4(d) remaining unpaid immediately prior to such renewal, extension or refinancing, together with, in each instance, Permitted Closing Expenses incurred in respect of such renewal, extension or refinancing;

                 (f) Any guaranties of the Companies in connection with any Merrill Loan; and
                 (g) the Contingent Obligation given in connection with the Harvey Notes.

         6.5 Acquisitions. The Borrower will not, and will not permit any of the other Companies to, directly or indirectly, acquire (except in the ordinary course of business of the Companies) the Assets of any Person, except:

                 (a) Assets acquired pursuant to the making of Capital Expenditures to the extent permitted by Section 6.8;

                 (b) acquisitions of Assets of some or all of SLC's Subsidiaries and/or some or all of the Subsidiaries of the Operating Partnership, in each case by the Borrower, by the Operating Partnership, by another Subsidiary of SLC or by SLC;

                 (c) Assets acquired from the Starwood Partners pursuant to the Starwood Reorganization;

                 (d) Assets acquired pursuant to the Borrower's or SLT's exercise of any remedy under any Mortgage Note or the consummation of any deed in lieu of foreclosure transaction;

                 (e) Assets acquired with the proceeds of an Acquisition Loan from the Senior Lender or the proceeds of a Merrill Loan;

                 (f) Assets (other than those acquired with the proceeds of an Acquisition Loan or a Merrill Loan referred to in subsection 6.5(e)) that make up, are included in or acquired as a part of a Hotel Property or Mortgage
Note if as to any such Hotel Property (or any Hotel Property relating to any Mortgage Note) each and all of the following conditions are satisfied:

                 (i)      (A)     As of the date the definitive agreement to
                          acquire those Assets is signed and as of the date of the closing thereunder, the Hotel Property's EBITDA (defined for this purpose as income from operations after deducting all expenses (including management expenses equal to the greater of the actual amount of such expenses and an amount equal to four percent (4.00%) of total gross revenues) other than interest, income taxes, depreciation and amortization and after elimination of all extraordinary items) for the immediately preceding 12 months is equal to or greater than 1.2 times the sum of:

                          (1) the acquired Hotel Property's annualized debt service (defined for this purpose as principal and interest scheduled to be paid with respect to the 12-month period beginning on the scheduled acquisition date on any debt (other than the Loans) to which that property will be subject after the acquisition, with the interest to be paid calculated by dividing the total interest that will be payable with respect to the five-year period beginning on the scheduled acquisition date and dividing that amount by five), and

                          (2) three percent (3.00%) of the property's total gross revenues from operations for the 12-month period ended on the acquisition date.

                          (B)     Notwithstanding the foregoing subparagraph
                          (A) of this subsection 6.5(f), if the Borrower wishes to acquire Assets that make up, are included in or are to be acquired as a part of a Hotel Property and
                          (1) such Hotel Property's EBITDA for the immediately preceding 12 months does not equal or exceed the amount provided in such subparagraph (A) (an "Under-Performing Asset"), (2) the outstanding principal amounts of the Loans then outstanding have been reduced to an aggregate amount equal to fifty percent (50%) or less of the Aggregate Asset Value, and (3) the EBITDA of all of the Companies Assets on a combined basis including the Hotel Property intended to be acquired shall comply with the requirements set forth in subparagraph (A) above, then, for purposes of determining whether the Borrower's acquisition of such Hotel Property would be permitted by the terms of this Section 6.5, the condition set forth in such subparagraph (A) shall nevertheless be deemed to have been complied with if the Borrower can demonstrate to the reasonable satisfaction of the Senior Lender that it is expected, based on pro forma financial information, that the EBITDA (as defined above) of the Hotel Property for the immediately ensuing 12 months will equal or exceed the amount provided in subparagraph
                          (A) (the "Earnings Projection"). The Borrower shall acquire no more than two (2) Hotel Properties subject to an Earnings Projection. However, if the EBITDA of an acquired Hotel Property subject to an Earnings Projection equals or exceeds the Earnings Projection at any time before or after the first anniversary of such acquisition, the Borrower may thereafter acquire another such Hotel Property subject to an Earnings Projection such that the Company shall own no more than two (2) Hotel Properties at any time each of which either has not yet met its Earnings Projection or has failed to meet its Earnings Projection. In no event, however, shall the Company acquire Hotel Properties which are Under-Performing assets if following such acquisition, the applicable Asset values set forth on the Aggregate Asset Value
                          Schedule 1.9 for all such Under-Performing Assets (including the proposed acquisition) would equal or exceed $15,000,000. However, if at the time of any proposed acquisition of an Under-Performing Asset (1) the outstanding principal amounts of the Loans then outstanding have been reduced to an aggregate amount equal to fifty percent (50%) or less of the Aggregate Asset Value and (2) the ratio of (a)(i) Available Cash plus (b) Capital Expenditures for the prior four (4) consecutive fiscal quarters of the Borrower to the sum of (b)(x) Cash Interest, (y) three percent (3%) of total gross revenues from Hotel Properties and (z) one percent (1%) of total gross revenue from casinos during such period is at least 2:1, then such Hotel Property may be acquired not subject to an Earnings Projection so long as the value of all such Hotel Properties so acquired (including any other Hotel Properties acquired subject to an Earnings Projection which has not yet been met) shall not at any time exceed an amount equal to twenty percent (20%) of the Aggregate Asset Value. Notwithstanding the foregoing, the 2:1 coverage test will not be deemed satisfied if, as a result of the acquisition of an Under-Performing Asset otherwise, permitted the 2:1 coverage test would not continue to be met following such acquisition.

                 (ii) The Required Liens and the Intercompany Liens shall be granted by the Borrower in each Hotel Property or Mortgage Note acquired by the Borrower as permitted by this subsection 6.5(f). However, if and to the extent that any such Hotel Property or Mortgage Note is so acquired subject to any Indebtedness and the consent of the holder of that Indebtedness is required to grant the Required Liens and the Intercompany Liens in that Hotel Property or Mortgage Note, the Borrower shall use all reasonable efforts to obtain such consent. If such consent is obtained, the Borrower shall grant the Required Liens and the Intercompany Liens in that Hotel Property or Mortgage Note; if such consent is not obtained, that Hotel Property or Mortgage Note shall constitute an Excluded Asset and Excluded Intercompany Asset. All such Required Liens and Intercompany Liens shall be subordinate to the Liens granted to secure the repayment of any Indebtedness described above and to all extensions, renewals or refinancings, if any, of such Indebtedness the principal amounts of which do not exceed the then outstanding principal balances being extended, renewed or refinanced. All such Indebtedness or permitted refinancing thereof shall constitute

                Permitted Indebtedness and all Liens, if any, securing such Indebtedness or permitted refinancing shall constitute Permitted Liens.

         The Borrower shall not be deemed to have fulfilled the foregoing conditions until the Collateral Agent and its counsel have received the necessary due diligence materials to review in a reasonable time before the date upon which the requested closing of the acquisition is to occur;

         (g) Acquisitions of Assets described in subsection 6.3(m). Mortgage Notes originated pursuant to subsection 6.3(m) that are other than Mortgage Notes received in connection with a sale of Assets by the Companies may be financed or refinanced and such financing or refinancing may be secured by Liens on such Mortgage Notes; and

         (h) Assets constituting an interest in a business or property in a hotel-related field, including any hotel management company or hotel franchisor or an entity that owns Hotel Properties (where the ownership of the Companies in such entity is less than or equal to sixty-six percent (66%)). However, the terms of any such acquisition shall not include (i) any contingent obligations on the part of any of the Companies after the closing of such acquisition; or (ii) any obligation on the part of any of the Companies to make additional equity investments or meet capital calls in any Person after such acquisition, if deducting the present value of the aggregate of such obligations described in clauses (i) and (ii) above would result in an Adjusted Net Worth which is less than the minimum Adjusted Net Worth required in Section
7.1. In addition, such acquisition shall be subject to the prior consent of the Senior Lender based on, among other things, its sole but good faith determination as to whether such acquisition would have a Material Adverse Effect on any of the Companies, its business operations or income or on Adjusted Net Worth, and such determination may take into account, without limitation, whether such acquisition would constitute an evasion of any of the other requirements or limitations set forth in this Article VI. Subject to the foregoing, acquisitions permitted hereunder may be acquired subject to non-recourse secured indebtedness which indebtedness may be refinanced non-recourse from time to time.

    6.6 Intercompany Loans and Leases, etc. The Borrower shall not, and shall not permit any of the other Companies to, effect any waiver, amendment or other modification to, or any restatement or termination of, any Intercompany Loan Document or Intercompany Lease, or effect any accrual, deferral or forgiveness of any obligation owing to the Borrower by any of the other Companies under any Intercompany Loan or Intercompany Lease. Notwithstanding the foregoing:

         (a) if and to the extent that from time to time, the gross revenues less the operating and other expenses of any obligor under any Intercompany Lease or Intercompany Note as then in effect shall be insufficient to pay all obligations as and when due thereunder, each such obligor and obligee shall be permitted to accrue or defer any such deficiency; and

                 (b) Intercompany Leases may be terminated in connection with the sale of a Hotel Property (or an Excluded Disposition) pursuant to
Section 6.10 (relating to Sale of Assets); and

                 (c) if the Borrower so elects, the aggregate principal amount of the Intercompany Loans owing to the Borrower may be reduced (whether through amendment of one or more of said notes, waiver, forbearance, extinguishment or other form of termination or otherwise). However, (i) no Operating Partnership Guaranty shall be deemed amended, extinguished, decreased or in any way affected by any such reduction in the Intercompany Loans; and
(ii) the Borrower shall not agree to any such reduction of the Intercompany Loans other than in connection with federal and state income tax requirements applicable to the maintenance of SLT's status under income tax laws as a real estate investment trust; and the Borrower shall comply as to the Moorland Debt with the provisions of paragraph (ii) of Subsection 5.8(c); and

                 (d) none of the Companies shall be precluded from making advances or loans to any one or more other Companies in the ordinary course of business to the extent permitted under subsection 6.1(b) or to fund deficits under 6.6(a) or an acquisition permitted under Section 6.5.

         6.7 Restricted Payments. The Borrower shall not, and shall not permit any of SLT, the Operating Partnership or SLC to, directly or indirectly declare, order, pay or make any Restricted Payment, or set aside any sum or Asset therefor, and shall not permit any of the other Companies to directly or indirectly declare, order, pay or make any dividend or distribution on or on account of its equity securities at any time outstanding or, in the case of any SLC Subsidiary that is a partnership, on partnership interests therein (or to redeem any such equity securities or partnership interests, as the case may
be), except for the following ("Permitted Distributions"): (i) dividends and distributions by the SLC Subsidiaries to SLC, or by SLT Subsidiaries to SLT, pursuant to the Restructuring Plan; (ii) distributions by the Realty
Partnership to its partners (including SLT) each fiscal year of the Realty Partnership in an aggregate amount that does not exceed the greatest of (A) the greatest of (x) thirty percent (30%) of the combined net income (determined for book purposes and without deduction for income tax liabilities, if any) of the Realty Partnership and the Operating Partnership, (y) $3,000,000, (B) an amount such that SLT's proportionate share of such amount shall be sufficient for SLT to make distributions to SLT's shareholders sufficient to maintain SLT's status for federal income tax purposes as a real estate investment trust, or (C) the Applicable Amount; (iii) distributions by the Operating Partnership to its partners each fiscal year of the Operating Partnership in an aggregate amount that does not exceed the greater of (x) thirty percent of the combined net income, determined as provided above, of the Realty Partnership and the Operating Partnership, (y) $3,000,000 or (z) the Applicable Amount; and (iv) such distributions of the Realty Partnership to its partners (including SLT) and the Operating Partnership to its partners (including SLC) to which the Senior Lender may from time to time consent. For purposes of this Section 6.7, Restricted Payments "required by applicable law to maintain SLT's status for federal income tax purposes as a real estate investment trust" shall include Restricted Payments necessary to satisfy the ninety-five percent (95%) distribution test of Section 857(a) of the Code. The "Applicable Amount" is defined as, for each fiscal year, an amount equal to eighty-five percent (85%) of the sum of (i) the combined taxable income of the Partnerships (determined for purposes of applying the ninety-five percent (95%) distribution test of Section 857(a) of the Code for the applicable fiscal year) plus (ii) an amount equal to the aggregate of all depreciation deducted in (i) above during the applicable fiscal year in determining the Partnerships' respective taxable income for such fiscal year. Amounts distributed to SLT or SLC pursuant to the foregoing may in turn be distributed or dividended to the shareholders of SLT or SLC, as appropriate. However, (A) the foregoing limitations on dividends and distributions shall not apply if, at the time of any such dividend or distribution, (1) the aggregate outstanding principal amounts of the Loans equals or is less than fifty percent (50%) of the Aggregate Asset Value and (2) no Event of Default has occurred and is continuing; and (B) there shall be no limitation of any redemption, purchase or other acquisition of any partnership interests, shares, warrants or rights included in the definition of Restricted Payments if at the time of such redemption, purchase or other acquisition No Event of Default has occurred and is continuing. Notwithstanding the foregoing, no distribution or dividend shall be permitted if as a result an Event of Default would occur under any provisions of this Agreement.

         6.8 Capital Expenditures. Except as expressly provided to the contrary below, the Borrower shall not, and shall not permit any of the other Companies to, use Cash or Cash Equivalents of the Borrower or any of the other Companies to make any Capital Expenditure (except for emergency repairs and emergency replacements required in order to permit the continued operation of the Assets to which such repairs or restorations are made) other than in accordance with the Capital Expenditure Budget, and then only in accordance with the following terms and conditions:

                 (a) Subject to any title retention agreements in connection with a transaction permitted under subsection 6.2(h), title to any Asset acquired pursuant to any such Capital Expenditure shall be vested in the Company operating the Hotel Property in respect of which said Asset was purchased (unless the Asset is a fixture installed in a Hotel Property, in which event title shall be vested in the Realty Partnership or SLT, as applicable) or as otherwise agreed to by the Senior Lender;

                 (b) Any Asset (other than an Excluded Asset or Excluded Intercompany Asset) acquired pursuant to any such Capital Expenditure shall, immediately upon acquisition by any of the Companies and installation in any Hotel Property then subject to the Required Liens and the Intercompany Liens, also become subject to the Required Liens or the Intercompany Liens, as applicable; and

                 (c) Each Capital Expenditure shall maintain or improve the value of the affected Hotel Property.

         6.9 Mergers and Consolidations. The Borrower shall not, and shall not permit any of the other Companies to, enter into any merger or consolidation other than as contemplated by the Restructuring Plan or by the Mortgage Note Assignment with respect to an REO

Nominee (as defined in the Mortgage Note Assignment) unless the Borrower and the Operating Partnership are the surviving entities, SLT continues to be the managing general partner of the Borrower, SLC continues to be the managing general partner of the Operating Partnership and the Borrower, after such merger or consolidation, continues to comply with Section 7.1 relating to its Adjusted Net Worth and otherwise complies with all the provisions of this Agreement.

         6.10 Sale of Assets. The Borrower shall not, and shall not permit any of the other Companies to, directly or indirectly, sell, assign or lease or otherwise dispose of any Asset owned by such Company to a non-Company Person, other than non- real estate items sold in the ordinary course of business or in connection with permitted replacements of renovations or an Asset acquired in whole or in part with the proceeds of any Merrill Loan or a sale or other disposition that is an Excluded Disposition (an "Asset Sale"), unless each of the following conditions shall have been satisfied:

                 (a) No Default or Event of Default shall have occurred and be continuing;

                 (b) Such Asset is disposed of for a consideration and upon terms deemed by the Borrower (and any other Company disposing of any Asset in such transaction) to be fair and adequate and, with respect to any Hotel Property or Mortgage Note owned by the Borrower or SLT as of the date hereof or acquired hereafter, for a consideration that will result in payments to the Senior Lender (in the form of Cash and Cash Equivalents and principal payments pursuant to Mortgage Notes) of not less than the minimum release price (the "Minimum Release Price") applicable to such Hotel Property or Mortgage Note as specified on Schedule 6.10. (Subject to Section 14.10, the aggregate of the Minimum Release Prices, and the Minimum Release Price on an Asset by Asset basis, shall not exceed one hundred twenty-five percent (125%) of the allocated loan amount set forth on Schedule 1.9 in the aggregate, or on an Asset by Asset basis, except as set forth on the initial Schedule 6.10; and no loan amount allocated to a Mortgage Note shall exceed the outstanding principal balance of such Mortgage Note; and the Minimum Release Price for a Mortgage Note shall not exceed the greater of the outstanding principal balance of the Mortgage Note as of the date hereof or, if later, as of the date of acquisition of such Mortgage Note (subject to such added allowances as provided in Section 14.10.) On the closing of the sale of such Asset, the Borrower or such other Company disposing of such Asset shall pay to the Senior Lender an amount equal to the Minimum Release Price, as provided in paragraph (iii) of subsection 1.9(b). However, in the case of any sale of a Hotel Property in which a portion of the total consideration to the Companies for such sale is deferred or consists of a promissory note of the buyer, the economic terms of the Future Mortgage Note shall comply with the requirements specified in (i) below. The documentation for the Future Mortgage Note shall include each of the instruments, agreements and documents referred to in paragraph (ii) below.

                 (i) Any Future Mortgage Note shall be pledged to the Senior Lender and shall provide the maximum term of such note shall be no more than seven (7) years; all principal payments with respect to such Future Mortgage Notes shall be paid to the Senior Lender to amortize the Loans as and to the extent provided in paragraph (ii) of subsection 1.9(b); such Future Mortgage Note shall not provide for payment of interest that results in negative amortization; the mortgage securing the Future Mortgage Note shall constitute a first lien on the Hotel Property of the mortgagor (unless there is prior mortgage debt secured by the underlying collateral that will be assumed or taken subject to by the buyer and that was not increased in connection with such sale (a "Permitted Prior Mortgage"), in which event the mortgage securing the Future Mortgage Note may be a second lien) and the loan-to-value ratio of the lien securing the Future Mortgage Note in combination with any Permitted Prior Mortgage shall not at closing exceed 80%; at least twenty five percent (25%) of the Minimum Release Price of the Hotel Property sold shall be paid in Cash or Cash Equivalents by the purchaser to the seller and then simultaneously paid in Cash or Cash Equivalents to the Senior Lender to amortize the Loans as and to the extent provided in paragraph (ii) of Subsection 1.9(b); the Cash or Cash Equivalents portion of the sale consideration, together with the lesser of the outstanding principal balance of the Future Mortgage Note or the market value of the Future Mortgage Note (which shall be discounted to present value using current market rates of interest equal to the comparable U.S. Treasury Bond issue plus 350 basis points) shall be equal to at least the applicable Minimum Release Price; and the aggregate market value of all such Future Mortgage Notes pledged to the Senior Lender at any one time shall not exceed $20,000,000. Notwithstanding, the foregoing, in the event a buyer acquires a Hotel Property with new acquisition indebtedness, then the liens securing same ("Acquisition Indebtedness Liens") may be prior to the security for the Future Mortgage Note (which in no event shall have a lower lien priority than a Second
                          Lien) and the combined loan-to-value ratio with the Future Mortgage Note shall not be greater than eighty percent (80%) and with respect to the related sale twenty-five percent (25%) of the Minimum Release Price in Cash or Cash Equivalents requirement is increased by the amount of such Acquisition Indebtedness Lien.

                 (ii) The documentation for the Future Mortgage Note shall include:

                          (A)     a Future Mortgage Note;

                          (B)     a Mortgage;

                          (C)     an assignment of rents and leases;

                          (D) a security agreement and one or more UCC financing statements;

                          (E) documentation for creating a security interest in the liquor license associated with the property sold, if such license is sold and to the extent that a granting of such security interest is permitted by applicable law;

                          (F) a collateral assignment of the franchise agreement applicable to such Hotel Property, if the applicable franchisor routinely consents to such assignment and of the accounts receivable applicable to such Hotel Property; and

                          (G) Where the original principal amount of a Future Mortgage Note is in excess of $3,000,000, (i) the Mortgage Note Security Documents either will require the applicable Maker (as defined in the Mortgage Note Assignment) to pay to the Borrower periodic installments for Taxes and insurance premiums (in which event such amounts will automatically become subject to the Required Lien of the Borrower's Security Agreement or other applicable Security Document) or to establish separate accounts, in which event such amounts will be subject to the Lien of the Mortgage Note Security Documents, but in either case only during any period in which a prior mortgage does not require same.

                 The form of each of the agreements, instruments, provisions and documents described in subparagraphs (A) through (G) of this paragraph (ii) shall be subject to the approval of the Collateral Agent on behalf of the Senior Lender, such approval not to be unreasonably delayed or withheld.

                 (c) In each sale of a Hotel Property (other than an Excluded Asset) involving a promissory note or the deferred payment of a portion of the total consideration for such sale, each of the applicable requirements of the Mortgage Note Assignment, if any, shall have been fulfilled.

         Upon the fulfillment of each of the conditions listed above in this
Section 6.10, the Collateral Agent shall execute, acknowledge and deliver to the escrow agent for such Asset Sale (or if there is no such escrow agent, the Borrower's counsel), such documents as the Borrower shall reasonably require to evidence the release of the Required Liens and, to the extent the same have been assigned for security to the Collateral Agent, the Intercompany Liens against each item of Collateral and Intercompany Collateral included in such Asset Sale.

         6.11 Issuance of Additional Shares. etc. The Borrower shall not, and shall not permit any of the other Companies to, directly or indirectly:

                 (a) issue any additional shares of capital stock or beneficial interest (including treasury shares) or additional partnership interests (or options to acquire any such shares or partnership interests), whether now or hereafter authorized, other than (i) shares issued pursuant to the exercise of options outstanding as of January 28, 1993 (or extension(s), renewal(s) or replacement(s) thereof), (ii) shares issued pursuant to the exercise of options granted under or in connection with an employment agreement or other transaction permitted under Sections 6.10 (relating to transactions with Affiliates) or 6.15 (relating to certain employment and compensation matters), (iii) shares issued by a Subsidiary of SLT, the Realty Partnership, SLC or the Operating Partnership to that Subsidiary's parent entity and pledged, directly or indirectly and simultaneously with issuance, to the Collateral Agent, for the benefit of the Senior Lender, pursuant to the Security Documents and the Intercompany Security Documents, (iv) shares or Partnership Interests issued in connection with acquisitions of Assets permitted under Section 6.5, or (v) other shares (or other securities) of SLT, SLC, the Borrower or the Operating Partnership as long as the applicable provisions of paragraph (i) of Subsection 1.9(b) are complied with; or

                 (b) except as permitted in subsection 6.11(a) above, sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or beneficial interest of any of the Subsidiaries of SLC (or options to acquire any such shares), or any partnership interests held by any of the Companies, other than as contemplated by the Restructuring Plan and except for the pledge of such shares and interests to the Collateral Agent, for the benefit of the Senior Lender.

         6.12 Transactions with Affiliates. The Borrower shall not, and shall not permit any of the other Companies to, directly or indirectly, enter into any lease or other transaction, including any loan, advance, guarantee, credit accommodation, waiver of rights or amendments to existing transactions, transfers of assets, investments, distributions or similar transactions, with any Affiliate other than (a) has occurred pursuant to the Starwood Reorganization, (b) other transactions expressly described by the Restructuring Plan, including new Intercompany Leases, (c) employment and consulting agreements and other compensation arrangements permitted under Section 6.15,
(d) other transactions (other than agreements and arrangements permitted under Section 6.15) on fair and reasonable terms no less favorable to the Borrower or such other Company as would obtain in a comparable arm's-length transaction with an unrelated Person, and no more favorable to the Affiliate than the Affiliate would have received on commercially reasonable terms and conditions in the marketplace generally, and (e) payments pursuant to any engagement of any counsel, accountant or investment banker that is, or to any law, accounting or investment banking firm, a member, partner or shareholder of which is, directly or through a professional corporation, an Affiliate. In addition, the Borrower shall not, and shall not permit any of the other Companies to, directly or indirectly purchase or acquire or otherwise enter into any transaction to purchase or acquire the legal or beneficial interest in any Prior Mortgage Note (in lieu of satisfaction thereof), without the Senior Lender's prior written consent.

         6.13 Prohibition on Sale of Receivables. Except in connection with the sale of a Hotel Property in accordance with the provisions of Section 6.10 or a Hotel Property acquired in whole or in part with the proceeds of a Merrill Loan, the Borrower shall not, and shall not permit any of the other Companies to, sell, transfer, assign or otherwise dispose of with recourse or for less than the face value thereof any of the Companies' respective accounts receivable. However, nothing in this Section 6.13 shall prohibit the Borrower or any other Company from settling, compromising or similarly discounting accounts receivable in the ordinary course of such Company's business.

         6.14 Modification of Certain Documents, Agreements and Instruments. Except as otherwise provided for in the Restructuring Plan, the Borrower shall not, and shall not permit any of the other Companies to, amend that Company's declaration of trust, articles or certificate of incorporation, partnership agreement, by-laws or other organizational or similar charter document, as applicable, without the prior written consent of the Senior Lender, which consent shall not be unreasonably delayed or withheld.

         6.15 Employment and Compensation Matters. The Borrower shall not, and shall not permit any of the other Companies to, directly or indirectly, enter into any employment agreement, consulting agreement or other compensation arrangement with any officer, director or employee of the Borrower or of any of the other Companies, except for (i) agreements and arrangements terminable by the Company party thereto at will, and agreements and arrangements for a term, which, in either case must provide for not more than usual and customary compensation and employment benefits and (ii) that certain employment agreement between SLT and Mr. Lapin described in the Reorganization Proxy Statement.

         6.16 Cash and Cash Equivalents Held by Other Companies. The Borrower hereby covenants that on or before the Third Closing Date it shall deliver and deposit into the HIT Operating Account and the HIC Operating Account (or such other account in California where the Senior Lender has a Required Lien or an Intercompany Lien) funds in an aggregate amount equal to at least two (2) month's interest payments on the Loans calculated at the then current Stated Rate, and shall maintain aggregate minimum balances in such accounts until after all of the Obligations shall have been paid in full equal to at least two (2) months interest payments on the Loans calculated at the Stated Rate, as the same may increase or decrease from time to time (the "Minimum Aggregate Balances"). For purposes of the Cash Management Memorandum, the definitions of "Cash Threshold" and "Operating Cash Threshold" shall be as provided in this Agreement. The Borrower agrees that the Cash Management Memorandum shall be amended, within ninety (90) days after the Third Closing Date, to include in the Cash Management System the accounts of the Hotel Properties included in the Starwood Assets. Upon the Third Closing, the Borrower and the Senior Lender shall instruct the manager of the Cash Management System that on and after the Third Closing Date, such manager shall continue to manage the Cash Management System in accordance with the terms of the Cash Management Memorandum but that, notwithstanding any provisions of the Cash Management Memorandum, provided no Event of Default has occurred and is continuing, such manager shall no longer routinely apply any funds in the HIT Operating Account and the HIC Operating Account to payment of the Loans. In addition, the Borrower and the Senior Lender shall inform the manager of the Borrower's obligation to maintain the Minimum Aggregate Balances in the HIT Operating Account and the HIC Operating Account and shall instruct such manager to permit withdrawals or transfers from such accounts only to the extent of the excess over the Minimum Aggregate Balances until after a Responsible Officer of the Senior Lender shall have certified to such manager that all of the Obligations have been paid in full. Once the Borrower has performed its covenant set forth above to fund the Minimum Aggregate Balances in the HIT Operating Account and the HIC Operating Account, and so long as such Minimum Aggregate Balances are maintained, the Borrower shall be permitted to transfer, dispose of or invest all other funds in all accounts in the Cash Management System in any manner not inconsistent with the terms of this Agreement the Loan Documents or the Intercompany Loan Documents.

         6.17 Management Companies and Management Contracts. The Borrower shall not, and shall not permit any of the other Companies to, enter into any Management Contract other than with a Management Company and pursuant to a Management Contract (substantially in the form of Exhibit Y or another form reasonably acceptable to the Senior Lender) that has been approved by the Senior Lender, such approval not to be unreasonably withheld or delayed. However, the Senior Lender may withhold such consent in its sole and unfettered discretion if the Borrower shall not have delivered to the Senior Lender written acknowledgement of any proposed Management Company that the lien of the Management Contract is subordinate to all Liens granted under the Security Documents.

         6.18 Compliance with ERISA, etc. The Borrower shall make, and shall cause all other Companies to make, all payments or contributions to Plans required under the terms of such Plans and in accordance with applicable minimum funding requirements of ERISA and the Code. The Borrower shall cause all Plans sponsored by the Companies to be maintained in material compliance with ERISA and the Code. The Borrower shall not engage, and shall not permit or suffer any other Company, or any Person entitled to indemnification or reimbursement from the Borrower or any other Company in respect of such transaction to engage, in any "prohibited transaction" for which an exemption is not available. No Company will terminate, and each Company will use all reasonable efforts to prevent the PBGC from terminating, any Plan, and no Company shall withdraw from any multi-employer Plan, in each case in any manner which in the reasonable business judgment of the Borrower, is likely to result in a Material Adverse Change.

         6.19 No Additional Accounts. The Borrower shall not, and shall not permit any of the other Companies to, maintain any account at any financial institution other than the Cash Management Accounts, except accounts opened in connection with any Merrill Loan. However, any of the Companies shall be permitted to maintain one or more accounts into which Excluded Cash or Liquid Investments have been deposited, but only if such Company shall have, to the maximum extent permitted by any other party claiming an interest in the Excluded Cash or Liquid Investment, granted the Required Liens or the Intercompany Liens in such Company's interest in such Excluded Cash or Liquid Investment (except to the extent the same constitutes an Excluded Asset or an Excluded Intercompany Asset) and the Borrower shall take or assist the Collateral Agent in taking all steps necessary to perfect such Required Liens and Intercompany Liens.

                                   ARTICLE 7.

                              Financial Covenants

         The Borrower covenants and agrees that, during the term of the Loans, the Borrower shall perform each and all of the following covenants:

         7.1 Minimum Adjusted Net Worth. The Borrower shall not permit Adjusted Net Worth as at the last day of any fiscal quarter to be less than the sum of (a) $40,000,000, (b) 75% of the net proceeds of any equity contributed to the Borrower after the date hereof (other than equity contributed to the Borrower and used to acquire hotel assets within six months of contribution or which constitutes equity in contributed hotel assets both of which are governed by clause (c) following) and (c) 50% of the net equity book value of any hotel assets contributed to or acquired by Borrower after the Third Closing Date and prior to the Initial Termination Date or, if the Extension Option is exercised, the Extended Termination Date.

         7.2 Available Cash. The Borrower shall not permit the ratio of the Companies' Available Cash for any period of four (4) consecutive quarters of the Borrower ending on or after January 1, 1995 to the sum of Cash Interest for, and Capital Expenditures made, during such period to be less than 1.075 to 1.

         7.3 Illustrations. Schedule 7.3 constitutes a worksheet showing a calculation of Adjusted Net Worth and Available Cash.

                                   ARTICLE 8.

                               Defaults; Remedies

         8.1 Events of Default: Acceleration. If any of the following events (each an "Event of Default") shall occur:

                 (a) The Borrower shall default (and shall not cure such default within five (5) Business Days thereafter) more than twice in any period of twelve (12) months in the payment of principal of or interest on any Note, whether at maturity or at a date fixed for the payment of any installment or prepayment thereof or any Commitment Fee; or

                 (b) The Borrower shall default in the payment of any amount due under the Loan Documents or the Intercompany Loan Documents or any other amount due to the Senior Lender or the Collateral Agent from the Borrower hereunder or thereunder, and such default shall not have been remedied within three (3) Business Days after Senior Lender (or the Collateral Agent on its behalf) notifies the Borrower in writing of such default; or

                 (c) The Borrower shall default in the performance of or compliance with any term contained herein and such default shall not have been remedied within thirty (30) days after written notice of such default has been given to the Borrower by the Senior Lender (or the Collateral Agent on its behalf); or

                 (d) The Borrower or any of the other Companies that is a party to any of the other Loan Documents or any Intercompany Loan Documents shall default in the performance of or compliance with any term contained in any of the other Loan Documents or any Intercompany Loan Documents, and such default shall not have been remedied within (i) the period of grace, if any, specified therein or (ii) if no such period of grace is specified therein, thirty (30) days after written notice of such default has been given to the Borrower by the Senior Lender (or the Collateral Agent on its behalf).
However, such 30-day cure period shall only apply if such default is capable of cure; or

                 (e) Any representation or warranty made by the Borrower herein or in any other Loan Document or any Intercompany Loan Document shall have been false or incorrect in any material respect when made or deemed to have been made; or

                 (f) The Borrower or any of the other Companies shall default in any payment due on any Indebtedness (other than Indebtedness evidenced by Prior Mortgage Notes) in respect of borrowed money, any Capital Lease or the deferred purchase price of property or in the performance of or compliance with any other material term of any evidence of such Indebtedness, any such Capital Lease or any such deferred purchase price agreement or of any mortgage, indenture or other agreement relating thereto, and such default shall continue for more than the period of grace, if any, specified therein, or applicable thereto and shall not have been waived pursuant thereto, and the effect of such default is to permit the holder of such Indebtedness (including by action of such holder of such Indebtedness or a trustee or receiver for such holder) to cause such Indebtedness to become due prior to its stated maturity or the exercise of default remedies, but only if the Borrower or any of the other Companies shall have received any notice of default or has knowledge of such default; or

                 (g) Any holder of Indebtedness in respect of borrowed money, any lessor under any Capital Lease or the payee under any contract for the purchase of property (or any Person claiming under, by or through any such holder, lessor or payee) shall accelerate any payment of any obligation owing thereunder (or seek to exercise default remedies under or relating to such Indebtedness for borrowed money, Capital Lease or contract for purchase of property), but only if the amount of accelerated obligations and obligations as to which the exercise of default remedies has been sought in the aggregate exceeds $2,000,000. However, in calculating such $2,000,000 amount, the aggregate amount of all recourse claims for all Prior Mortgage Notes shall be included; or

                 (h) Any of the Companies shall discontinue its business (except pursuant to the Restructuring Plan) or shall make an assignment for the benefit of creditors, or shall fail generally to pay that Company's debts as such debts become due, or shall apply for or consent to the appointment of or taking possession by a trustee, receiver or liquidator (or other similar official) of or for such Company or any substantial part of the Assets of such Company, or shall file a petition or commence a case under the Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or any of the Companies shall take any corporate or trust action to dissolve or liquidate any of the Companies (except pursuant to the Restructuring Plan); or

                 (i) There shall be filed against any of the Companies an involuntary petition, or commenced against any of the Companies a case under the Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency or other similar law, which petition or case is not dismissed within sixty (60) days after such filing or commencement, or there shall be entered any decree appointing a trustee, receiver or liquidator (or other similar official) of or for any of the Companies or any substantial part of the Assets of any of the Companies and such decree is not dismissed within thirty (30) days after entry of the same; or

                 (j) A final judgment in an amount that, together with the amounts of all other outstanding final judgments against any of the Companies, if any, exceeds in the aggregate $2,000,000 (in each case net of any insurance proceeds or awards to be received in respect of the same) shall be rendered against any of the Companies and, within thirty (30) days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or, within thirty (30) days after the expiration of any such stay, such judgment shall not have been discharged, or any such judgment shall not be discharged forthwith upon the commencement of proceedings to foreclose any Lien that may attach as security therefor and before any of the Assets of any of the Companies shall have been seized in satisfaction thereof; or

                 (k) There shall occur any event or condition that results in a Material Adverse Change. However, it shall not be an Event of Default under this subsection 8.1(k) if such Material Adverse Change arose from the occurrence of an event of default described in subsections 18(b) or 18(d) of any of the Mortgages securing the Obligations, so long as the Collateral Agent has available the rights and remedies provided in the Security Documents and Intercompany Security Documents with respect to such an event of default; or

                 (l)      A Change of Control shall occur; or

                 (m) Any Gaming License of any of the Companies shall be terminated or suspended and such suspension shall not have been lifted within thirty (30) days after receipt by the Borrower or such other Company of notice of such suspension other than in connection a sale of Assets related to such Gaining License and permitted by the terms of this Agreement; or

                 (n) The Collateral Agent shall fail to have the Required Liens on any item of Collateral for the benefit of the Senior Lender or any Intercompany Lien shall be invalidated (unless such failure or invalidation results solely from action or inaction on the part of the Collateral Agent or any Senior Lender), and such failure or invalidation shall continue for fifteen
(15) or more days after written notice thereof from any Senior Lender or the Collateral Agent to the Borrower. However, it shall not be an Event of Default if the Collateral Agent shall not have a Required Lien in any Collateral Account (as defined in the Cash Management

Memorandum) or an Intercompany Lien in any Collateral Account shall be invalidated, if the Borrower has done or caused the other Companies to do all acts provided for or required by the Cash Management Memorandum; or

                 (o) The Borrower shall fail, or shall fail to cause any other Company or fail to require any Management Company, to comply with any transfer of any Cash or Cash Equivalents required by the Cash Management System, which failure to transfer has not been cured within two (2) Business Days after delivery of written notice to the Borrower by the Manager of the Cash Management System; or

                 (p) The Borrower shall fail to deliver the Daily Cash Worksheet for three (3) consecutive Business Days, which failure has not been cured by the delivery of all such delinquent Daily Cash Worksheets within three
(3) Business Days after delivery of written notice to the Borrower by manager under the Cash Management System; or

                 (q) The Borrower shall fail to deliver to the Collateral Agent a copy of any notice of default or notice of event of default given under any Prior Mortgage Note or loan or security document related thereto or any Ground Lease within five (5) Business Days after receipt of such notice by the Borrower; or

                 (r) The Borrower shall fail to timely perform the covenant set forth in Section 5.14;

then, if any Event of Default of the character described in subsections 8.1
(a), (b), (c), (d), (e), (f), (g), (j), (k), (l), (m) (n), (o), (p), (q) or (r)
shall occur, the Senior Lender may, by written notice to the Borrower, declare the principal of and accrued interest in respect of its Notes to be forthwith due and payable, whereupon the principal of and accrued interest in respect of such Notes shall become forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower. Upon the occurrence of an Event of Default of the character described in subsections 8.1(h) or 8.1(i), the principal of and accrued interest in respect of all the Notes shall become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower.

         8.2 Remedies on Default. In case any one or more Events of Default shall occur and be continuing, the Collateral Agent acting on behalf of the Senior Lender may proceed to protect, exercise and enforce its rights and remedies hereunder and under the other Loan Documents or Intercompany Loan Documents and any other rights and remedies provided by law or equity by an action at law, suit in equity or other appropriate judicial or non-judicial action, whether for the specific performance of any agreement contained herein or in any Note or other Loan Document or Intercompany Loan Document, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law. No course of dealing and no delay on the part of the Collateral Agent or the Senior Lender in exercising any right shall operate as a waiver thereof or otherwise prejudice the Senior Lender's rights. No right conferred hereby or by any Note or other Loan Document or Intercompany Loan Document upon the Senior Lender shall be exclusive of any other right referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

                                   ARTICLE 9.

                                     Setoff

         In addition to all rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuation of any Event of Default, Senior Lender and the Collateral Agent are hereby authorized by the Borrower at any time and from time to time, without prior notice to the Borrower or to any other Person (any such notice being hereby expressly waived) and without regard to the value of the Collateral, to set off and to apply any and all deposits (general, special, time or demand, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other Indebtedness to the Borrower at any time held or owing by such Senior Lender or the Collateral Agent against and on account of the Obligations (other than Obligations under the Environmental Indemnity) of the Borrower to such party applying the setoff.

                                  ARTICLE 10.

                           Expenses: Indemnification

         10.1 Expenses. The Borrower shall pay or cause to be paid, within 30 (thirty) days after the Senior Lender or the Collateral Agent on its behalf shall have so requested and the Borrower shall have received customary documentation evidencing such costs and expenses, the costs and expenses described in subsections (a) through (d) below (collectively, the "Senior Lender's Expenses"). However, the Borrower shall not be obligated to make payments of any expenses in connection with routine servicing of the Loans:

                 (a) reasonable and customary fees and disbursements of the respective counsel for each of the Senior Lender and the Collateral Agent, specifically including any local counsel retained by any such party, as well as the reasonable allocated costs of any in-house counsel of any of the foregoing, incurred after the Third Closing in connection with the negotiation, documentation, preparation and/or interpretation of this Agreement or any of the other Loan Documents and Intercompany Loan Documents, if any, (specifically including any amendments, consents or waivers hereafter requested by the Borrower);

                 (b) all recording and filing fees, transfer and document stamp and similar Taxes which may be payable after the Third Closing in respect of the execution, delivery or filing or recordation of any of the Loan Documents and Intercompany Loan Documents, if any, (specifically including any amendments, consents or waivers thereof); and

                 (c) all other reasonable and customary costs and expenses incurred by the Senior Lender or the Collateral Agent after the Third Closing in connection with the implementation of this Agreement and the other Loan Documents or Intercompany Loan Documents, if any, including costs and expenses reasonably incurred in connection with the non-routine administration (including the costs of Appraisals obtained at the Borrower's expense as provided in Section 5.12, if any) of any of the rights of the Senior Lender or the Collateral Agent under this Agreement or under any of the other Loan Documents, and Intercompany Loan Documents;

                 (d) all other reasonable and customary costs and expenses incurred by the Senior Lender or the Collateral Agent at any time in connection with the enforcement of any of the rights of the Senior Lender or the Collateral Agent under this Agreement or under any of the other Loan Documents in the event of any Event of Default;

         10.2    Indemnification.   The Borrower hereby indemnifies, defends
and holds harmless the Senior Lender and the Collateral Agent and any holder of any interest in the Notes, and the officers, directors, employees and agents of and counsel to the Senior Lender, the Collateral Agent and such holders (collectively, the "Indemnitees" and each individually, an "Indemnitee") from and against any and all liabilities, obligations, losses, damages, penalties, actions, causes of action, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel (including the allocated costs of in-house counsel of the Senior Lender or the Collateral Agent) for such Indemnitees in connection with any investigative, administrative or judicial action, suit or proceeding, whether or not such Indemnitee shall be designated a party thereto) that may be imposed on, incurred by or asserted against such Indemnitee, if and to the extent that the same arise from the transactions evidenced by the Loan Documents, the Intercompany Loan Documents, the Borrower's use or intended use of the proceeds of the Acquisition Loans, if any, the breach of any representation, warranty or covenant by any Company in any of the Loan Documents or any of the Intercompany Loan Documents, the consummation of the Starwood Reorganization or the Companies' consummation of the other transactions contemplated by this Agreement, including any matter relating to or arising out of the execution, delivery, filing or recordation of any of the Security Documents or the Intercompany Security Documents (collectively, the "Indemnified Liabilities"). However, (i) except as to the Indemnified Liabilities set forth in clause (iii) below, the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent the same arise from any breach of any agreement made by such Indemnitee under this Agreement or from the gross negligence or willful misconduct of any Indemnitee, (ii) the rights of any Indemnitee hereunder against the Borrower in respect of any act or omission of any of the Borrower or any of the other Companies shall not be limited as a consequence of any act or omission of any other Indemnitee, and (iii) the Indemnified Liabilities shall include without limitation any and all claims against any Indemnitee arising from the Third Closing and the execution and delivery of this Agreement and any other Loan Documents or Intercompany Loan Document executed pursuant hereto or thereto or in connection herewith or therewith, including any claim that the granting of the Required Liens and/or Intercompany Liens by the Borrower or any of the other Companies tortiously interferes with the right of any other Person. Each Indemnitee shall promptly notify, or cause to be notified, the Borrower of (i) each action, suit or proceeding involving an Indemnified Liability that is served on such

Indemnitee and (ii) each threatened action, suit or proceeding involving an Indemnified Liability of which the officer of such Indemnitee who is the named person for notices to be sent under the Loan Documents has written notice, but the failure to give prompt notice shall not adversely affect the indemnity rights granted to such Indemnitee herein except to the extent that the Borrower can establish that it has been prejudiced by such failure. If any investigative, judicial or administrative action, suit or proceeding arising from any of the foregoing is brought against any Indemnitee indemnified or intended to be indemnified pursuant to this Section 10.2, the Borrower, to the extent directed by the Indemnitees or intended Indemnitees, shall resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel designated by the Indemnitees (which counsel shall be reasonably satisfactory to the Borrower, whose approval shall not be unreasonably delayed or withheld). Each Indemnitee shall use its best efforts to cooperate in the defense of any such action, suit or proceeding, but solely at the cost of the Borrower. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 10.2 may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The obligations of the Borrower under this Section 10.2 shall survive the termination of this Agreement and the discharge of the other Obligations.

         10.3 Residual Indemnity Claims. Notwithstanding any provision in any Security Document or Intercompany Security Document requiring the trustee thereunder, the Collateral Agent (however designated) or the Senior Lender to release, cause to be released or consent to the release of any Required Lien or Intercompany Lien upon the payment in full in cash of the "Secured Obligations" as defined by such Security Document or Intercompany Security Document, the trustee, the Collateral Agent or the Senior Lender shall release, cause to be released or consent to the release of such Lien notwithstanding the fact that such Secured Obligations include continuing indemnification obligations at such time as all other Secured Obligations then due and payable in cash to the trustee, the Collateral Agent or any Senior Lender have been paid. However, if at that time indemnification is reasonably claimed by the Collateral Agent or the Senior Lender in accordance with the applicable indemnification provision or provisions of that Security Document or Intercompany Security Document and described in a written notice provided to the indemnifying Company in accordance with said indemnification provision or provisions, the trustee, the Collateral Agent or the Senior Lender may condition its or their release (or actions taken to cause, or consent to, such release) upon the delivery to the Collateral Agent of cash collateral (or other collateral acceptable to the Collateral Agent) in an amount (or, in the case of any noncash collateral, having a fair market value equal to 150% of the amount of the "Indemnified Liabilities" (as such term is defined in the applicable Security Document or Intercompany Security Document) for which indemnification has been claimed as aforesaid.

                                  ARTICLE 11.

                          Amendments and Waivers, etc.

         11.1 Waivers in Writing, etc. The failure of any of the parties hereto to insist upon the strict performance of any term, condition or other provision of this Agreement or any of the other Loan Documents or Intercompany Loan Documents or to exercise any right or remedy hereunder or thereunder shall not constitute a waiver by such party of any such term, condition or other provision or (as to the Borrower) any Default or Event of Default in connection therewith; and any waiver of any such term, condition or other provision or of any such Default or Event of Default shall not affect or alter this Agreement or any of the other Loan Documents or Intercompany Loan Documents, and each and every term, condition and other provision of this Agreement and the other Loan Documents and Intercompany Loan Documents shall, in such event, continue in full force and effect and shall be operative with respect to any other then existing or subsequent Default or Event of Default in connection therewith. No waiver by the Senior Lender shall be effective unless it is in writing, signed by the Senior Lender and delivered to the Borrower, and no waiver or approval by the Borrower shall be effective unless it is in writing, signed by the Borrower, and delivered to the Senior Lender. Similarly, no course of dealing or delay on the part of the Borrower in exercising any right or remedy to which the Borrower may be entitled as a result of any action or omission by the Senior Lender with respect to any Loan or otherwise in connection with this Agreement or any other Loan Document or Intercompany Loan Documents shall operate as a waiver of such right or otherwise prejudice the Borrower's rights.

                                  ARTICLE 12.

                   Nature of the Senior Lender's Obligations

         The obligations of the Senior Lender or, if at the relevant time there is more than one Senior Lender, the Senior Lenders and the Collateral Agent under this Agreement and each of the other Loan Documents owed to the Borrower or any of the Companies are several as if each such Senior Lender and the Collateral Agent were a party to a separate agreement with the Borrower or such Company. None of the Senior Lender or the Collateral Agent shall be jointly or severally liable to the Borrower or any of the other Companies for any act or omission of the Collateral Agent. To the extent that the Senior Lender or the Collateral Agent fails to perform any of its obligations under this Agreement or any of the other Loan Documents to the Borrower or any of the other Companies, then the Collateral Agent may, in its own sole and absolute discretion and without any obligation whatsoever to do so, perform the obligations that such Senior Lender or the Collateral Agent shall have so failed to have performed. However, under no circumstances shall any act by such party in curing or attempting to cure such failure be deemed to have caused such party to have assumed an obligation to do the same.

                                  ARTICLE 13.

                            Limitation of Liability

         The name "Starwood Lodging Trust" is a designation of SLT and its Trustees (as Trustees but not personally) under a Declaration of Trust dated August 25, 1969, as amended and restated as of June 6, 1988 and as further amended, and all Persons dealing with SLT shall look solely to SLT's Assets for the enforcement of any claims against SLT, as the Trustees, officers, agents and security holders of SLT, in such respective capacities, assume no personal obligations of SLT, and their respective individual Assets shall not be subject to the claims of any Person relating to such obligations by reason of such capacity. All Persons dealing with the Partnership shall look solely to their Assets and the Assets of their general partners for the enforcement of any claims against the Partnerships, as the limited partners in the Partnerships assume no personal obligations of the Partnerships and their respective individual Assets shall not be subject to the claims of any Person relating to such obligations.

         Nothing in this Article 13 shall limit or impair: (i) the validity or enforceability of any Intercompany Loan, Intercompany Lien or Intercompany Loan Document; (ii) the rights of the Collateral Agent, including in its capacity as Secured Party, granted in any Loan Document to enforce any rights or remedies relating to any Intercompany Loan, Intercompany Lien or Intercompany Loan Document; (iii) the rights of the Collateral Agent or the Senior Lender under any Subsidiary Guaranty or any Security Document or Intercompany Security Document securing any of the guarantor's obligations under any Subsidiary Guaranty; or (iv) any other right of the Collateral Agent or Senior Lender against any Company other than SLT.

                                  ARTICLE 14.

                                 Miscellaneous

         14.1 Notices, etc. All communications provided for herein shall be in writing delivered or mailed, as follows:

                 (a) If to the Senior Lender or the Collateral Agent, in accordance with Attachment I hereto, with a copy to:

                          Lawrence A. Swenson, Esq.
                          Thacher, Proffitt & Wood
                          Two World Trade Center
                          New York, New York 10048

         All communications required to be delivered to the Senior Lender hereunder or under any of the other Loan Documents or Intercompany Loan Documents and all other communications to the Senior Lender (unless pertaining solely to the Collateral) shall, unless otherwise expressly provided, be delivered in accordance with Attachment I hereto; and no such communication shall be effective as to Senior Lender unless a separate copy of such communication shall have been delivered to such Senior Lender.

                 (b)      If to SLT or Realty Partnership, to it at:

                          11845 West Olympic Blvd., Suite 550
                          Los Angeles, California 90064
                          Attention:  Jeffrey C. Lapin, President

                          with a copy to:

                          Laura A. Loftin, Esq.
                          Mitchell, Silberberg & Knupp
                          11377 West Olympic Boulevard, Suite 525
                          Los Angeles, California 90064

         The address of any party may be changed at any time and from time to time and shall be the most recent such address furnished in writing by such party to each other party.

         Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given hereunder to a Person specified on Attachment I shall be in writing, shall be addressed as specified thereon and may be delivered by hand or courier service or sent by telefacsimile, telecopied, telexed, or sent by courier service or United States mail, and shall be deemed to have been given (i) when delivered to the addressee by hand or by courier service, if delivered on a Business Day, or if delivered on a day other than a Business Day, on the next Business Day, or (ii) upon receipt of a telefacsimile or telex if received on a Business Day or, if received on a day other than a Business Day, on the next Business Day, or (iii) four (4) Business Days after deposit in the United States mail (registered or certified, with postage prepaid and properly addressed). For purposes hereof, the address of each Person named on Attachment I shall be as set forth below that Person's name on such Attachment unless and until notice of a change thereof is delivered as provided in this Section to each other Person named on such Attachment, whereupon notices shall be given to such other address.

         14.2    Extensions of Time:  Calculations. etc.

                 (a)      [OMITTED]

                 (b) Calculations. Calculations hereunder shall be made and financial data required hereby shall be prepared, both as to classification of items and as to amounts, in accordance with GAAP recognized as such by the American Institute of Certified Public Accountants in the opinions and pronouncements of the Accounting Principles Board and statements and pronouncements of the Financial Accounting Standards Board, which principles and practices shall be consistently applied and in conformity with those used in the preparation of the financial statements referred to herein. In addition, all such calculations and financial data shall be prepared in accordance with the American Hotel and Motel Association's Uniform System of Accounts for Hotels, as the same shall be in effect from time to time. If (i) any changes in accounting principles from those used in the preparation of the financial statements referred to in this Agreement are hereafter occasioned by the promulgation of rules, regulations, pronouncements, or opinions of, or required by, the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), or there shall occur any change in such Uniform System of Accounts for Hotels or in the Borrower's or any of the other Companies' fiscal or tax years and, as a result of any such change, there shall result a change in the method of calculating any of the financial covenants, negative covenants, standards, or other terms or conditions found in this Agreement, or (ii) the Borrower, for reasonable business purposes, shall desire to change such accounting principles or the application thereof (which change shall be consistent with accounting principles then in effect pursuant to rules, regulations, pronouncements or opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants and with such Uniform System of Accounts for Hotels) and such desired change would result in a change in the method of calculating any of the financial covenants, negative covenants, standard, or other terms and conditions found in this Agreement, then the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the financial condition of the Borrower and the other Companies shall be the same after such changes as if such changes had not been made.

         14.3 Successors and Assigns; Participations. This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the successors and assigns of Borrower and the Senior Lender; provided that Borrower may not sell, assign or transfer any interest in the Loan Documents and the Intercompany Loan Documents, or any portion thereof, including, without limitation, Borrower's rights, title, interests, remedies, powers and duties hereunder or thereunder. The Senior Lender may, subject to compliance with applicable law, sell, assign, transfer, or otherwise dispose of all or any part of the Senior Lender's rights and benefits under each of the Notes, the Loan Documents and the Intercompany Loan Documents in a Pass-Through Transaction or otherwise or grant participations in the Notes. In the case of an assignment by the Senior Lender, (i) the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would have if it were the original "Senior Lender" hereunder, (ii) the Senior Lender shall be relieved of all obligations hereunder upon any such assignment, and (iii) upon any such substitution of the Senior Lender, an "Assignment and Acceptance" shall be executed by the new Senior Lender. In the case of a participation sold by the Senior Lender in the Notes, each participating lender shall be entitled to receive all information received by the Senior Lender under this Agreement; provided that Borrower and Collateral Agent shall have received written notice of the address of each such participating lender. Notwithstanding anything in this Agreement to the contrary, after an assignment by the Senior Lender, the "Senior Lender" (prior to the assignment) shall continue to have the benefits of any rights or indemnifications contained herein that it had during the period such party was "Senior Lender" hereunder.

         Senior Lender and the Collateral Agent severally agree to use their best efforts to maintain the confidentiality of the information obtained by such Senior Lender or its agents, except when required to disclose such information (i) for regulatory purposes; (ii) pursuant to legal process; (iii) to its attorneys, accountants and auditors; (iv) for the purpose of selling participations or interests in the Loans in accordance with the provisions of this Section 14.3; or (v) as necessary for the enforcement of the Senior Lender's or the Collateral Agent's rights hereunder. Notwithstanding the foregoing sentence concerning confidentiality, the Borrower and the other Companies (i) shall cooperate fully with the Senior Lender, any prospective assignee or participant, any Rating Agency or any party to any agreement executed in connection any sale of participations or other interests in the Loans with respect to all reasonable requests and due diligence procedures and to use their best efforts to facilitate such sale; and (ii) shall deliver, at their reasonable expense, for inclusion in any prospectus, private placement memorandum or other offering material or disclosure document such written information regarding the Borrower or any of the other Companies and their financial condition as shall be reasonably requested by the Senior Lender. All fees of Rating Agencies and all other costs and expenses in connection with any sale of participations or other interests in the Loans shall be paid by the Senior Lender.

         14.4 Counterparts, etc. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart hereof by telecopier shall be equally effective as delivery of an executed counterpart by hand, courier service or United States mail. Any party delivering an executed counterpart by telecopier shall thereafter also promptly deliver an executed counterpart by hand, courier service or United States mail, but the failure to deliver an executed counterpart by one of such other means shall not affect the validity, enforceability and binding effect of this Agreement.

         14.5 Entire Agreement. etc. This Agreement (a) constitutes the entire agreement between or among the parties hereto relating to the subject matter hereof, (b) shall supersede and take the place of all negotiations, drafts, instruments, and written or oral communications purporting to be an agreement of the parties hereto relating to the subject matter hereof, and (c) is intended by each of the parties hereto to be the complete statement of the terms and conditions, and the final expression, of their agreement relating to the subject matter hereof. The terms and conditions of Attachment I hereto and of the Schedules and Exhibits referenced herein are incorporated herein and shall be deemed to be a part hereof, whether or not such documents are actually attached to this Agreement or constitute separate documents.

         14.6 Construction of this Agreement. The following principles shall apply to the construction of this Agreement:

                 (a) This Agreement shall not be construed in favor of one party rather than the other(s) based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Agreement.

                 (b) The headings contained herein are included for convenience of reference only and shall not affect the meaning or interpretation of this Agreement. Each parenthetical description of a Section, subsection, paragraph or subparagraph being referred to by cross-reference is included for convenience of reference only and is not intended to limit the substance of any such Section, subsection, paragraph or subparagraph being so referred to by cross-reference or to affect the meaning or interpretation of this Agreement.

                 (c) No course of dealing, course of performance, trade usage or parol evidence of any nature shall be used to supplement or modify any term or condition of this Agreement.

                 (d) Unless the context clearly requires otherwise, the words "hereof", "herein", "hereby", "hereunder" and other similar terms used in this Agreement refer to this Agreement as a whole and not exclusively to any particular provision of this Agreement.

                 (e) Article, Section, subsection, Exhibit and Schedule references are to this Agreement unless otherwise specified.

                 (f) Any reference in this Agreement to any of the following documents includes any and all alterations, amendments, extensions, modifications, renewals or supplements thereto or thereof, as applicable: this Agreement; the other Loan Documents and Intercompany Loan Documents; the Intercompany Notes; and the Mortgage Notes.

                 (g) Any reference in this Agreement to the "knowledge" of any Person thereof shall mean such Person's actual, current knowledge, and shall further mean (A) in the case of each of SLT, SLC and each of their respective Subsidiaries, the actual, current knowledge of any of the Responsible Officers of that Company, (B) in the case of the Realty Partnership, the actual, current knowledge of any Responsible Officer of SLT, and (C) in the case of the Operating Partnership, the actual, current knowledge of any Responsible Officer of SLC. References herein to the foresight, contemplation, reasonable business judgment and the like of the Companies shall mean the foresight, contemplation, judgment or the like of such Companies' respective principal executive officers.

                 (h) The Senior Lender shall have the right to require such changes to the terms of the definitive documents the forms of which constitute Exhibits to this Agreement (and all exhibits and schedules thereto) as may be necessary (A) to implement or effectuate the provisions of this Agreement or the Loan Documents (or to more fully perfect or renew the Borrower's rights under the Intercompany Loan Documents), including such changes as may be necessary to insure the effectiveness, perfection or priority of such documents under the laws of each of the Relevant States (as defined in the applicable Security Documents), or (B) to reflect the fact that the Starwood Reorganization was not contemplated by the Restructuring Plan as originally delivered to the Senior Lender, or other changes from time to time after the First Closing in the corporate or operational structure of or among the Companies; (ii) the Security Documents and Intercompany Security Documents executed on any Pledge Date, as may be necessary based on the review of the Starwood Assets conducted by the Senior Lender and/or the Collateral Agent prior to any Pledge Date to insure the effectiveness, perfection and priority of the Required Liens in the Starwood Realty Assets and the Required Liens and Intercompany Liens in the Starwood Operating Assets granted to the Collateral Agent, for the benefit of the Senior Lender, as of any Pledge Date; and (iii) as to the form of opinion letter attached hereto as Exhibit C, as may be necessary to reflect (A) changes necessitated by any changes made to the Loan Documents pursuant to either of the preceding subparagraphs (i) or (ii) of this subsection 14.6(h), (B) differences in the laws among the Relevant States or changes from time to time after the Third Closing in the law of any Relevant State, or (C) changes from time to time after the Third Closing in the corporate or operational structure of or among the Companies.

                 (i) The word "including", as used in this Agreement, shall be construed as "including without limitation".

                 (j) Any notice, certificate or other document (including any financial statement or other document containing financial information) required by the terms of this Agreement to be executed by a Responsible Officer or another officer of any of the Companies shall be executed by such officer in his or her capacity as such, solely on behalf of such Company and not in his or her individual capacity.

                 (k) The words "ordinary course of business" to the extent used in this Agreement with respect to any Company or Companies without further modification, shall be construed as "ordinary course of business as heretofore conducted or as conducted or proposed to be conducted pursuant to the Restructuring Plan".

                 (l) Except as otherwise provided in Sections 1.13 (relating to the payment of certain amounts upon reductions of certain returns on capital) and 1.14 (relating to certain additional costs), the words "rule" and "regulation" shall include only such rules and regulations compliance with which is required by applicable law.

                 (m) Time is of the essence of each provision of this Agreement and all of the Loan Documents and Intercompany Loan Documents.

                 (n) For purposes of this Agreement, Indebtedness with respect to which payments of principal and interest are non-recourse shall not be construed as recourse indebtedness solely by reason of such Indebtedness being subject to standard and customary recourse exceptions such as fraud, waste, misappropriations or environmental matters.

         14.7 Severability. If any provision or provisions, or if any portion of any provision or provisions, contained in this Agreement is or are found by a court of competent jurisdiction to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare any such portion, provision or provisions of this Agreement to be illegal, invalid, unlawful, void or unenforceable as written or applied, then it is the intent of the parties hereto (i) that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, including by virtue of any suspension or stay of such ruling pending appeal or other judicial review, by virtue of any reversal of such decision by a higher court or by reducing the amount or degree of any obligation or waiver which is unenforceably excessive by the minimum amount in order to make the same enforceable, (ii) that the remainder of this Agreement shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were either not contained therein or not applied in such a manner as to be so unenforceable and (iii) that the rights, obligations and interests of the parties hereto under the remainder of this Agreement (including such portion, provision or provisions as otherwise applied) shall continue in full force and effect.

         14.8 No Third-Party Beneficiaries. The provisions of this Agreement are solely for the purpose, and shall have the sole effect, of defining the relative rights and obligations of the parties hereto and may not be relied upon or enforced by any Person not a party hereto; no Person shall have third-party beneficiary rights hereunder. The Borrower hereby expressly acknowledges that the provisions of any Intercreditor Agreement are solely for the purpose, and shall have the sole effect, of defining the relative rights and obligations of the Senior Lender and the Collateral Agent and may not be relied upon or enforced by any Person not a party thereto (including the Borrower and the other Companies) and that no Person (including the Borrower and the other Companies) shall have third-party beneficiary rights thereunder. The Borrower hereby acknowledges and agrees that the Collateral Agent in taking or refraining from taking any action under this Agreement or any of the other Loan Documents shall act or refrain from acting on the instructions of such requisite number or percentage of the Senior Lenders (if at the relevant time there is more than one Senior Lender), as any Intercreditor Agreement may require and the Borrower shall have no obligation or right to inquire as to the authority of the Collateral Agent in taking or refraining from taking any such action. The Borrower further acknowledges and agrees that any reference in this Agreement or any of the other Loan Documents to the discretion, judgment or the like of the Collateral Agent shall mean the collective discretion, judgment or the like of such requisite number or percentage of the Senior Lenders as any Intercreditor Agreement may require and that whenever in any of the Loan Documents or Intercompany Loan Documents any standard of reasonableness is applied to the discretion, judgment or the like of the Collateral Agent, such standard shall be met if such collective discretion, judgment or the like meets such standard.

         14.9    Choice of Law and Waiver of Jury Trial.

                 (a)      Choice of Law.   THE VALIDITY OF THIS AGREEMENT, ITS
CONSTRUCTION, INTERPRETATION AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO, SHALL BE DETERMINED UNDER, GOVERNED BY, AND

CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW.

                 (b) Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY ACTION, CAUSE OF ACTION, CLAIM, DEMAND OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT OR IN ANY WAY CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE DEALINGS OF THE PARTIES WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY AGREES THAT ANY SUCH ACTION, CAUSE OF ACTION, CLAIM, DEMAND OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OF THIS SECTION WITH ANY COURT OR OTHER TRIBUNAL AS EVIDENCE OF THE CONSENT OF ANY OTHER PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

         14.10 Exhibits and Schedules. The Exhibits and Schedules referred to herein are those exhibits and schedules (i) attached to the Prior Credit Agreement (which Exhibits shall remain effective notwithstanding the fact that this Agreement amends and restates the Prior Credit Agreement), (ii) attached to this Agreement, which Exhibits and Schedules either have been, are being or will be delivered by the parties prior to, concurrently with or after the execution and delivery of this Agreement; and (iii) the Senior Lender in its reasonable discretion may correct errors in the determination of Aggregate Asset Value, and the Senior Lender may amend the allocated Loan amounts on
Schedule 1.9 and the Minimum Release Prices subject to the constraints of this Agreement. The Senior Lender shall give prompt written notice to the Borrower of any such corrections or amendments accompanied by a full restatement of the affected schedule; provided, however, that the initial schedules as to Aggregate Asset Value, Minimum Release Prices and allocated loan amounts shall control notwithstanding the constraints in this Agreement, including Section 6.10.

         14.11 Cross References. The Loan Documents, Intercompany Loan Documents, Security Documents and Intercompany Security Documents contain references to specific provisions of the Prior Credit Agreement and any subsequent modified, amended or restated versions thereof. Any such reference shall be deemed to be a reference to a corresponding provision of this Amended and Restated Credit Agreement as provided on Schedule 14.11.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a sealed instrument as of the date first above written.

 STARWOOD LODGING TRUST                            SLT REALTY PARTNERSHIP

                                                   By:   Starwood Lodging Trust,
 By:                                                     its general partner
     --------------------------------
     Jeffrey C. Lapin

                                                         By:
                                                            --------------------
                                                            Jeffrey C. Lapin
                                                            President


                                                   MERRILL LYNCH MORTGAGE
                                                   CAPITAL INC.


                                                   By:
                                                      --------------------------
                                                      Name:
                                                      Title:


                                                   BANKERS TRUST COMPANY, as
                                                   Collateral Agent


                                                   By:
                                                      --------------------------
                                                      Name:
                                                      Title: